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ABOUT THIS PROSPECTUS

Subject to completion, dated February 7, 2005

As filed pursuant to Rule 424(b)(2)
Registration No. 333-113757

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 30, 2004)

This prospectus supplement and the related prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

2,000,000 Equity Units
(Initially Consisting of 2,000,000 Corporate Units)
Southern Union Company
    % Equity Units

        Each Equity Unit will have a stated amount of $50 and will consist of a purchase contract issued by us and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our senior notes due February 16, 2010, which we refer to as a Corporate Unit.

  •
  The purchase contract will obligate you to purchase from us, no later than February 16, 2008, for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

  •
  if the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to February 16, 2008 equals or exceeds $            ,            shares of our common stock;

  •
  if the average closing price of our common stock over the same period is less than $            but greater than $            , a number of shares of our common stock having a value, based on the average closing price, equal to $50; and

  •
  if the average closing price of our common stock over the same period is less than or equal to $            ,            shares of our common stock.

  •
  We will also pay you quarterly contract adjustment payments at a rate of            % per year of the stated amount of $50 per Equity Unit, or $            per year, subject to our right to defer contract adjustment payments, as described in this prospectus supplement.

  •
  The senior notes will initially bear interest at a rate of            % per year, payable, initially, quarterly. The senior notes will be remarketed as described in this prospectus supplement. Following a successful remarketing, the interest rate on the senior notes will be reset and interest will become payable semi-annually.

  •
  If there is a successful remarketing on or prior to the ninth business day immediately preceding February 16, 2008, or if a tax event redemption described in this prospectus supplement occurs prior to February 16, 2008, the senior notes comprising a part of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

  •
  You can create Treasury Units from Corporate Units by substituting Treasury securities for the senior notes or the applicable ownership interests in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting senior notes or the applicable ownership interests in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

  •
  Your ownership interest in a senior note or, if substituted for the ownership interest in a senior note, the Treasury securities or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

  •
  The Corporate Units will initially be sold by the underwriters in minimum increments of 20 units.

        We have sold, by means of a separate prospectus supplement, 14,913,042 shares of our common stock, subject to customary closing conditions. Neither offering is contingent upon the other.

        We have applied to list the Corporate Units on the New York Stock Exchange under the symbol "SUG PrD". Our common stock is traded on the New York Stock Exchange under the symbol "SUG." The last reported sale price of our common stock on February 4, 2005 was $24.15 per share.

        Investing in the Equity Units involves risks. See "Risk Factors" beginning on page S-22 of this prospectus supplement.

	Per Corporate Unit		Total
Public offering price		$50.00		$100,000,000
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to Southern Union	$		$

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Corporate Units will be ready for delivery in book-entry form only through The Depository Trust Company on or about February     , 2005.

Joint Book-Running Managers

Merrill Lynch & Co.	JPMorgan

The date of this prospectus supplement is February     , 2005.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of the document in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates. The information contained in or incorporated by reference into this prospectus supplement updates and supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus and any earlier filed document.

TABLE OF CONTENTS

Prospectus Supplement
About this Prospectus
Summary
Risk Factors
Forward-Looking Statements
Common Stock Offering
Use of Proceeds
Price Range of Common Stock and Dividends
Capitalization
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Southern Union Company and Subsidiaries Unaudited Pro Forma Consolidated Condensed Financial Statements
CCE Holdings' Acquisition of CrossCountry
Business
Accounting Treatment
Description of the Equity Units
Description of the Purchase Contracts
Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement
Description of the Senior Notes
United States Federal Income Tax Consequences
ERISA Considerations
Underwriting
Legal Matters
Experts
Incorporation by Reference
Prospectus
About this Prospectus
Forward-Looking Statements
Where You Can Find More Information
Incorporation by Reference
Southern Union Company
The Trusts
Use of Proceeds
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
Description of Securities
Description of Debt Securities
Description of Southern Union's Common Stock and Preferred Stock
Southern Union Common Stock
Southern Union Preferred Stock
Description of Warrants
Description of Securities Purchase Contracts and Securities Purchase Units
Description of Depository Shares
Description of Trust Preferred Securities
Description of the Trust Guarantees
Description of Subordinated Debt Securities
Description of Global Securities
Experts
Validity of the Securities and the Guarantees
Plan of Distribution of Southern Union Company and the Trusts
Plan of Distribution of Selling Stockholder

i

ABOUT THIS PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into that prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, including securities other than those that we are offering in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Incorporation by Reference" in this prospectus supplement and in "Where You Can Find More Information" in the accompanying prospectus.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in those documents where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "Southern Union Company," "Southern Union," "SUG," "we," "us," "our" or similar terms are to Southern Union Company. References to "Panhandle" refer to our indirect wholly-owned subsidiary Panhandle Eastern Pipe Line Company, LP and its subsidiaries. References to "CCE Holdings" refer to CCE Holdings, LLC, which is the entity that acquired 100% of the equity interests of CrossCountry Energy, LLC ("CrossCountry") from Enron Corp. ("Enron") and its subsidiaries, and in which we hold a 50% interest through our wholly-owned subsidiary CCE Acquisition LLC ("CCE Acquisition").

ii

SUMMARY

        The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in or incorporated by reference into the prospectus to which it relates. This summary highlights selected information from the prospectus supplement and the accompanying prospectus. You should also review "Risk Factors" beginning on page S-22 to determine whether an investment in the Equity Units is appropriate for you.

Southern Union Company

        We own and operate assets in the regulated natural gas industry that are primarily engaged in the transportation, storage and distribution of natural gas in the United States. Our interstate natural gas transportation and storage operations through which we deliver natural gas to several major markets in the United States are conducted through Panhandle, our indirect wholly-owned subsidiary, and CCE Holdings, an entity in which we own a 50% interest. Our distribution operations are conducted through three divisions servicing Missouri, Pennsylvania and New England. Our transportation and storage operations are regulated by the Federal Energy Regulatory Commission ("FERC") and our distribution operations are regulated by their respective state public utility commissions.

        CCE Holdings is owned 50% by us, 30% by EFS-PA, LLC ("EFS-PA"), a wholly-owned subsidiary of General Electric Commercial Finance Energy Financial Services ("GE") and 20% by other institutional investors. On November 17, 2004, CCE Holdings acquired 100% of the equity interests of CrossCountry from Enron and its subsidiaries for a purchase price of approximately $2.45 billion in cash, including certain consolidated debt. Also on that date, CCE Holdings divested its interests in Northern Plains Natural Gas Company, LLC ("Northern Plains") and NBP Services, LLC to ONEOK, Inc. for $175 million in cash. Following these transactions, CrossCountry now owns 100% of Transwestern Pipeline Company, LLC ("TWP") and 50% of the stock of Citrus Corp. ("Citrus"), which in turn owns 100% of Florida Gas Transmission Company ("FGT"). An affiliate of El Paso Corporation owns the remaining 50% interest in Citrus. For a further discussion of CCE Holdings' acquisition of CrossCountry, see "CCE Holdings' Acquisition of CrossCountry."

        On a combined basis, the interstate pipelines within our natural gas transportation and storage operations segment were involved in the transportation of over 12% of natural gas volumes consumed in the U.S. in 2003. These operations include:

  •
  CrossCountry, through TWP and FGT, operates a natural gas pipeline network consisting of more than 7,400 miles of pipeline with the capacity to transport approximately 4.1 billion cubic feet of natural gas per day ("Bcf/d"). TWP owns and operates an interstate natural gas pipeline system that accesses natural gas supply from the San Juan basin, western Texas and mid-continent producing areas, and transports these volumes to markets in California, the Southwest and the key trading hubs in western Texas. FGT is one of the principal transporters of natural gas to the Florida energy market, delivering over 90% of the natural gas consumed in the state through a pipeline system that connects the natural gas supply basins of the Texas and Louisiana Gulf Coasts and the Gulf of Mexico to Florida. CCE Holdings acquired its 50% ownership interest of CrossCountry in November 2004.

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  Panhandle and its subsidiaries own and operate a natural gas pipeline network consisting of more than 10,000 miles of pipeline with the capacity to transport approximately 5.4 Bcf/d from the Gulf of Mexico, South Texas and Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes regions. We acquired Panhandle in June 2003.

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  Panhandle also owns Trunkline LNG Company, LLC ("Trunkline LNG"), a liquefied natural gas ("LNG") import terminal, located on Louisiana's Gulf Coast, which is one of the largest operating LNG regasification facilities in North America based on a current send-out capacity of

    630 million cubic feet of natural gas per day ("MMcf/d"). This facility imported 47% of total U.S. LNG imports in 2003. Panhandle is currently expanding this facility to a total send-out capacity of 1.8 Bcf/d which will be supported by 9.0 Bcf of storage. This expansion is expected to be completed in 2006. Both the existing capacity as well as the expansion capacity of this facility are fully contracted to the BG Group through 2023 under a tolling agreement.

        Our local natural gas distribution operations are conducted through our three regulated utility divisions:

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  Missouri Gas Energy, headquartered in Kansas City, Missouri, serves approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett), and owns 8,074 miles of mains, 5,022 miles of service lines and 47 miles of transmission lines;

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  New England Gas Company, headquartered in Providence, Rhode Island, serves approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts), and owns 3,655 miles of mains and 3,068 miles of service lines; and

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  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serves approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport), and owns 2,514 miles of mains, 1,515 miles of service lines and 29 miles of transmission lines.

Strategy

        Our strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of our strategy include:

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  Effectively managing our substantial base of energy infrastructure assets. We will continue to focus on increasing utilization and cost savings while making prudent capital expenditures across our base of interstate transmission assets. Since our acquisition of Panhandle and CCE Holdings' acquisition of CrossCountry, we have been successful in reducing costs while integrating back-office and support functions with that of our local natural gas distribution operations. Further, we will continue to focus each of our gas distribution operations on meeting their allowable rates of return by managing operating costs and capital spending, without sacrificing customer safety or quality of service. When appropriate, we will continue to seek rate increases within our interstate transmission and gas distribution operations.

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  Strengthening our balance sheet while maintaining an investment grade rating and credit profile. We will continue to pursue opportunities to enhance our credit profile through further diversification of regulated cash flow and earnings sources and reduce our ratio of total debt to total capitalization over time in order to strengthen our balance sheet and financial flexibility. In this regard, our acquisition of Panhandle in June 2003 and CCE Holdings' acquisition of CrossCountry in November 2004 diversified our regulated cash flow and earnings sources. In addition, completion of this offering (together with the offering of shares of our common stock that immediately preceded this offering) will reduce our indebtedness and enhance our financial strength.

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  Expanding through development of our existing businesses. To complement the organic growth of our existing operations, we will continue to pursue growth opportunities through the expansion of our existing asset base. Identified opportunities include our current and planned expansion of Panhandle's LNG facility, the construction of laterals to transport the additional capacity created by such expansion, TWP's current expansion of its San Juan lateral, and FGT's proposed Phase VII expansion.

  •
  Selectively acquiring regulated businesses within the natural gas industry. Our strategy for long-term growth includes acquiring regulated assets that will position us favorably in the evolving North American natural gas markets. Consistent with our acquisition of Panhandle and CCE Holdings' acquisition of CrossCountry, we will continue to evaluate opportunities within the regulated energy sector that will optimize stockholder value. As part of that evaluation, we seek to balance our ability to integrate newly acquired assets with our ability to maintain an investment grade rating while providing growth in earnings and cash flow.

        Our corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where our telephone number is (570) 820-2400. Our website address is www.southernunionco.com. Information contained on our website does not form part of this prospectus supplement.

Summary Historical Consolidated Financial Data of
Southern Union Company

        The historical consolidated financial information as of June 30, 2004 and 2003 and for each of the three years ended June 30, 2004 set forth below has been derived from our audited consolidated financial statements and the related notes. The historical consolidated financial information as of and for the three months ended September 30, 2004 and 2003 set forth below has been derived from our unaudited consolidated financial statements and the related notes. The results of operations for the interim periods are not indicative of the results that may be expected for the entire year. You should read the information in this table together with our financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our unaudited pro forma consolidated condensed financial statements included elsewhere in this prospectus supplement.

	Three months ended September 30,		Year ended June 30,
	2004	2003	2004	2003	2002
	(in millions, except share and per share data)
Consolidated statements of operations data:
Operating revenues	$234	$231	$1,800	$1,188	$981
Cost of gas and other energy	(65)	(58)	(865)	(725)	(573)
Revenue-related taxes	(4)	(4)	(45)	(40)	(34)

Net operating revenues, excluding depreciation and amortization	165	169	890	423	374
Operating expenses	(146)	(145)	(585)	(281)	(283)

Operating income	19	24	305	142	91
Other expenses, net	(30)	(30)	(122)	(74)	(86)

Earnings from continuing operations before income taxes	(11)	(6)	183	68	5
Federal and state income taxes (benefit)	(4)	(2)	69	24	3

Net earnings (loss) from continuing operations	(7)	(4)	114	44	2
Net earnings from discontinued operations	—	—	—	32	18

Net earnings (loss)	(7)	(4)	114	76	20

Preferred stock dividends	(4)	—	(13)	—	—

Net earnings (loss) available for (applicable to) common shareholders	$(11)	$(4)	$101	$76	$20

Net earnings (loss) available for (applicable to) common shareholders from continuing operations per diluted share	$(.15)	$(.05)	$1.30	$.70	$.02
Net earnings (loss) available for (applicable to) common shareholders per diluted share	$(.15)	$(.05)	$1.30	$1.22	$.31
Weighted average diluted shares outstanding (000's)	79,044	75,326	77,695	62,523	62,597

	As of September 30,		As of June 30,
	2004	2003	2004	2003
	(in millions)
Consolidated balance sheet data:
Total current assets	$517	$522	$456	$532
Net property, plant and equipment	3,258	3,151	3,208	3,145
Goodwill, net	641	643	641	643
Investments and other assets	271	267	267	271

Total assets	$4,687	$4,583	$4,572	$4,591

Total debt and capital lease obligations	$2,357	$2,732	$2,276	$2,698
Total stockholders' equity	1,338	918	1,262	920

Total capitalization, including short-term debt	$3,695	$3,650	$3,538	$3,618

Summary Historical Financial Data of
Transwestern Pipeline Company

        The historical financial information as of and for the year ended December 31, 2003 was derived from TWP's audited financial statements and the related notes. The historical financial information as of and for the nine months ended September 30, 2004 was derived from TWP's unaudited financial statements and the related notes. The results of the interim period are not indicative of the results that may be expected for the entire year. You should read the information in this table together with TWP's financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine months ended September 30,
			Year ended December 31, 2003
	2004	2003
	(in millions)
Statement of Operations Data:
Operating revenues	$160	$149	$200
Operating expenses	72	74	100

Operating income	88	75	100
Other expense	(17)	(30)	(36)

Earnings before income taxes	71	45	64
Income taxes	28	18	25

Net income	$43	$27	$39

Balance Sheet Data:
Total current assets	$54		$52
Net property, plant and equipment	966		929
Other assets	79		115

Total assets	$1,099		$1,096

Total debt	414		461
Total common stockholder's equity	639		596

Total capitalization, including short-term debt	$1,053		$1,057

Summary Historical Financial Data of
Citrus Corp. and Subsidiaries

        The historical financial information as of and for the year ended December 31, 2003 was derived from Citrus' audited financial statements and the related notes. The historical financial information as of and for the nine months ended September 30, 2004 was derived from Citrus' unaudited financial statements and the related notes. The results of the interim period are not indicative of the results that may be expected for the entire year. You should read the information in this table together with Citrus' financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine months ended September 30,
			Year ended December 31, 2003
	2004	2003
	(in millions)
Statement of Operations Data:
Operating revenues	$395	$424	$546
Operating expenses	186	231	308

Operating income	209	193	238
Other expense	(58)	(98)	(113)

Earnings before income taxes	151	95	125
Income taxes	58	37	49

Net income	$93	$58	$76

Balance Sheet Data:
Total current assets	$324		$187
Net property, plant and equipment	2,968		2,987
Other assets	147		176

Total assets	$3,439		$3,350

Total debt	1,159		1,165
Total common stockholder's equity	1,390		1,296

Total capitalization, including short-term debt	$2,549		$2,461

THE OFFERING

What are Equity Units?

        Equity Units may be either Corporate Units or Treasury Units as described below. The Equity Units offered will initially consist of 2,000,000 Corporate Units, each with a stated amount of $50. You can create Treasury Units from the Corporate Units in the manner described below under "How Can I Create Treasury Units from Corporate Units?"

What are the components of a Corporate Unit?

        Each Corporate Unit consists of a purchase contract and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our senior notes due February 16, 2010, which we call the applicable ownership interest in senior notes. The senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in certain limited circumstances. The applicable ownership interest in senior notes underlying a Corporate Unit is owned by you, but it initially will be pledged to us to secure your obligation under the related purchase contract. If the senior notes are successfully remarketed on or prior to the ninth business day immediately preceding February 16, 2008, or if a tax event redemption occurs prior to February 16, 2008, in each case as described in this prospectus supplement, the senior notes underlying the Corporate Units will be replaced by the Treasury portfolio described below under "What is the Treasury Portfolio?" and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

        Each purchase contract underlying an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on February 16, 2008, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase Contracts—Anti-Dilution Adjustments," as follows:

  •
  if the applicable market value of our common stock is equal to or greater than $            , which we refer to as the threshold appreciation price, the settlement rate will be            shares of our common stock;

  •
  if the applicable market value of our common stock is less than the threshold appreciation price but greater than $            , which we refer to as the reference price, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value; and

  •
  if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be            shares of our common stock.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments. The reference price represents approximately a    % discount to the reported last sale price of our common stock on the New York Stock Exchange on February     , 2005. The threshold appreciation price represents a    % appreciation over the reference price.

Can I settle the purchase contract early?

        You can settle a purchase contract for cash prior to the purchase contract settlement date, subject to certain exceptions described under "Description of the Purchase Contracts—Early Settlement." If a

purchase contract is settled early, the number of shares of our common stock to be issued per purchase contract will be the stated amount of $50 divided by the threshold appreciation price, initially             shares. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that merger.

        Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our best efforts to have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled.

What is a Treasury Unit?

        A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/20, or 5%, undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on February 15, 2008 (CUSIP No. 912833CT5), which we refer to as a Treasury security. The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

        Subject to the last sentence of this paragraph, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, each holder of Corporate Units will have the right, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the underlying senior notes held by the collateral agent Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes underlying the Corporate Units with respect to which substitution is being made. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. The ability of holders of Corporate Units to create Treasury Units will be subject to the limitation that holders may not create Treasury Units during any period commencing on and including the business day preceding any three-day remarketing period as described below under "—What is remarketing?" and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date during that three-day remarketing period.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units as a result of either a successful remarketing of the senior notes or a tax event redemption, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interests in the Treasury portfolio underlying the Corporate Units held by the collateral agent, but holders of Corporate Units can only make this substitution in integral multiples of                        Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date).

        Each of these substitutions will create Treasury Units, and the senior notes underlying the applicable ownership interests in senior notes or applicable ownership interests in the Treasury portfolio will be released to the holder and be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

        Subject to the last sentence of this paragraph, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. The ability of holders of Treasury Units to recreate Corporate Units will be subject to the limitation that holders may not recreate Corporate Units during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date during that three-day remarketing period.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units as a result of either a successful remarketing of the senior notes or a tax event redemption, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities underlying the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of             Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date). Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

        Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the senior notes, equivalent to the rate of            % per year on the applicable ownership interests in senior notes (or distributions on the applicable ownership interests in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of            % per year on the stated amount of $50 per Corporate Unit, subject to our right to defer the contract adjustment payments as described below.

        If interest on the senior notes is reset on a reset effective date that is not a scheduled interest payment date, the collateral agent will receive on behalf of holders of Corporate Units a payment from us on such reset effective date of accrued and unpaid interest on the senior notes from the most recent quarterly interest payment date to, but excluding, such reset effective date. On the quarterly payment date next following the reset effective date, Corporate Unit holders will receive a regular quarterly cash distribution comprised of their pro rata portion of that interest payment, the portion of their applicable ownership interest in the remarketing Treasury portfolio that matures prior to that quarterly payment date and the contract adjustment payment payable on that date.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

        Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of            % per year on the stated amount of $50 per Treasury Unit, subject to our right to defer the contract adjustment payments as described below. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when they created the Treasury Units as long as they continue to hold the senior notes.

Do we have the option to defer current payments?

        We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided, however, that in an early settlement upon a cash merger or any other early settlement of the purchase contracts, we will pay deferred contract adjustment payments through the cash merger settlement date or the most recent quarterly payment date, as applicable. Any deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of            % per year until paid, compounded quarterly, to but excluding the earlier of the purchase contract settlement date and the date of any earlier settlement of the purchase contract. We are not entitled to defer payments of interest on the senior notes.

        In the event that we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock.

What are the payment dates for the Corporate Units?

        The payments described above in respect of the Corporate Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on May 16, 2005, subject to, in the case of that portion of the current payment attributable to contract adjustment payments, the deferral provisions described in this prospectus supplement.

What is remarketing?

        We may, at our option and in our sole discretion, elect to remarket the aggregate principal amount of senior notes underlying the aggregate applicable ownership interests in senior notes held by Corporate Unit holders as part of a Corporate Unit on any remarketing date occurring during the period for early remarketing beginning on the third business day preceding August 16, 2007 and ending on the ninth business day preceding February 16, 2008, unless the senior notes have been previously redeemed in connection with a tax event redemption or have been previously successfully remarketed. Any remarketing during the period for early remarketing will occur during one or more three-day remarketing periods that consist of three sequential possible remarketing dates selected by us and will include the senior notes underlying the Corporate Units and other senior notes of holders that have elected to include those senior notes in the remarketing.

        On each remarketing date occurring during the period for early remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the senior notes remarketed equal to approximately 100% of the purchase price for the remarketing Treasury portfolio plus the applicable remarketing fee. A portion of the proceeds from the remarketing equal to the remarketing Treasury portfolio purchase price will be applied to purchase the remarketing Treasury portfolio. The remarketing Treasury portfolio will be substituted for the senior notes underlying the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligations to purchase our common stock under the purchase contracts. When paid at maturity, an amount of the remarketing Treasury portfolio equal to the principal amount of the substituted senior notes will automatically be applied to satisfy the Corporate Unit holders' obligations to purchase our common stock under the purchase contracts on February 16, 2008.

        In addition, the remarketing agent may deduct the applicable remarketing fee from any amount of the proceeds from the remarketing of the senior notes in excess of the remarketing Treasury portfolio purchase price. The applicable remarketing fee shall be 25 basis points (0.25%) of the purchase price for the remarketing Treasury portfolio if the remarketed senior notes mature on February 16, 2010 or, if the maturity date of the senior notes is otherwise extended on the reset effective date, such other amount as agreed between us and the remarketing agent. The remarketing agent will then remit the remaining portion of the proceeds from the remarketing of the senior notes, if any, for the benefit of the holders.

        If a remarketing attempt described above is unsuccessful on the first remarketing date of a three-day remarketing period, subsequent remarketings as described above will be attempted on each of the two following remarketing dates in that three-day remarketing period until a successful remarketing occurs. If none of the three remarketings occurring during a three-day remarketing period results in a successful remarketing because the remarketing agent cannot obtain a price for the senior notes on any such date equal to at least 100% of the remarketing Treasury portfolio purchase price or a condition precedent to the remarketing has not been satisfied, the interest rate on the senior notes will not be reset, the applicable ownership interests in senior notes will continue to be a component of Corporate Units and subsequent remarketings may, subject to the next paragraph, be attempted during one or more subsequent three-day remarketing periods as described above.

        Unless the senior notes have been successfully remarketed on or prior to the ninth business day immediately preceding February 16, 2008, the senior notes that underlie Corporate Units whose holders have failed to notify the purchase contract agent on or prior to the seventh business day immediately preceding February 16, 2008 of their intention to pay cash in order to satisfy their obligations under the related purchase contracts, will, unless a tax event redemption has occurred or will occur prior to February 16, 2008, be remarketed during a three-day remarketing period beginning on and including the fifth business day, and ending on and including the third business day, immediately preceding February 16, 2008. This three-day remarketing period is referred to as the "final three-day remarketing period" and we refer to the third business day immediately preceding February 16, 2008 as the "final remarketing date." In this remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the senior notes equal to approximately 100% of the aggregate principal amount of the senior notes being remarketed plus the applicable remarketing fee. A portion of the proceeds from the remarketing equal to the aggregate principal amount of the senior notes being remarketed will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date.

        If a remarketing during the final three-day remarketing period is successful, the remarketing agent will deduct an amount not exceeding the applicable remarketing fee for the senior notes remarketed from any amount of the proceeds from the remarketing of the senior notes in excess of the aggregate principal amount of the remarketed senior notes. In connection with a successful remarketing during the final three-day remarketing period, the applicable remarketing fee shall be 25 basis points (0.25%) of the aggregate principal amount of the senior notes remarketed if the remarketed senior notes mature on February 16, 2010 or, if the maturity date of the senior notes is otherwise extended on the reset effective date, such other amount as agreed between us and the remarketing agent. The remarketing agent will then remit the remaining portion of the proceeds from the remarketing of the senior notes, if any, for the benefit of the holders.

        In connection with a successful remarketing, interest on the senior notes will be payable semiannually at the reset rate and the maturity date of the senior notes may be extended. The reset rate on the senior notes and the date, if any, to which the maturity date of the senior notes is extended will be determined on the date that the remarketing agent is able to successfully remarket the senior notes. The reset rate, modified interest payment dates and extension, if any, of the maturity date will become effective, if the remarketing is successful, on the reset effective date. The reset effective date will be, in the case of a successful remarketing during the period for early remarketing, the third business day immediately following the date of the successful remarketing and, in the case of a successful remarketing during the final three-day remarketing period, the purchase contract settlement date.

        If a remarketing attempt described above is unsuccessful on the first remarketing date of the final three-day remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing dates in the final three-day remarketing period until a successful remarketing occurs.

What happens if the senior notes are not successfully remarketed?

        If the senior notes have not been successfully remarketed on or prior to the final remarketing date, the interest rate on the senior notes will not be reset and holders of all senior notes will have the right to put their senior notes to us on the purchase contract settlement date at a put price equal to $1,000 per senior note ($50 per applicable ownership interest) plus accrued and unpaid interest. A holder of a senior note underlying a Corporate Unit will be deemed to have automatically exercised this put right unless, prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent the purchase price in cash. Unless a Corporate Unit holder has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes underlying such Corporate Units against such holder's obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts.

Do I have to participate in the remarketing?

        You may elect not to participate in any remarketing and to retain the senior notes underlying the applicable ownership interests in senior notes comprising part of your Corporate Units by (1) creating Treasury Units at any time prior to the business day preceding any three-day remarketing period, or (2) if there has not been a successful remarketing prior to the final three-day remarketing period, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the seventh business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the purchase contract settlement date. Following a successful remarketing prior to the final three-day remarketing period, holders of Treasury Units can recreate Corporate Units, at any time prior to the second business day immediately preceding the purchase contract settlement date, as described under "How can I recreate Corporate Units from Treasury Units?"

What is the Treasury portfolio?

        If there is a successful remarketing on or prior to the ninth business day preceding the purchase contract settlement date or if a tax event redemption described under "Description of the Senior Notes—Optional Redemption—Tax Event" occurs prior to the purchase contract settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

  (1)
  for a remarketing Treasury portfolio,

  •
  interest or principal strips of U.S. Treasury securities that mature on or prior to February 15, 2008 in an aggregate amount equal to the principal amount of the senior notes underlying the Corporate Units;

    •
    if the reset effective date occurs prior to November 16, 2007, with respect to the originally scheduled quarterly interest payment date on the senior notes that would have occurred on November 16, 2007, interest or principal strips of U.S. Treasury securities that mature on or prior to November 15, 2007 in an aggregate amount equal to the aggregate interest payment that would be due on November 16, 2007 on the principal amount of the senior notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the senior notes as described under "Description of the Senior Notes-Market Reset Rate" and assuming that interest on the senior notes accrued from the reset effective date to, but excluding, November 16, 2007; and

    •
    with respect to the originally scheduled quarterly interest payment date on the senior notes that would have occurred on February 16, 2008, interest or principal strips of U.S. Treasury securities that mature on or prior to February 15, 2008 in an aggregate amount equal to the aggregate interest payment that would be due on February 16, 2008 on the principal amount of the senior notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the senior notes and assuming that interest on the senior notes accrued from the later of the reset effective date and November 16, 2007 to, but excluding, February 16, 2008.

  (2)
  for a tax event Treasury portfolio,

  •
  interest or principal strips of U.S. Treasury securities that mature on or prior to February 15, 2008 in an aggregate amount equal to the principal amount of the senior notes underlying the Corporate Units, and

  •
  for each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or prior to February 16, 2008, principal or interest strips of U.S. Treasuries maturing on or prior to that interest payment date in an amount equal to the interest payment due on the senior notes underlying the Corporate Units assuming no tax event redemption and accruing from and including the immediately preceding interest payment date.

If I am holding a senior note as a separate security from the Corporate Units, can I still participate in a remarketing of the senior notes and do I also have a put right in the event that there is no successful remarketing on or prior to the final remarketing date?

        Holders of senior notes that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their senior notes remarketed by the remarketing agent along with the senior notes included in the Corporate Units. See "Description of the Senior Notes—Optional Remarketing." Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the three-day remarketing periods.

        Holders of senior notes that are not part of a Corporate Unit may exercise their put right upon a failed final remarketing by providing written notice at least two business days prior to the purchase contract settlement date. The put price will be paid to such holder on the purchase contract settlement date.

Besides participating in a remarketing, how else can I satisfy my obligation under the purchase contracts?

        Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the purchase contracts as follows:

  •
  through early settlement as described under "Can I settle the purchase contract early?" above;

  •
  through cash settlement prior to the final three-day remarketing period in the case of holders of Corporate Units, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, by notifying the purchase contract agent on or prior to the seventh business day prior to February 16, 2008 and delivering the cash payment required under the related purchase contracts on or prior to the sixth business day immediately prior to February 16, 2008;

  •
  through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or proceeds from the Treasury portfolio equal to the principal amount of the senior notes in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;

  •
  through exercise of the put right as described under "What happens if the senior notes are not successfully remarketed prior to the final remarketing date?" if no successful remarketing has occurred and none of the above events has taken place; or

  •
  without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

What interest payments will I receive on the senior notes or on the applicable ownership interests in senior notes?

        Interest on the senior notes will be payable initially quarterly in arrears at the annual rate of            % per annum of the principal amount of $1,000 to, but excluding, the reset effective date, which will be the third business day following the date on which a remarketing of the senior notes is successfully completed, or in the case of a remarketing during the final three-day remarketing period, the purchase contract settlement date. Following a successful remarketing, the senior notes will bear interest from the reset effective date at the reset rate to, but excluding, February 16, 2010 or, if the maturity of the senior notes is extended on the reset effective date, such extended maturity date. If interest on the senior notes is reset on a reset effective date that is not a scheduled interest payment date, holders of senior notes will receive on the reset effective date a payment of accrued and unpaid interest from the most recent interest payment date to, but excluding, such reset effective date (provided that holders of Corporate Units will receive that payment as described under "What payments am I entitled to as a holder of Corporate Units?"). On the interest payment date next following the reset effective date, holders of senior notes will receive a payment of interest accrued from and including the reset effective date, to but excluding such interest payment date. For United States federal income tax purposes, original issue discount will accrue on the senior notes. If there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate, payable quarterly in arrears.

What are the interest payment dates on the senior notes?

        On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing May 16, 2005, and on the reset effective date as described above in "What interest payments will I receive on the senior notes?" if the reset effective date is not otherwise a quarterly interest payment date. If the interest rate on the senior notes is reset on a reset effective date that is not otherwise a quarterly interest payment date, the collateral agent will receive the interest payment made on senior notes underlying Corporate Units on that reset effective date, which will be paid to holders of Corporate Units on the quarterly payment date next following that reset effective date.

        From the reset effective date, interest payments on all senior notes will be paid semiannually in arrears on interest payment dates to be selected by us. If no successful remarketing of the senior notes occurs, interest payments on all senior notes will remain payable quarterly in arrears on the original quarterly interest payment dates.

When will the interest rate on the senior notes be reset and what is the reset rate?

        Unless a tax event redemption has occurred, the interest rate on the senior notes will be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter, or in the case of a remarketing during the final three-day remarketing period, the purchase contract settlement date. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes underlying the Corporate Units to have an approximate aggregate market value on the remarketing date of 100% of the Treasury portfolio purchase price plus the applicable remarketing fee, in the case of a remarketing prior to the final three-day remarketing period, or 100% of the aggregate principal amount of the senior notes being remarketing plus the applicable remarketing fee, in the case of a remarketing during the final three-day remarketing period. The interest rate on the senior notes will not be reset if there is not a successful remarketing. Any reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When is the maturity of the senior notes?

        The initial maturity date of the senior notes will be February 16, 2010. Upon a successful remarketing of the senior notes, the maturity of the senior notes may be extended to a date selected by us that is up to 10 years from the reset effective date. Such extended maturity date, if any, will be selected on the remarketing date and will become effective on the reset effective date. If the senior notes are not successfully remarketed on or prior to February 16, 2008, the maturity of the senior notes will remain February 16, 2010.

When may the senior notes be redeemed?

        The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under "Description of the Senior Notes—Optional Redemption—Tax Event." Following any such redemption of the senior notes, which we refer to as a tax event redemption, the redemption price for the senior notes that underlie the Corporate Units will be paid to the collateral agent who will purchase the tax event Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interests in the tax event Treasury portfolio will replace the applicable ownership interests in senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of senior notes that do not underlie Corporate Units will receive the redemption price paid in such tax event redemption in full.

What is the ranking of the senior notes?

        The senior notes will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred stock. See "Debt Securities—General" in the accompanying prospectus.

What are the principal United States federal income tax consequences related to Corporate Units, Treasury Units and senior notes?

        A beneficial owner of Corporate Units or senior notes, if separated from Corporate Units, should be treated as owning an interest in a debt instrument that should be subject to the Treasury regulations that govern contingent payment debt instruments. Under these rules, for all accrual periods beginning before the earlier of the reset effective date and February 16, 2008, a holder will be required to include in gross income an amount in excess of the interest actually received, regardless of the holder's usual method of tax accounting, and a holder will generally recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or disposition of senior notes (including upon a successful remarketing) or Corporate Units, to the extent such income or loss is allocable to the senior notes. A beneficial owner of Treasury Units will generally be required to include in gross income any original issue discount with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If the Treasury portfolio has replaced the senior notes underlying the Corporate Units as a result of a successful remarketing of the senior notes or a tax event redemption, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of original issue discount on the Treasury portfolio as it accrues on a constant yield to maturity basis. We intend to report contract adjustment payments as ordinary income to you, but you may wish to consult your tax advisor concerning possible alternative characterizations.

        FOR ADDITIONAL INFORMATION, SEE "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, STARTING ON PAGE S-99.

What are the rights and privileges of the common stock?

        The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of our common stock in this prospectus supplement under the heading "Risk Factors" and in the accompanying prospectus under the heading "Common Stock."

THE OFFERING—EXPLANATORY DIAGRAMS

        The following diagrams demonstrate some of the key features of the purchase contracts, applicable ownership interests in senior notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and senior notes.

        The following diagrams assume that the senior notes are successfully remarketed and the interest rate on the senior notes is reset on the third business day immediately preceding the purchase contract settlement date.

Purchase Contract

        Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

Notes:

(1)
If the applicable market value of our common stock is less than or equal to the reference price of $            , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the reference price.

(2)
If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $            , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(3)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the threshold appreciation price of $                  .

(4)
The reference price represents a        % discount to the last reported sale price of our common stock on the New York Stock Exchange on February     , 2005.

(5)
The threshold appreciation price represents a        % appreciation over the reference price.

(6)
The "applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments.

Corporate Units

        A Corporate Unit consists of two components as described below:

  •
  The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in the senior note but will pledge it to us to secure the holder's obligation under the related purchase contract.

  •
  The foregoing analysis assumes the senior notes are successfully remarketed during the final three-day remarketing period. If the remarketing were to be successful prior to such period, following the remarketing of the senior notes, the applicable ownership interests in the Treasury portfolio will replace the applicable ownership interest in senior notes as a component of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing.

  •
  If the Treasury portfolio has replaced the senior notes as a result of a tax event redemption prior to February 16, 2008, the applicable ownership interest in the Treasury portfolio will also replace the applicable ownership interest in senior notes as a component of the Corporate Unit.

Notes:

(1)
Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount senior note.

(2)
Senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

Treasury Units

        A Treasury Unit consists of two components as described below:

  •
  The holder owns the 1/20 ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure the holder's obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder's obligation under the related purchase contract.

  •
  Treasury Units can only be created with integral multiples of 20 Corporate Units.

Senior Notes

        Senior notes have the terms described below(1):

Notes:

(1)
Treasury Units may only be created in integral multiples of 20. As a result, the creation of 20 Treasury Units will release a $1,000 principal amount senior note held by the collateral agent.

Transforming Corporate Units into Treasury Units and Senior Notes

  •
  Because the senior notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

  •
  To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and a senior note—and then combines the purchase contracts with a Treasury security that matures on the day immediately preceding the purchase contract settlement date.

  •
  The senior note, which is no longer a component of Corporate Units and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

  •
  A holder owns the Treasury security that forms a part of the Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

  •
  The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

  •
  Following the successful remarketing of the senior notes prior to the final three-day remarketing period or a tax event redemption, the applicable ownership interests in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

  •
  The holder can also transform 20 Treasury Units and a $1,000 principal senior note (or, following a successful remarketing of the senior notes or a tax event redemption, the applicable ownership interest in the Treasury portfolio) into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

  •
  If the applicable ownership interest in the Treasury portfolio has replaced the senior notes underlying the Corporate Units, the transformation of Corporate Units into Treasury Units and the transformation of Treasury Units into Corporate Units can only be made in certain minimum amounts, as more fully described in this prospectus supplement.

Notes:

(1)
Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount senior note.

(2)
Senior notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

RISK FACTORS

        Investing in the Equity Units involves risks. In deciding whether to invest in the Equity Units, you should carefully consider the following risk factors, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline.

Risks That Relate to Southern Union

We have substantial debt.

        We have a significant amount of debt outstanding. On a pro forma basis giving effect to the completion of our investment in CCE Holdings, CCE Holdings' acquisition of CrossCountry and the consummation of this offering and our offering of common stock that immediately preceded this offering, as of September 30, 2004, we had total consolidated debt of approximately $2.5 billion outstanding compared to total capitalization (long and short-term debt plus stockholders' equity) of $4.3 billion.

        Our substantial debt could have important consequences to you. For example, it could:

  •
  limit our ability to borrow additional funds, including the ability to finance expansion projects including but not limited to the LNG expansion that Panhandle must complete to recover its investment;

  •
  increase the cost of our floating-rate debt and of any future debt that we incur;

  •
  reduce cash flow from operations available for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that are less leveraged;

  •
  result in a downgrade in our credit ratings; or

  •
  increase our vulnerability to general adverse economic and industry conditions.

        Some of our debt obligations contain financial covenants related to debt-to-capital ratios and interest coverage ratios. Our failure to comply with any of these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding debt obligations or the inability to borrow under certain credit agreements. Any such acceleration would cause a material adverse change in our financial condition.

We depend on our ability to access the capital markets.

        We rely on access to both short-term and long-term credit as a significant source of liquidity for capital requirements not satisfied by the cash flow from our operations. Any worsening of our financial condition or a material decrease in our common stock price could hamper our ability to access the credit markets.

        External events could also increase our cost of borrowing or adversely affect our ability to access the capital markets. Such external events could include the following:

  •
  economic weakness in the United States or in the regions where we operate;

  •
  financial difficulties of unrelated energy companies, particularly any of Panhandle's or CrossCountry's customers;

  •
  capital market conditions generally;

  •
  market prices for electricity and gas;

  •
  terrorist attacks or threatened attacks on our facilities or unrelated energy companies;

  •
  the overall health of the utility industry; and

  •
  fluctuations in interest rates.

        Further, because we need certain state regulatory approvals in order to incur debt and issue capital stock, we may not be able to access the capital markets on a timely basis. Restrictions on our ability to access capital markets could affect our ability to execute our business plan. An inability to access capital may limit our ability to pursue improvements or acquisitions that we may otherwise rely on for future growth. See also "—Our inability to utilize our shelf registration statement on Form S-3 for at least one year following the filing of our next annual report on Form 10-K will impact our ability to access the capital markets."

Credit ratings downgrades would increase our financing costs and could limit our ability to access the financial markets.

        Our debt is currently rated by rating agencies, including Moody's Investor Services, Inc., Standard & Poor's and Fitch Ratings. If our current ratings are downgraded below investment grade or if there are times when we are placed on "credit watch," our borrowing costs could increase, as will the costs of maintaining certain contractual relationships. Lower credit ratings could also adversely affect our relationships with our state regulators, who may be unwilling to allow us to pass along increased funding costs to our natural gas customers.

Our growth strategy entails risk for our investors.

        Our industry is rapidly changing and there are opportunities for acquisitions and dispositions of assets and businesses, as well as for business combinations. As part of our growth strategy, we may:

  •
  examine and potentially acquire regulated businesses, including transportation and storage assets within the natural gas industry;

  •
  enter into joint venture agreements and or other transactions with other industry participants or financial investors;

  •
  selectively divest parts of our business, including parts of our core operations; and

  •
  continue expanding our existing operations, particularly our transportation and storage assets.

        Since 2003, we have completed several significant transactions: our investment in CCE Holdings and CCE Holdings' concurrent acquisition of CrossCountry, our acquisition of Panhandle, and the disposition of our Texas operations. We intend to continue to actively pursue acquisitions in the energy industry to complement and diversify our existing business. Our ability to acquire new businesses will depend upon the extent to which opportunities become available, as well as, among other things:

  •
  our success in bidding for the opportunities;

  •
  our ability to assess the risks of the opportunities;

  •
  our ability to obtain regulatory approvals on favorable terms; and

  •
  our access to financing on acceptable terms.

        As we acquire some businesses and sell others, the profile of our company could change. As our profile changes, the nature of the risks that we face could change and the timing and nature of our operating revenues and expenses could change.

        Once acquired, our ability to successfully integrate a new business into our existing operations will depend on the adequacy of our implementation plans, including our ability to identify and retain employees to manage the acquired business, and our ability to achieve desired operating efficiencies. The successful integration of any businesses we may acquire in the future will entail numerous risks, including, among others:

  •
  the risk of diverting management's attention from day to day operations;

  •
  the risk that the acquired businesses will require substantial capital and financial investments;

  •
  the risk that the investments will fail to perform in accordance with expectations; and

  •
  the risk that we may encounter substantial difficulties in the transition and integration process.

        If we are unable to integrate new businesses into our operations successfully, we could experience increased costs and losses on our investments. Moreover, if we fail to assess the risks involved in a particular transaction, the benefits to us of that transaction may be less than we anticipate. We cannot assure you that we will be successful in operating the businesses we acquire, particularly if we expand into areas in which we have limited prior experience.

        These factors could have a material adverse effect on our business, financial condition, results of operations and cash flows, particularly in the case of a larger acquisition or multiple acquisitions in a short period of time. From time to time, we may enter into negotiations for acquisitions or investments that are not ultimately consummated. Such negotiations could result in significant diversion of management time, as well as out-of-pocket costs.

        Additionally, if we expand our existing operations, the success of any future expansions is subject to substantial risk and may expose us to significant costs. We cannot assure you that our development or construction efforts will be successful.

        The consideration paid in connection with an investment or acquisition also affects our financial results. To the extent we issue shares of capital stock or other rights to purchase capital stock, including options or other rights, existing stockholders may be diluted and earnings per share may decrease. In addition, acquisitions or expansions may result in the incurrence of additional debt. For more information on the risks relating to debt, see "—We have substantial debt."

We are subject to operating risks.

        Our operations are subject to all operating hazards and risks incident to handling, storing, transporting and providing customers with natural gas, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in damage to or destruction of our facilities or damage to persons and property. If any of these events were to occur, we could suffer substantial losses. Moreover, as a result, we have been, and likely will be, a defendant in legal proceedings and litigation arising in the ordinary course of our business. Although we maintain insurance coverage, our insurance may not be adequate to protect us from all material expenses related to these risks.

Our charter and bylaws may delay or prevent a transaction that our stockholders would view as favorable.

        Our charter and bylaws, and Delaware law, contain provisions that could have the effect of delaying, deferring or preventing an unsolicited change in control of our company, which may negatively affect the market price of our common stock or the ability of stockholders to participate in a transaction in which they might otherwise receive a premium for their shares over the then current market price. These provisions also may have the effect of preventing changes in our management. These provisions provide that our board of directors be divided into three classes to serve for staggered three-year terms. In addition, our charter authorizes our board of directors to issue up to six million shares of preferred stock without stockholder approval on such terms as our board of directors may determine. The holders of our common stock will be subject to, and may be negatively affected by, the rights accorded to the holders of any preferred stock that we may issue in the future. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control of our company.

A single group of stockholders holds a significant number of our shares.

        George L. Lindemann is our chairman and chief executive officer, and his son Adam M. Lindemann is a member of our Board of Directors. On February 4, 2005, members of the Lindemann family beneficially owned approximately 19% of our then outstanding shares of common stock. As a result, the Lindemann family has the ability to exert significant influence over our board of directors and the outcome of all stockholder votes, including votes concerning director elections, charter or by-law amendments, mergers, corporate control contests, stock issuances and other significant corporate transactions. This concentration of ownership could have the effect of making it difficult for a third party to acquire control of our company and may discourage third parties from attempting to do so.

Future sales of our common stock may decrease the market price of our common stock.

        The market price of our common stock could decline as a result of sales of a large number of shares in the market after our common stock offering that immediately preceded this offering or market perception that such sales could occur, including sales by members of the Lindemann family. We and our executive officers and directors have agreed that, subject to specified exceptions, we and they will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock for a period of 90 days from the date of this offering without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. At any time following the expiration of this 90-day period, these stockholders may sell such shares subject to compliance with applicable federal and state securities laws.

The Internal Revenue Service may challenge the like-kind exchange treatment we have taken.

        Effective January 1, 2003, we consummated the sale of our Texas division to ONEOK, Inc. for approximately $437 million. We structured the sale of our Texas division to ONEOK, Inc. and our acquisition of Panhandle in a manner intended to qualify as a like-kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended. If like-kind exchange treatment were not to apply to these transactions, most of the gain realized with respect to the sale of the Texas division would be recognized currently. The like-kind exchange rules of the Internal Revenue Code are highly complex and their application to the sale of the Texas division and the Panhandle acquisition is not entirely clear. If the Internal Revenue Service successfully denies the benefits of Section 1031 to the sale of the Texas division and the Panhandle acquisition, we could be required to pay approximately $90 million of additional income tax (before any interest or penalty) for the 2003 taxable year. Under such circumstances, we expect that we would be entitled over time to additional depreciation deductions with respect to the Panhandle assets as a result of the higher tax basis in such assets than would exist if the benefits of Section 1031 were not available.

We will depend on distributions from our subsidiaries and joint ventures to meet our needs.

        We will derive most of our income and cash flow from our subsidiaries and joint ventures. We are dependent on the earnings and cash flows of, and dividends, loans, advances or other distributions from, our subsidiaries and joint ventures to generate the funds necessary to meet our obligations, including the payment of principal of, or interest and premium, if any, on the notes issued as part of the Equity Units being issued in this offering. The availability of distributions from such entities is also subject to their earnings and capital requirements, the satisfaction of various covenants and conditions contained in financing documents by which they are bound or in their organizational documents, and in the case of our regulated subsidiaries, regulatory restrictions which restrict their ability to distribute profits to us.

        We do not own 100% of CCE Holdings and CCE Holdings in turn does not, directly or indirectly, own 100% of Citrus, both of which require 100% owner consent for distributions. As such, we cannot control or guarantee the receipt of dividends from either entity.

        Our substantial leverage presents the risk that we might not generate sufficient cash to service our indebtedness or that our leveraged capital structure could limit our ability to finance future acquisitions, develop additional projects, compete effectively and operate successfully under adverse economic conditions. In addition, several of our subsidiaries have significant amounts of indebtedness.

Our change to a calendar year end reporting period will impact our ability to comply on a timely basis with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires management's annual review and evaluation of our internal controls over financial reporting, and an attestation of the effectiveness of these controls by our independent registered public accountant. We are dedicating significant resources, including management time and effort, and incurring substantial costs in connection with our ongoing Section 404 assessment. The evaluation of our internal controls is being conducted under the direction of our senior management in consultation with independent third party consultants. In addition, our management is regularly discussing the results of our testing and any proposed improvements to our control environment with our Audit Committee.

        Despite the mobilization of significant resources for our Section 404 assessment, our change to a calendar year end reporting period will serve to accelerate, from June 30, 2005 to December 31, 2004, the date by which we must comply with the requirements of Section 404. We have been informed by our independent registered public accountant that because of this accelerated timetable, they will not have completed its testing of our internal controls over financial reporting in order to opine on management's assertion as to the effective design and operation of internal controls and to opine on the effectiveness of our internal controls over financial reporting in time for filing with our 2004 Annual Report on Form 10-K for the six-month transition period ending December 31, 2004. Accordingly, the Form 10-K to be filed by March 16, 2005 will not contain the reports of management or the Company's independent registered public accountant as required by Section 404 of the Sarbanes-Oxley Act. We cannot assure you that our independent registered public accountant will not identify deficiencies in our internal controls over financial reporting that will require costly remediation. The identification of any significant deficiencies in the future could affect our ability to ensure timely and reliable financial reports.

Our inability to utilize our shelf registration statement on Form S-3 for at least one year following the filing of our next annual report on Form 10-K will impact our ability to access the capital markets.

        We were one day late in filing the Current Report on Form 8-K/A containing the audited financial statements of TWP and Citrus and related unaudited pro forma consolidated condensed financial statements of Southern Union and its subsidiaries, which we were required to file in connection with the acquisition of CrossCountry by CCE Holdings. As a result, we will be unable to access the capital markets through our shelf registration on Form S-3 for the period commencing with the filing date of our next annual report on Form 10-K and continuing until such time as we have timely filed all periodic and other reports that we may be required to file pursuant to the Exchange Act for a period of one year. This could affect our ability to execute our business plan. See "—We depend on our ability to access the capital markets."

Risks That Relate to Our Transportation and Storage Business

Our transportation and storage business is highly regulated.

        Our transportation and storage business is subject to regulation by federal and state regulatory authorities. The FERC, the U.S. Department of Transportation and various state and local regulatory agencies regulate our interstate pipeline business. In particular, FERC regulates services provided and rates charged by Panhandle, TWP and FGT. In addition, the United States Coast Guard has oversight over certain issues related to the importation of LNG.

The pipeline businesses of Panhandle and CrossCountry are subject to competition.

        Federal and state regulation of natural gas interstate pipelines has changed dramatically in the last two decades and could continue to change over the next several years. These regulatory changes have resulted and will continue to result in increased competition in the pipeline business. In order to meet competitive challenges, each of Panhandle and CrossCountry will need to adapt its marketing strategies, the type of transportation and storage services it offers to its customers and its pricing and rate responses to competitive forces. Panhandle and CrossCountry also will need to respond to changes in state regulation in their market areas that allow direct sales to all retail end-user customers or, at least, broader customer classes than now allowed. We are not able to predict the financial consequences of these changes at this time, but they could have a material adverse effect on the business, financial condition and results of operations of Panhandle and CrossCountry.

        FERC policy allows the issuance of certificates authorizing the construction of new interstate pipelines that are competitive with existing pipelines. A number of new pipeline and pipeline expansion projects have been approved or are pending approval by the FERC in order to transport large additional volumes of natural gas to the Midwest from Canada. These pipelines will be able to compete with Panhandle. Some of the largest customers of TWP are California utilities. The California Public Utilities Commission has encouraged California utilities to investigate alternative sources of natural gas. Increased competition could reduce the volumes of gas transported by Panhandle and CrossCountry to their existing markets or force them to lower rates in order to meet competition. This could have a material adverse effect on the business, financial condition and results of operations of Panhandle and CrossCountry.

The success of the pipeline businesses of Panhandle and CrossCountry depends, in part, on factors beyond our control.

        Most of the natural gas we will transport and store through Panhandle and CrossCountry is owned by third parties. As a result, the volume of natural gas that we transport and store depends on the actions of those third parties and will be beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission and storage rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

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  future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

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  market price of gas;

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  price competition;

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  drilling activity and supply availability;

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  expiration of significant contracts;

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  service area competition; and

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  regulatory actions.

The success of Panhandle and CrossCountry depends on the continued development of additional natural gas reserves in the vicinity of their facilities and their ability to access additional reserves to offset the natural decline from existing wells connected to their systems.

        Revenues generated by the transmission contracts of Panhandle and CrossCountry depend on the volume of natural gas transported. As the reserves available through the supply basins connected to the Panhandle and CrossCountry systems naturally decline, a decrease in development or production activity could cause a decrease in the volume of natural gas available for transmission. Investments by third parties in the development of new natural gas reserves connected to our facilities depend on energy prices, which in turn are affected by a number of factors, including:

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  regional, domestic and international supply and demand;

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  availability and adequacy of transportation facilities;

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  energy legislation;

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  federal and state taxes, if any, on the sale, transportation, or storage of natural gas; and

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  abundance of supplies of alternative energy sources.

        If there are reductions in the average volume of the natural gas transported by Panhandle and CrossCountry, the business, results of operations and financial position of Panhandle and CrossCountry could be materially adversely affected.

Fluctuations in energy commodity prices could adversely affect the business of Panhandle and CrossCountry.

        Revenues generated by the transmission contracts of Panhandle and CrossCountry depend on rates. If natural gas prices in the supply basins connected to the pipeline systems of Panhandle and CrossCountry are higher than prices in other natural gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted.

The pipeline businesses of Panhandle and CrossCountry are dependent on a small number of customers for a significant percentage of their sales.

        During the year ended December 31, 2003, sales to ProLiance Energy, LLC, an unaffiliated local distribution company and gas marketer, accounted for approximately 16% of Panhandle's total combined 12 months' operating revenue, sales to BG LNG Services, an unaffiliated gas marketer, accounted for approximately 15% of Panhandle's total combined 12 months' operating revenue, and sales to subsidiaries of Panhandle's former parent, CMS Energy Corporation (primarily Consumers Energy Company), also accounted for approximately 12% of Panhandle's total combined 12 months' operating revenue. No other customer accounted for 10% or more of Panhandle's total combined 12-months' operating revenue during the same period. Aggregate sales to Panhandle's top ten customers accounted for approximately 69% of Panhandle's total combined 12 months' operating revenue during the year ended December 31, 2003.

        During the year ended December 31, 2003, sales to Southern California Gas Company, an unaffiliated local distribution company, accounted for approximately 26% of TWP's total combined 12 months' operating revenue, sales to BP Energy, an unaffiliated gas marketer, accounted for approximately 13% of TWP's total combined 12 months' operating revenue, and sales to Pacific Gas & Electric Company, an unaffiliated electric and gas utility, accounted for approximately 10% of TWP's total combined 12 months' operating revenue. No other customer accounted for 10% or more of TWP's total combined 12-months' operating revenue during the same period. Aggregate sales to TWP's top ten customers accounted for approximately 74% of TWP's total combined 12 months' operating revenue during the year ended December 31, 2003.

        During the year ended December 31, 2003, sales to Florida Power & Light Company, an unaffiliated electric utility, accounted for approximately 42% of FGT's total combined 12 months' operating revenue, and sales to Tampa Electric/Peoples Gas, an unaffiliated gas marketer accounted for approximately 16% of FGT's total combined 12 months' operating revenue. No other customer accounted for 10% or more of FGT's total combined 12-months' operating revenue during the same period. Aggregate sales to FGT's top ten customers accounted for approximately 82% of FGT's total combined 12 months' operating revenue during the year ended December 31, 2003.

        Although we believe that Panhandle, TWP and FGT each have strong relationships with all of their significant customers, the loss of one or more significant customers could have a material adverse effect on their respective business, financial condition and results of operations.

The pipeline revenues of Panhandle and CrossCountry are generated under contracts that must be renegotiated periodically.

        The pipeline revenues of Panhandle and CrossCountry are generated under natural gas transportation contracts that expire periodically and must be replaced approximately every three years, on average. For example, Panhandle has amended and extended through 2008 certain contracts with Consumers Energy ("Consumers") that were originally set to expire in 2005. These contracts will result in a reduction in Consumers' revenue contribution to Panhandle on in calendar year 2006, the first full year of effectiveness.

        Although we will actively pursue the renegotiation, extension and/or replacement of all of our contracts, we cannot assure you that Panhandle and CrossCountry will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

        In particular, the ability of Panhandle and CrossCountry to extend and replace transportation contracts could be affected by factors we cannot control, including:

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  the proposed and actual construction by other companies of additional pipeline capacity in markets served by Panhandle and CrossCountry;

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  changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

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  reduced demand due to higher natural gas prices;

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  the availability of alternative energy sources or supply points; and

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  the viability of any proposed expansion projects.

        If Panhandle and CrossCountry are unable to renew, extend or replace these contracts, or if Panhandle and CrossCountry renew them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

We are exposed to the credit risk of our customers in the ordinary course of our business.

        Our transportation service contracts obligate our customers to pay charges for reservation of capacity, or reservation charges, regardless of whether they transport natural gas on our pipeline system. As a result, our profitability will depend upon the continued financial performance and creditworthiness of our customers rather than just upon the amount of capacity shipped under service contracts.

        Generally, our customers are rated investment grade or, as permitted by our tariff, are required to make pre-payments, deposits, or provide collateral, if we have concerns about their creditworthiness. However, we cannot predict at this time to what extent our business may be impacted by any current or future deteriorating conditions in the energy sector, including declines in our customers' creditworthiness.

Changes in our regulatory environment and recent events in the energy markets that are beyond our control may significantly affect our business, financial condition, results of operations and access to the capital markets.

        Our rates and operations are subject to regulation by federal regulators as well as the actions of the Congress and state legislatures and, in some respects, state regulators. As a result of the energy crisis in California during 2000 and 2001, the volatility of natural gas prices in North America, the bankruptcy filings by certain energy companies and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility businesses have generally been under an increased amount of scrutiny by public, state and federal regulators, the capital markets and rating agencies. We cannot predict or control what effect these types of events, or future actions of regulatory agencies in response to these events, may have on our business or our access to the capital markets. Furthermore, the nature and degree of regulation of natural gas companies has changed significantly during the past 25 years and there is no assurance that further substantial changes will not occur or that existing policies and rules will not be applied in a new or different manner.

        Two specific regulatory initiatives that are currently pending have the potential to adversely affect our business, financial condition and results of operations. First, the FERC is evaluating the appropriate accounting treatment of certain costs associated with complying with new federal pipeline safety rules. Panhandle and CrossCountry may be required to treat as expenses certain types of costs that were historically capitalized. Such a change could adversely affect the reported financial condition and results of operations of our interstate pipeline businesses. Second, the FERC is reconsidering the availability of a tax allowance in ratemaking for entities that do not pay federal income tax, such as partnerships and limited liability companies that elect to be treated as partnerships for federal income tax purposes. Panhandle and its FERC-regulated pipeline subsidiaries and TWP have income tax allowances currently embedded in their rates and could be potentially affected by a change in FERC policy on tax allowances.

        Should new regulatory requirements regarding the security of our pipeline system or new accounting treatment for certain entities be imposed, we could be subject to additional costs that could adversely affect our business, financial condition and results of operations if these costs are deemed unrecoverable in our rates.

We are subject to extensive federal, state and local laws and regulations regulating the environmental aspects of our business that may increase our costs of operations, expose us to environmental liabilities and require us to make material unbudgeted expenditures.

        We are subject to extensive federal, state and local laws and regulations regulating the environmental aspects of our business (including air emissions and pipeline safety). These laws and regulations are complex and have tended to become increasingly strict over time. These laws and regulations have resulted in, and in the future may result in, increased capital expenditures and operating costs. For example, we incur costs on an ongoing basis to monitor environmental projects implemented in conjunction with opening new facilities or pipelines. In addition, the engines at certain of our compressor stations will in the future become subject to more stringent air permitting and air pollution control requirements. Additionally, certain environmental laws can impose liability without regard to fault concerning contamination at a broad range of properties, including our currently or formerly owned, leased or operated properties and properties where we disposed of, or arranged for the disposal of, waste. We are currently monitoring or remediating contamination at several of our facilities and at a third party waste disposal site pursuant to environmental laws and regulations and indemnification agreements. We have also been named as a potentially responsible party at other third party waste disposal sites. We cannot predict with certainty the sites for which we may be responsible, the imposition of resulting cleanup obligations, or the amount and timing of future expenditures related to environmental remediation because of the difficulty of estimating cleanup costs and the uncertainty of payment by other potentially responsible parties. Costs and obligations can also arise from claims for toxic torts and natural resource damages or from releases of hazardous materials on other properties as a result of our ongoing operations or our disposal of waste. Compliance with amended, new or more stringently enforced existing environmental requirements, or the future discovery of contamination, may require us to make material unbudgeted expenditures. These costs or expenditures could have a material adverse effect on our business, financial condition or results of operations, particularly if such costs or expenditures are not fully recoverable from insurance or through the rates we charge our customers or exceed any amounts that we have reserved.

Substantial risks are involved in operating a natural gas pipeline system.

        There are risks associated with the operation of a complex pipeline system, such as operational hazards and unforeseen interruptions caused by events beyond our control. These include adverse weather conditions, accidents, the breakdown or failure of equipment or processes, the performance of pipeline facilities below expected levels of capacity and efficiency, the collision of equipment with our pipeline facilities (such as may occur if a third party were to perform excavation or construction work near our facilities), and catastrophic events such as explosions, fires, earthquakes, floods, landslides, hurricanes, lightning or other similar events beyond our control. It is also possible that our infrastructure facilities could be direct targets or indirect casualties of an act of terror. A casualty occurrence might result in injury or loss of life, extensive property damage or environmental damage. Liabilities incurred, and interruptions to the operation of our pipeline system caused by such an event, could reduce revenues generated by us and increase our expenses, thereby impairing our ability to meet our obligations. Insurance proceeds may not be adequate to cover all liabilities or expenses incurred or revenues lost.

The inability to continue to access tribal lands could adversely affect our ability to operate our pipeline system and the inability to recover the cost of right-of-way grants on tribal lands could adversely affect our financial results.

        Our ability to operate our pipeline system on certain tribal lands (lands held in trust by the United States for the benefit of a tribe) will depend on our success in maintaining existing rights-of-way and obtaining new rights-of-way on those tribal lands. For example, TWP recently extended the term of our right-of-way grant with several tribes including the Navajo Nation. The extended right-of-way grant expires in 2009. Securing additional rights-of-way is also critical to our ability to pursue expansion projects including TWP's San Juan expansion. We cannot assure you that we will be able to acquire new rights-of-way on tribal lands or maintain access to existing rights-of-way upon the expiration of the current grants. Our financial position could be adversely affected if the costs of new or extended right-of-way grants are not allowed to be recovered in our rates.

Risks That Relate to Our Distribution Business

Our distribution business is highly regulated.

        Our distribution business is subject to regulation by state regulatory authorities. Our distribution business is regulated by the Missouri Public Service Commission (the "MPSC"), the Pennsylvania Public Utility Commission (the "PPUC"), the Rhode Island Public Utilities Commission and the Massachusetts Department of Telecommunications and Energy (the "MDTE"). These authorities regulate many aspects of our distribution operations, including construction and maintenance of facilities, operations, safety, the rates that we can charge customers and the maximum rates of return that we are allowed to realize. Our ability to obtain rate increases and rate supplements to maintain our current rate of return depends upon regulatory discretion, and there can be no assurance that we will be able to obtain rate increases or rate supplements or continue receiving our current authorized rates of return. In addition, we cannot issue a stock dividend without approval from the MDTE and the PPUC. Since our 2001 stock dividend, we have sought and received approval each year from the MDTE. Currently, we have approval from the PPUC to issue annual stock dividends through 2005.

We may become subject to competition in the natural gas distribution business.

        Natural gas distribution has been evolving from a highly regulated environment to one where competition and customer choice are being promoted. In 1999, the Commonwealth of Pennsylvania enacted the Natural Gas Choice and Competition Act, which provided small commercial and residential customers the ability to choose their natural gas suppliers. Effective April 29, 2000, all of PG Energy's customers have the ability to select an alternate supplier of natural gas, which PG Energy will continue to deliver through its distribution system under regulated transportation rates. Customers can also choose to remain with PG Energy as their supplier under regulated natural gas rates. In either case, the applicable rate results in the same operating margin to PG Energy. In Pennsylvania, despite customers' right to choose their natural gas suppliers, higher-than-normal wholesale prices for natural gas have prevented suppliers from offering competitive rates and, to date, no commercial or residential customers have switched to alternate suppliers. Although we currently have no indication that any of the other states in which we have local gas distribution operations are considering adopting similar legislation, we do not know if such legislation will be adopted, or if adopted, what, if any, effect it may have on our operating margin or results of operations.

Our operating results and liquidity needs are seasonal in nature and can fluctuate based on weather conditions and natural gas prices.

        Our gas distribution business is a seasonal business and is subject to weather conditions. A significant percentage of our annual revenues and earnings occur in the traditional winter heating season when demand for natural gas usually increases due to colder weather conditions. We are also subject to seasonal and other variations in working capital due to changes in natural gas prices and the fact that our customers pay for the natural gas we deliver to them after they use it, whereas we are required to pay for the natural gas before we deliver it. Accordingly, our results of operations and liquidity, including working capital, have in the past, and will in the future, fluctuate.

Our operating results are affected by weather conditions.

        Our Rhode Island gas distribution business, which accounted for approximately 21% of our revenues for the year ended June 30, 2004, is the only region in which we operate that benefits from weather normalization tariffs. As a result, fluctuations in weather between years may have a significant effect on our results of operations and cash flows. In years with warm winters, our revenues may be adversely affected.

Our revenues, operating results and financial condition may fluctuate with our ability to achieve timely and effective rate relief from our state regulators.

        Our business is influenced by fluctuations in our costs, including operating costs such as insurance, post-retirement and other benefit costs, wages and other operating costs. The profitability of our regulated operations depends on our ability to pass through to our customers costs related to providing them service. To the extent that such operating costs increase in an amount greater than that which we are allowed to recover in rates, this could impact our operating results until we file for and are allowed an increase in rates. The lag between an increase in our costs and the rate relief we obtain from the regulators can have a direct negative impact on our operating results. As with any request for an increase in rates in a regulatory filing, once granted, the rate increase may not be adequate.

        In addition, regulators may prevent us from passing along some of our costs in the form of higher rates. For example, we are involved in a dispute with the MPSC, which if not resolved in our favor would expose us to a revenue shortfall. The staff of the MPSC has recommended that the MPSC disallow approximately $15 million in gas costs—which disallowance recommendation was subsequently reduced by the staff to approximately $9.3 million—that we incurred in our 2001 fiscal year. Although we believe that the staff's position is without merit, if we are unable to prevail in this proceeding, we would be required to refund the amount of the disallowed costs to our Missouri customers. This matter was submitted to the MPSC in February 2004 and we are awaiting a decision by the MPSC.

We are subject to environmental regulations that could be difficult and costly to comply with.

        We are subject to extensive federal, state and local laws and regulations relating to environmental protection. These laws and regulations affect many aspects of our present and future operations (including air emissions and the handling, use and disposal of hazardous substances) and have resulted, and in the future may result, in increased capital expenditures and operating costs. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the initiation, outcome or effect of any action or litigation that may arise from applicable environmental laws and regulations.

        Furthermore, we may not be able to obtain, maintain or comply with all environmental regulatory approvals necessary to operate our business. If there is a delay in obtaining any required environmental regulatory approval, or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to fines and penalties.

        We may be responsible for environmental cleanup and other costs at sites that we may acquire or that we formerly owned or operated or currently own or operate and at third party waste disposal sites. These liabilities may arise due to environmental laws and regulations or, in some cases, due to contractual indemnification we have provided to third parties. We cannot predict with certainty the sites for which we may be responsible, the imposition of resulting cleanup obligations, or the amount and timing of future expenditures related to environmental remediation because of the difficulty of estimating cleanup costs and the uncertainty of payment by other potentially responsible parties. We are currently either investigating our potential liability for the cleanup of, or involved in remediation activities in connection with, Manufactured Gas Plant ("MGP") sites and other sites in our former service territories (principally in Texas, Arizona and New Mexico), our present service territories (including Missouri, Pennsylvania, Massachusetts and Rhode Island) and certain other locations. While our evaluation or remediation of these MGP sites and other sites generally is in its preliminary stages, we have incurred some costs and it is likely that we will incur additional costs in the future. There can be no assurances that any liabilities or costs associated with these matters or other environmental matters, which may arise in the future, will not be material or exceed any reserves created by us.

        We are currently involved in an incident involving the release of mercury stored at a New England Gas Company facility in Pawtucket, Rhode Island. On October 19, 2004, New England Gas discovered that one of its facilities had been broken into and that mercury had been spilled both inside a building and outside on the facility's grounds. It also discovered that mercury had been removed from the facility, and spilled in a parking lot in the neighborhood. Mercury from the parking lot spill was apparently tracked into some nearby apartment units, as well as some other buildings. We completed the spill cleanup at the New England Gas property, and the affected apartment units near the parking lot. We investigated other neighborhood properties and conducted cleanup in a few instances. We have also received claims for personal property damage and are in the process of trying to resolve them. State and federal authorities are investigating the incident and have arrested the alleged vandals. In addition, the Rhode Island Department of Environmental Management ("RIDEM") and the United States Environmental Protection Agency ("USEPA") are investigating whether we complied with certain environmental requirements, including hazardous waste management provisions, spill and release notification procedures, and hazard communication requirements. We believe the outcome of these investigations will not have a material adverse effect on our financial position, results of operations or cash flows. There can be no assurances, however, that they will not do so or that other claims, including claims relating to personal injury or property damage, relating to this incident will not arise.

        Existing environmental laws and regulations may be revised and become more stringent or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

Terrorist attacks, such as the attacks that occurred on September 11, 2001, have resulted in increased costs, and the consequences of the War on Terror and the Iraq War may adversely impact our results of operations.

        The impact that terrorist attacks, such as the attacks of September 11, 2001, may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding military activity may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or a retaliatory strike. We may have to incur significant additional costs in the future to safeguard our physical assets.

Risks That Relate to CCE Holdings' Acquisition of CrossCountry

There may be difficulties in transitioning the CrossCountry businesses to CCE Holdings.

        Due to the complexity of the court-mandated auction process and the uncertainty as to whether CCE Holdings would be the successful bidder, many operational and strategic decisions with respect to CCE Holdings and the businesses of CrossCountry were not fully identified until after the closing of CCE Holdings' acquisition of CrossCountry. These decisions, and the transition of the CrossCountry businesses to CCE Holdings, present significant challenges and risks to our management as well as the management of CCE Holdings, including the retention of key employees, the successful transition and assimilation of those businesses and the identification and implementation of various strategic operational efficiencies.

The entitlement of CCE Holdings to indemnification from Enron and its subsidiaries under the agreement whereby it acquired CrossCountry is limited in certain respects.

        Under the purchase agreement whereby CCE Holdings acquired CrossCountry from Enron and certain of its subsidiaries, Enron and those subsidiaries made certain representations and warranties to CCE Holdings concerning the business and assets and liabilities of CrossCountry and its subsidiaries. No assurance can be provided that CCE Holdings will not uncover matters that give rise to indemnification claims against Enron and its subsidiaries. Under the terms of the purchase agreement, Enron and its subsidiaries are obligated to indemnify CCE Holdings, and CrossCountry and its consolidated subsidiaries, for any losses that arise out of, among other things, the breach of representations, warranties and covenants made by Enron and its subsidiaries. Except for certain defined exceptions, such indemnification for breaches of representations, warranties and pre-closing covenants does not apply unless claims exceed $15 million in the aggregate and is limited to a maximum of $50 million in the aggregate. These indemnification obligations, as well as the indemnification obligations of Enron and certain of its subsidiaries relating to tax, employee benefit matters and Transportadora de Gas del Sur S.A. ("TGS"), are continuing obligations of Enron and its subsidiaries and, at minimum entitled to administrative expense status under the Bankruptcy Code. The confirmed chapter 11 plan for Enron and its subsidiaries requires that all such administrative claims be paid in full in cash. Accordingly, under Enron's chapter 11 plan, all such claims, including those of CCE Holdings, are to be paid in full. Administrative claims as such are paid ahead of general pre-bankruptcy unsecured claims. However, our ability to effectively enforce Enron's indemnity obligations must be considered uncertain in light of Enron's stated intention to liquidate in the context of its pending bankruptcy proceeding. Accordingly, CCE Holdings' indemnification claims and rights will be paid pro rata with all other administrative claims if there are insufficient funds to pay all administrative claims in full. To the extent liabilities arise that are not covered by the indemnification obligations, liabilities exceed the agreed upon cap or Enron or its subsidiaries do not honor the indemnity agreement, CCE Holdings could incur significant unanticipated liabilities, significant write-offs or charges that could impair our investment in CCE Holdings.

Due to CCE Holdings' acquisition of CrossCountry, CCE Holdings may be liable for a material amount of the unpaid income tax liability of Enron and its subsidiaries, and such liability could impair the value of our investment in CCE Holdings.

        Certain subsidiaries of CrossCountry are potentially severally liable for the entire federal income tax of the Enron consolidated group for all taxable years for which such subsidiaries or their predecessors were members of that group, including any federal income tax imposed on the Enron consolidated group in connection with its sale of CrossCountry or the Enron consolidated group's other asset sales during 2004. In connection with CCE Holdings' acquisition of CrossCountry, we were advised that the Enron consolidated group does not have material unpaid federal income tax liabilities for prior years, that the Enron consolidated group will have substantial net operating loss carryovers available to offset the gain on such asset sales and that the Enron consolidated group will have substantial cash available to pay any federal income tax that may be imposed. Moreover, Enron has agreed to indemnify us (subject to certain deductibles and a cap, as more fully described above) against losses arising from any liability the subsidiaries of CrossCountry may have for the Enron consolidated group's income tax obligations.

        Nevertheless, as the tax liabilities of the Enron consolidated group have not been definitively determined by the Internal Revenue Service or a court for all years through 2004, if we are unable to enforce Enron's indemnity obligations, there is a risk that the Internal Revenue Service might attempt to collect a material amount of tax liability of the Enron consolidated group from the subsidiaries of CrossCountry, with the effect that the value to us of those acquired subsidiaries could be impaired.

        Similar issues may also arise with respect to Enron's obligation to indemnify us against losses arising from imposition of liability for state tax obligations of Enron or its subsidiaries for which subsidiaries of CrossCountry may be liable under applicable law.

The value of our investment in CCE Holdings could be impaired due to potential liabilities associated with employee benefit plans that are or have been maintained by Enron or its affiliates (the "Enron Benefit Plans").

        In connection with the action that the Pension Benefit Guaranty Corporation (the "PBGC") filed in federal district court on June 3, 2004 or otherwise, there is a risk that the PBGC may terminate certain Enron Benefit Plans and attempt to impose, on CCE Holdings and its subsidiaries, joint and several liability, including such liability for unfunded benefit liabilities, under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under certain circumstances, the PBGC may enforce ERISA Title IV liability through the imposition of liens. In addition, CrossCountry and its subsidiaries, as former participating employers in certain Enron Benefit Plans, may have indemnity obligations in favor of committee members and others under certain Enron Benefit Plans that are the subject of litigation asserting, among other claims, breaches of fiduciary duty.

        Under the purchase agreement whereby CCE Holdings acquired CrossCountry from Enron and certain of its subsidiaries, Enron and those subsidiaries agreed (subject to a cap) to indemnify CCE Holdings, CrossCountry and certain of its subsidiaries against liabilities imposed upon CrossCountry, its subsidiaries and the assets thereof (i) arising under Title IV of ERISA and relating to certain Enron Benefit Plans or (ii) due to participating employer status in certain Enron Benefit Plans. Further, in connection with the closing of the CrossCountry acquisition, Enron, CCE Holdings and the PBGC entered into an escrow agreement, under which Enron established an escrow fund of $321.8 million, and pursuant to the terms of which the escrow fund is available, in general, (i) for contributions to certain Enron Benefit Plans (or reimbursements for such contributions), (ii) for satisfaction of PBGC claims related to certain Enron Benefit Plans and (iii) for satisfaction of indemnity claims by CCE Holdings with respect to certain ERISA Title IV liabilities, including unfunded benefit liabilities, related to certain Enron Benefit Plans. To the extent that potential liabilities associated with the Enron Benefit Plans are not covered by the above-described indemnity obligations of Enron and certain of its subsidiaries, to the extent that the escrowed property is insufficient to satisfy the above-described indemnity obligations of Enron and certain of its subsidiaries for liabilities arising under Title IV of ERISA and covered by the escrow agreement, or to the extent that we are unable to enforce the above-described indemnity obligations of Enron and certain of its subsidiaries, there can be no assurance that the PBGC and others may not try to collect material amounts relating to the Enron Benefit Plans from CCE Holdings and its subsidiaries, with the effect that the value of our investment in CCE Holdings could be impaired.

CCE Holdings may have liabilities in connection with Enron's investment in Transportadora de Gas del Sur S.A.

        In connection with Enron's investment in TGS, Enron included TWP as a member of the "economic group" of Enron-controlled companies, and TWP agreed to provide ongoing technical support to the Enron affiliate, Enron Pipeline Company of Argentina, serving as the technical operator for the TGS pipeline. Enron has agreed to indemnify CCE Holdings and certain of its subsidiaries against any liabilities incurred by CrossCountry in connection with third-party claims arising from Enron's investment in TGS, including potential liabilities that may result from TWP's ceasing to be a member of Enron's economic group. However, Enron will have no obligation to indemnify CrossCountry for any such liabilities if (i) CrossCountry fails to provide Enron with a notice of certain communications relating to TGS from TGS, Enron Pipeline Company of Argentina, any direct or indirect stakeholder in TGS or the Argentine government when required to do so or (ii) such liabilities arise from any action or inaction by TWP that is not in accordance with certain contractual performance standards or requested by Enron

Risks That Relate To This Offering

You assume the risk that the market value of our common stock may decline.

        Although as a holder of Corporate Units or Treasury Units you will be the beneficial owner of the related applicable ownership interests in senior notes, Treasury securities or the applicable ownership interests in the Treasury portfolio, as the case may be, you do have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Corporate Units and Treasury Units. On the purchase contract settlement date, unless you pay cash to satisfy your obligation under the purchase contracts or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the appropriate applicable ownership interests in the Treasury portfolio when paid at maturity or (y) either the proceeds attributable to the applicable ownership interest in senior notes derived from the successful remarketing of the senior notes or, if no successful remarketing has occurred, the put price paid upon the automatic put of the senior notes to us, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

        The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $                      , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the Equity Units. Accordingly, you assume the risk that the market value of the common stock may decline and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

        Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of            % over the reference price). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately             % of the value of the shares of common stock you could have purchased with $50 at the reported last sale price of our common stock on the date of issuance of the Equity Units.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock.

        The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, senior notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

        The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, cash or stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on the purchase contract settlement date to the price of the common stock, such other events may adversely affect the trading price of the Corporate Units or Treasury Units.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

        The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. See "Description of the Purchase Contracts—Anti-Dilution Adjustments." If the settlement rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you would be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. Non-U.S. holders of the Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate" and "—Non-U.S. Holders—Dividends."

The secondary market for the Corporate Units, Treasury Units or senior notes may be illiquid.

        It is not possible to predict how Corporate Units, Treasury Units or senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for either our Corporate Units, Treasury Units or senior notes. We have applied to list the Corporate Units on the New York Stock Exchange under the symbol "SUG PrD. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event a sufficient number of holders of Corporate Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest.

        Although you will be the beneficial owner of the applicable ownership interests in senior notes, Treasury securities or applicable ownership interests in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

We may redeem the senior notes upon the occurrence of a tax event.

        We have the option to redeem the senior notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part at any time before the earlier of the date of a successful remarketing of the senior notes underlying the Corporate Units and the purchase contract settlement date, if a tax event occurs and continues under the circumstances described in this prospectus supplement, which we call a tax event redemption. If we exercise this option to redeem the senior notes, we will pay the redemption price, as described herein, in cash to the holders of the senior notes. The redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will apply a portion of the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your senior notes do not underlie Corporate Units, you will receive the redemption payment directly. There can be no assurance as to the effect on the market price for the Corporate Units if we substitute the Treasury portfolio as collateral in place of any senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the senior notes, see "United States Federal Income Tax Consequences—Senior Notes—Sale, Exchange or Other Disposition of Senior Notes" in this prospectus supplement.

The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

        Although the Internal Revenue Service (the "IRS") has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes, and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. In addition, any gain on a disposition of a senior note or a Corporate Unit to the extent such gain is allocable to the applicable ownership interest in senior notes prior to the date six months after the interest rate on the senior notes is reset will generally be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks, see "United States Federal Income Tax Consequences" in this prospectus supplement.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

        The purchase contract and pledge agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The senior notes constituting a part of the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the applicable ownership interests in senior notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

  •
  disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

  •
  provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

  •
  the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You will be required to accrue original issue discount on the senior notes for United States federal income tax purposes.

        Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount for United States federal income tax purposes. Assuming that the senior notes are so treated, you will be required to accrue original issue discount on the senior notes or the applicable ownership interests in senior notes that are a component of the Corporate Units in your gross income on a constant yield-to-maturity basis, regardless of your usual method of tax accounting. For all accrual periods beginning before the earlier of the reset effective date and

February 16, 2008, the original issue discount that accrues on the senior notes will exceed the stated interest payments on the senior notes. For additional tax-related risks relating to the senior notes, see "United States Federal Income Tax Consequences—U.S. Holders—Senior Notes" in this prospectus supplement.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

        The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest.

FORWARD-LOOKING STATEMENTS

        Some statements contained or incorporated by reference into this prospectus supplement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

        These forward-looking statements are based on current expectations, estimates and projections about the industry in which we operate, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Stockholders may review our reports filed in the future with the SEC for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements.

        Factors that could cause actual results to differ, or contribute to actual results differing, materially from such forward-looking statements include, but are not limited to, those described under "Risk Factors" and include the following:

  •
  cost of gas;

  •
  gas sales volumes;

  •
  gas throughput volumes and available sources of natural gas;

  •
  discounting of transportation rates due to competition;

  •
  customer growth;

  •
  abnormal weather conditions in our service territories;

  •
  impact of relations with labor unions of bargaining-unit employees;

  •
  the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings;

  •
  the outcome of pending and future litigation;

  •
  the speed and degree to which competition is introduced to our gas distribution business;

  •
  new legislation and government regulations and proceedings affecting or involving us;

  •
  unanticipated environmental liabilities;

  •
  ability to comply with or to challenge successfully existing or new environmental regulations;

  •
  changes in business strategy and the success of new business ventures, including the risk that businesses acquired and any other investments we make may not be successfully integrated with our business;

  •
  exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers;

  •
  factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints;

  •
  our, or any of our subsidiaries', debt securities ratings;

  •
  the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general;

  •
  inflationary trends;

  •
  changes in gas or other energy market commodity prices and interest rates;

  •
  the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility;

  •
  the possibility of war or terrorist attacks; and

  •
  the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

        These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, forward-looking statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, as well as other factors.

        Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, or, in the case of documents incorporated by reference, the date of those documents.

        Neither we nor the underwriters undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

COMMON STOCK OFFERING

        Immediately preceding this offering of Equity Units, we sold, by means of a separate prospectus supplement, 14,913,042 shares of our common stock, subject to customary closing conditions.

        We estimate that we will receive net proceeds from that sale of our common stock of $331.6 million, after deducting expenses and underwriting discounts and commissions.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from the sale of Equity Units in this offering of $96.0 million, after deducting expenses and underwriting discounts and commissions. We will use all of the proceeds from this offering and the common stock offering to repay indebtedness that we incurred to fund a portion of our capital contribution to CCE Holdings, which it in turn utilized to pay a portion of the purchase price of CrossCountry. As of February 4, 2005, the debt we incurred in connection with the closing of CCE Holdings' acquisition of CrossCountry had an effective interest rate of 3.73% and a maturity date of May 17, 2005.

        Because more than ten percent of the net proceeds of the offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. participating in the offering, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

        This offering of Equity Units is not contingent upon our offering of common stock.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the New York Stock Exchange under the symbol "SUG." The following table sets forth the high and low sale prices, as reported on the New York Stock Exchange and adjusted for historical stock dividends. As of February 4, 2005, there were 90,574,382 shares of our common stock outstanding.

	Common Stock
Calendar Year:
	High	Low
2002:
First Quarter	$17.44	$14.34
Second Quarter	$17.15	$12.80
Third Quarter	$15.47	$9.25
Fourth Quarter	$15.41	$9.21
2003:
First Quarter	$15.62	$10.96
Second Quarter	$16.19	$10.98
Third Quarter	$17.00	$14.10
Fourth Quarter	$17.82	$15.88
2004:
First Quarter	$18.81	$16.90
Second Quarter	$20.33	$17.98
Third Quarter	$20.65	$18.00
Fourth Quarter	$24.97	$20.50
2005:
First Quarter (through February 4)	$24.23	$21.81

Stockholders

        On February 4, 2005, the last reported sale price of our common stock on the NYSE was $24.15. As of February 4, 2005, there were approximately 6,883 holders of record of our common stock.

Dividend Policy

        Since 1994, we have distributed an annual stock dividend of 5% and have not paid a cash dividend.

CAPITALIZATION

        The following table sets forth our capitalization at September 30, 2004:

  •
  on an actual basis;

  •
  on a pro forma basis, as adjusted to give effect to our investment in CCE Holdings and CCE Holdings' acquisition of CrossCountry as if these events had occurred on September 30, 2004 (excluding any effect of the purchase or sale of CrossCountry's interests in Northern Plains and NBP Services, LLC) and related financings;

  •
  on a pro forma basis, as further adjusted to give effect to our receipt of the estimated net proceeds from the immediately preceding offering of common stock. (Because the closing of this Equity Units offering is not contingent upon the closing of the common stock offering, you should not assume that the sale of common stock, as reflected in the third column below, will take place. See "Common Stock Offering."); and

  •
  on a pro forma basis, as further adjusted to give effect to our receipt of the estimated net proceeds from this offering of Equity Units.

        You should read the information in this table along with the financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our unaudited pro forma consolidated condensed financial statements included elsewhere in this prospectus supplement.

	Actual	Pro forma, as adjusted for CCE Holdings' acquisition of CrossCountry and related financings	Pro forma, as further adjusted for the common stock offering	Pro forma, as further adjusted for this Equity Units offering
		(in thousands)
Total debt and capital lease obligations	$2,356,377	$2,804,877	$2,473,261	$2,377,261
% Senior Notes due 2010	—	—	—	100,000
Common stockholders' equity(1)(2)	1,338,189	1,480,189	1,811,805	1,803,885

Total capitalization including short-term debt	$3,694,566	$4,285,066	$4,285,066	$4,281,146

(1)
Does not include the common stock issuable upon settlement of the purchase contracts included in the Equity Units being offered in this offering.

(2)
Reflects an adjustment of $4.25 million representing the present value of the contract adjustment payments payable in connection with the purchase contracts included in the Equity Units being offered in this offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for Southern Union on an historical basis for each of the five years in the period ended June 30, 2004 and for the three-month period ended September 30, 2004, and on a pro forma basis, giving effect to the CCE Holdings acquisition of CrossCountry (without giving effect to the purchase or sale of CrossCountry's interests in Northern Plains and NBP Services, LLC) and related financings as if they had occurred on July 1, 2003, for the year ended June 30, 2004 and for the three-month period ended September 30, 2004. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes, fixed changes and preferred stock dividends, and "fixed charges" consist of interest expense, amortization of debt discount or premiums and an estimate of interest implicit in rentals.

			Year Ended June 30,
	Three Months Ended September 30, 2004
			2004	2003	2002	2001	2000
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	(1)	2.17x	1.72x	1.05x	1.61x	—	(2)
Pro Forma—Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(3)	—	(1)	2.13x

(1)
The earnings were inadequate to cover fixed charges and preferred stock dividends by approximately $15.8 million for the three-month period ended September 30, 2004.

(2)
The earnings were inadequate to cover fixed charges by approximately $12.4 million for the year ended June 30, 2000. In accordance with generally, accepted accounting principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the year ended June 30, 2000. All outstanding debt of Southern Union and its subsidiaries, but for Panhandle, is maintained at the corporate level.

(3)
The pro forma ratio of earnings to combined fixed charges and preferred stock dividends gives effect to the CCE Holdings acquisition of CrossCountry (without giving effect to the purchase or sale of CrossCountry's interests in Northern Plains Natural Gas Company, LLC and NBP Services, LLC) and related financings, the issuance of 14,913,042 shares of our common stock and $100 million of Equity Units as if they occurred at the beginning of the periods presented.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma consolidated condensed financial statements present the consolidated financial data of Southern Union and its subsidiaries, after giving effect to Southern Union's capital contribution to CCE Holdings LLC ("CCE Holdings"), its joint venture with GE Commercial Finance Energy Financial Services ("GE") and CCE Holdings' concurrent acquisition of CrossCountry Energy LLC ("CrossCountry") on November 17, 2004 (the "CrossCountry Acquisition"). CCE Holdings' aggregate purchase price for CrossCountry was approximately $2,450 million, including assumed debt of approximately $352 million.

        At the time of the CrossCountry Acquisition, CrossCountry owned interests in three North American natural gas pipelines, including Transwestern Pipeline Company, LLC ("TWP"), Citrus Corp. ("Citrus") and Northern Plains Natural Gas Company, LLC ("Northern Plains"), in which CrossCountry indirectly held 100%, 50% and 100% interests, respectively. CrossCountry also owned a 100% interest in CrossCountry Energy Services, LLC ("Services"), which is the management company that employs certain of the personnel that manage CrossCountry's pipeline interests. Pursuant to an agreement with ONEOK and concurrent with the CrossCountry Acquisition, CCE Holdings sold its interest in Northern Plains for $175 million. Therefore, the historical results of Northern Plains have been excluded from the unaudited pro forma consolidated condensed financial statements as its historical results are not material to an understanding of the future operations of CCE Holdings and, accordingly, the impact of the CrossCountry Acquisition on Southern Union. The allocation of the purchase price to CrossCountry's interest in Northern Plains was equivalent to the sales proceeds of $175 million. Accordingly, no gain or loss was recognized on the sale. Furthermore, because substantially all of the expenses of Services were billed to, and were incurred on behalf of, TWP, Citrus and Northern Plains, and because Services had no material revenues other than billings at cost to CrossCountry's pipeline interests, the net results of Services are embedded in the stand-alone results of TWP, Citrus and Northern Plains and are not presented separately. Additionally, because certain CrossCountry employees were terminated in connection with the sale of Northern Plains, the costs incurred by Services attributable to Northern Plains are not expected to be incurred by CCE Holdings in the future. Based on the foregoing, the unaudited pro forma consolidated condensed financial statements include only the historical results of TWP and CrossCountry's interest in Citrus.

        Southern Union funded its $590.5 million equity investment in CCE Holdings in November 2004 through borrowings of $407 million under an equity bridge-loan facility, net proceeds of $142 million from the settlement on November 16, 2004 of its July 2004 forward sale of 8,242,500 shares of its common stock and additional borrowings of approximately $42 million under Southern Union's existing revolving credit facility. CCE Holdings funded the $2,450 million CrossCountry Acquisition through (i) proceeds of $590.5 million from the equity contributions of each of Southern Union and GE, (ii) proceeds from the issuances of indebtedness of $1,055 million at subsidiaries of CrossCountry, (iii) proceeds of $175 million from the sale of Northern Plains and (iv) approximately $39 million from cash acquired. The primary source of the cash acquired which was used to partially fund the acquisition was a $70 million dividend paid by Citrus to CCE Holdings on the acquisition date, less certain costs, including $24 million related to the acquisition debt incurred by Transwestern Holding Company, LLC, a wholly-owned subsidiary of CCE Holdings, ("TW Holdings") and its wholly-owned subsidiary, TWP. CCE Holdings' issuances of indebtedness were made through four different debt facilities at TW Holdings and TWP. The unaudited pro forma consolidated condensed financial statements give effect to each of the aforementioned financing transactions. The unaudited pro forma consolidated condensed financial statements also give effect to the issuance of 14,913,042 shares of Southern Union common stock and $100 million of Equity Units. Southern Union intends to use the net proceeds of these offerings to repay the equity bridge-loan facility and other debt incurred in connection with CCE Holdings' acquisition of CrossCountry.

        Although the unaudited pro forma consolidated condensed financial statements give effect to both the common stock offering and the Equity Units offering, these offerings are not contingent upon one another. Therefore, it is possible that the common stock offering could take place even if the Equity Units offering does not take place, and vice versa.

        The unaudited pro forma consolidated condensed balance sheet as of September 30, 2004, gives effect to the CrossCountry Acquisition as if it had occurred on that date. The unaudited pro forma consolidated condensed statements of operations for the year ended June 30, 2004, and the three months ended September 30, 2004, give effect to the CrossCountry Acquisition as if it had occurred on July 1, 2003.

        Although Southern Union has announced its decision to change its fiscal year end to December 31, the historical fiscal year end of Southern Union has been June 30. TWP and Citrus have a fiscal year end of December 31. The unaudited pro forma consolidated condensed statements of operations for the year ended June 30, 2004, and the three months ended September 30, 2004, have been prepared using comparable financial statement periods of Southern Union, TWP and Citrus. Southern Union's historical statement of operations for the year ended June 30, 2004 is derived from its audited consolidated financial statements. Southern Union's historical statement of operations for the three months ended September 30, 2004 is derived from its unaudited consolidated financial statements. The compiled financial results of TWP and Citrus for the 12-months ended June 30, 2004 were calculated by subtracting the six-month period ended June 30, 2003 from the year ended December 31, 2003 and adding the result to the six-month period ended June 30, 2004, and are unaudited. The historical financial results of TWP and Citrus for the three months ended September 30, 2004 are derived from their unaudited financial statements. The following unaudited pro forma consolidated condensed financial statements have been prepared from, and should be read in conjunction with, these historical financial statements and related notes thereto.

        The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed of CrossCountry is reflected in the pro forma adjustments as unamortizable goodwill. Management's preliminary purchase price allocation assumes that the book value of its property, plant and equipment is equal to its fair value for both TWP and Citrus. Management's preliminary purchase price allocation also assumes that the value attributed to identifiable intangible assets, including capitalized software and customer contracts, is approximately $20 million for TWP and $40 million for Citrus ($20 million attributable to CCE Holdings' interest). Therefore, the unaudited pro forma consolidated condensed financial statements assume that the entire difference between the purchase price and the book value of the net assets of TWP and CCE Holdings' investment in Citrus is attributable to intangible assets. The estimate of the fair value of the assets and liabilities is preliminary and will be revised to reflect the results of independent appraisals, which have not been completed.

        The following unaudited pro forma consolidated condensed financial statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if CCE Holdings' acquisition of CrossCountry and related financing transactions had been consummated on the date as of which, or at the beginning of the period for which, they are being given effect, nor are they necessarily indicative of the future operating results or financial position of the consolidated enterprise. The unaudited pro forma consolidated condensed financial statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the acquisition. Operating results for the three months ended September 30, 2004 are not indicative of the results that may be expected for the six-month period ending December 31, 2004. All dollar amounts in the notes to the unaudited consolidated condensed financial statements, and the tables therein, are in thousands, unless otherwise indicated.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
SEPTEMBER 30, 2004
(thousands of dollars)

	Southern Union Historical	CCE Holdings Acquisition Pro Forma Adjustments			Common Stock Offering Pro Forma Adjustments			Equity Units Offering Pro Forma Adjustments			Pro Forma Consolidated
ASSETS
Property, plant and equipment	$4,013,104	$			$			$			$4,013,104
Less accumulated depreciation and amortization	(755,417)										(755,417)

Net property, plant and equipment	3,257,687		—			—			—		3,257,687
Cash and cash equivalents	27,372		590,500	(A)		331,616	(L)		96,000	(N)	18,272
			(590,500	)(B)		(331,616	)(M)		(96,000	)(O)
			(9,100	)(C)
Other current assets	489,801										489,801

Total current assets	517,173		(9,100)			—			—		508,073
Investments in affiliates			590,500	(B)							605,500
			15,000	(C)
Goodwill	640,547										640,547
Other	271,524		(5,900)	(C)					333	(N)	265,957

Total	$4,686,931		$590,500			$—			$333		$5,277,764

STOCKHOLDERS' EQUITY AND LIABILITIES
Stockholders' equity	$1,338,189		$142,000	(A)		$331,616	(L)		$(7,920	)(N)	$1,803,885
Equity Senior Note									100,000	(N)	100,000
Long-term debt and capital lease obligation	2,074,689										2,074,689

Total capitalization	3,412,878		142,000			331,616			92,080		3,978,574
Long-term debt and capital lease obligation due within one year	124,188		407,000	(A)		(331,616	)(M)		(75,384	)(O)	124,188
Notes payable	157,500		41,500	(A)					(20,616	)(O)	178,384
Other current liabilities	353,709										353,709

Total current liabilities	635,397		448,500			(331,616)			(96,000)		656,281
Deferred credits and other	288,588								4,253	(N)	292,841
Accumulated deferred income taxes	350,068										350,068

Total	$4,686,931		$590,500			$—			$333		$5,277,764

See accompanying notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2004
(thousands of dollars, except shares and per share amounts)

	Southern Union Historical	CCE Holdings Acquisition Pro Forma Adjustments			Common Stock Offering Pro Forma Adjustments			Equity Units Offering Pro Forma Adjustments			Pro Forma Consolidated
Operating revenues	$1,799,974	$			$			$			$1,799,974
Cost of gas and other energy	(864,438)										(864,438)
Revenue-related taxes	(45,395)										(45,395)

Net operating revenues, excluding depreciation and amortization	890,141		—			—			—		890,141
Operating expenses:
Operating, maintenance and general	411,811										411,811
Depreciation and amortization	118,755										118,755
Taxes, other than income	54,048										54,048

Total operating expenses	584,614		—			—			—		584,614

Operating income	305,527										305,527
Other income (expenses):
Equity in earnings (losses) of affiliates			64,257	(D)							51,613
			(4,000	)(E)
			(8,644	)(F)
Interest	(127,867)		(16,881	)(G)		12,635	(M)		3,555	(O)	(132,558)
									(4,000	)(P)
Other, net	5,468										5,468

Total other income (expenses), net	(122,399)		34,732			12,635			(445)		(75,477)

Earnings (loss) before income taxes	183,128		34,732			12,635			(445)		230,050
Federal and state income tax expense (benefit)	69,103		12,156	(H)		4,422	(H)		(156	)(H)	85,525

Net earnings (loss)	114,025		22,576			8,213			(289)		144,525
Preferred stock dividends	(12,686)										(12,686)

Net earnings (loss) available for common stockholders	$101,339		$22,576			$8,213			$(289)		$131,839

Net earnings available for common stockholders per share:
Basic	$1.34										$1.34

Diluted	$1.30										$1.31

Weighted average shares outstanding:
Basic	75,442,238		8,242,500	(A)		14,913,042	(L)				98,597,780

Diluted	77,694,532		8,242,500	(A)		14,913,042	(L)				100,850,074

See accompanying notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004
(thousands of dollars, except shares and per share amounts)

	Southern Union Historical	CCE Holdings Acquisition Pro Forma Adjustments			Common Stock Offering Pro Forma Adjustments			Equity Units Offering Pro Forma Adjustments			Pro Forma Consolidated
Operating revenues	$234,576	$			$			$			$234,576
Cost of gas and other energy	(65,492)										(65,492)
Revenue-related taxes	(4,435)										(4,435)

Net operating revenues, excluding depreciation and amortization	164,649		—			—			—		164,649
Operating expenses:
Operating, maintenance and general	101,705										101,705
Depreciation and amortization	30,593										30,593
Taxes, other than income	13,557										13,557

Total operating expenses	145,855		—			—			—		145,855

Operating income	18,794										18,794
Other income (expenses):
Equity in earnings (losses) of affiliates			22,619	(I)							16,881
			(1,008	)(E)
			(4,730	)(J)
Interest	(30,618)		(4,255	)(K)		3,185	(M)		896	(O)	(31,800)
									(1,008	)(P)
Other, net	369										369

Total other income (expenses), net	(30,249)		12,626			3,185			(112)		(14,550)

Earnings (loss) before income taxes	(11,455)		12,626			3,185			(112)		4,244
Federal and state income tax expense (benefit)	(4,315)		4,419	(H)		1,115	(H)		(39	)(H)	1,180

Net earnings (loss)	(7,140)		8,207			2,070			(73)		3,064
Preferred stock dividends	(4,341)										(4,341)

Net earnings (loss) available for common stockholders	$(11,481)		$8,207			$2,070			$(73)		$(1,277)

Net loss available for common stockholders per share:
Basic	$(0.15)										$(0.01)

Diluted	$(0.15)										$(0.01)

Weighted average shares outstanding:
Basic	79,043,523		8,242,500	(A)		14,913,042	(L)				102,199,065

Diluted	79,043,523		8,242,500	(A)		14,913,042	(L)				102,199,065

See accompanying notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.

SOUTHERN UNION COMPANY AND SUBSIDIARIES

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements

(A)
Reflects the proceeds from borrowings and the settlement of the forward sale of common shares, the purpose of which was to fund Southern Union's capital contribution to CCE Holdings, as follows:

Borrowings under $590.5 million bridge loan facility	$407,000
Proceeds from settlement of forward equity sale of common shares	142,000
Borrowings under revolving credit facility	41,500

Total	$590,500

The bridge loan facility has a six-month term and bears an interest rate of LIBOR + 1.25%. The settlement of the forward equity sale of common shares occurred on November 16, 2004 and resulted in the issuance of 8,242,500 common shares.

(B)
Reflects Southern Union's initial capital contribution to CCE Holdings in exchange for its 50% interest. Southern Union accounts for its investment in CCE Holdings under the equity method.

(C)
Reflects acquisition costs incurred by Southern Union. These costs include investment banking, legal, accounting and consulting costs that were directly attributable to Southern Union's investment in CCE Holdings. Approximately $5.9 million of these costs were incurred prior to September 30, 2004, and were reflected in other assets in the balance sheet as of September 30, 2004. Upon consummation of the acquisition on November 17, 2004, all direct acquisition costs (totaling $15 million) were reclassified to Investments in affiliates.

(D)
Reflects Southern Union's equity in the earnings of CCE Holdings before consideration of adjustments to reflect the impact of preliminary purchase price allocations and the impact of additional debt at CCE Holdings. As discussed in the introduction to these unaudited pro forma consolidated condensed financial statements, this adjustment only reflects the stand-alone operations of TWP and Citrus, rather than the combined operations of CrossCountry. The basis for this presentation is supported by: (i) CrossCountry's interest in Northern Plains was sold for $175 million to ONEOK, Inc. concurrent with CCE Holdings' acquisition of CrossCountry, and therefore, is not relevant to the continuing impact of CCE Holdings on Southern Union; (ii) Services' ongoing operations are primarily for the benefit of TWP and Citrus, and therefore, its expenses are embedded in the stand-alone financial statements of TWP and Citrus; (iii) there were no intercompany transactions between TWP and Citrus for the periods presented and (iv) there were no operations at any of the intermediate holding companies (i.e., TW Holdings and CrossCountry Citrus). The calculation of the adjustment to equity in earnings is as follows:

	Earnings Reported in 12/31/03 Financial Statements	Adjustments for Difference in Year End	Adjusted Earnings	CCE Holdings Ownership Interest	CCE Holdings Equity in Earnings	Southern Union Ownership Interest	Southern Union Equity in Earnings
TWP	$64,380	$12,940	$77,320	100%	$77,320	50%	$38,660
Citrus	76,216	26,170	102,386	50%	51,193	50%	25,597

						Total	$64,257

In connection with CCE Holdings' acquisition of CrossCountry, TWP and its parent, TW Holdings, were converted on or about November 17, 2004, from C corporations to limited liability companies (LLCs). Because CCE Holdings, TW Holdings and TWP are LLCs, their earnings are taxed only at their owners. Accordingly, Southern Union's equity in the earnings of TWP is presented based on income before income taxes rather than net income (i.e., income taxes of $25,292 reported in TWP's statement of operations for the year ended December 31, 2003 have been excluded from the earnings above). Conversely, because Citrus is a C corporation, Southern Union's equity in the earnings of Citrus is recorded based on net income. Included in net income for the twelve months ended June 30, 2004, was net income related to Citrus' natural gas trading operation of approximately $12.1 million. Citrus began exiting the natural gas trading business in 1997 and completed the sale of its last remaining gas trading contract in the fourth calendar quarter of 2004.

(E)
Reflects the impact on Southern Union's equity in earnings from CCE Holdings resulting from the increase in amortization expense attributable to the allocation of the estimated excess of the purchase price over the book value of certain identifiable intangible assets. Management's preliminary purchase price allocation assumes that the book value of its property, plant and equipment is equal to its fair value for both TWP and Citrus. Management's preliminary purchase price allocation assumes that the value attributed to identifiable intangible assets, including capitalized software and customer contracts, is approximately $20 million for TWP and $40 million for Citrus ($20 million attributable to CCE Holdings' interest). Therefore, the unaudited pro forma consolidated condensed financial statements assume that the entire difference between the purchase price and the book value of the net assets of TWP and CCE Holdings' investment in Citrus is expected to be attributable to intangible assets, including goodwill. The identifiable intangible assets are assumed to have useful lives and amortization periods of five years. Accordingly, the estimated impact on Southern Union's financial statements attributable to this additional amortization is $4 million per year. For every change of $10 million in value attributed to identifiable intangible assets with amortization periods of five years, amortization expense would change by $2 million per year, $1 million of which will be attributable to Southern Union's interest. The remainder of the excess purchase price is expected to be attributable to unamortizable goodwill. The portion of that goodwill attributable to TWP is recorded on CCE Holdings' consolidated balance sheet and the remainder is recorded within CCE Holdings' investment in Citrus. The estimate of the fair value of the net assets is preliminary and will be revised to reflect the results of independent appraisals, which have not been completed.

The total amount of the preliminary purchase price attributed to goodwill is approximately $469 million, $173 million of which is attributable to TWP and $296 million of which is attributable to Citrus (and is recorded in CCE Holdings' investment in affiliates account). The table below illustrates the decrease in annual earnings before taxes and basic earnings per share that would occur if a portion of the amount attributed to goodwill in the preliminary purchase price allocation were subsequently deemed to be attributable to depreciable property, plant and equipment in connection with the finalization of independent appraisals. The calculations below assume a composite depreciation rate of 2.50% per year (40 year assumed average remaining life) for both TWP and Citrus (per share amounts not in thousands of dollars).

	TWP		Citrus		Total
Amount of Goodwill Allocated to Property, Plant and Equipment	Decrease in Annual Earnings Before Income Taxes	Decrease in Basic Earnings Per Share	Decrease in Annual Earnings Before Income Taxes	Decrease in Basic Earnings Per Share	Decrease in Annual Earnings Before Income Taxes	Decrease in Basic Earnings Per Share
15% ($26 million at TWP; $44 million at Citrus)	$650	$0.01	$550	$0.01	$1,200	$0.01
30% ($52 million at TWP; $88 million at Citrus)	1,300	0.02	1,100	$0.01	2,400	0.03
50% ($87 million at TWP; $148 million at Citrus)	2,175	0.03	1,850	$0.02	4,025	0.05
(F)
Reflects the impact on Southern Union's equity in earnings resulting from additional interest expense on acquisition debt incurred at TW Holdings and TWP. There are five different debt instruments: a $130 million revolver at TWP ($0 drawn), a $100 million term loan at TWP a $230 million term loan at TW Holdings, $520 million of private notes ($500 million issued) at TWP and $225 million of private notes ($225 million issued) at TW Holdings. TWP and TW Holdings also incurred approximately $24 million in costs associated with these debt instruments. Those costs have been capitalized and will be amortized as an adjustment to interest expense over the term of the related instruments. The following calculations use spreads outlined in the various facility agreements over the one-month USD LIBOR quote as of January 26, 2005. The acquisition debt was used in part to repay existing debt at TWP. Therefore, the net adjustment reflects a reduction for the historical interest on that debt. For every 1/8 percentage change in the interest rate assumed for the floating rate debt (term loans only), interest expense for the year ended June 30, 2004 would change by approximately $413,000.

	TWP	TW Holdings	Total Loans
Loans:
Principal	$100,000	$230,000
Estimated interest rate	3.31%	3.31%

Estimated interest expense	$3,310	$7,613	$10,923

	TWP Tranche 1	TWP Tranche 3	TW Holdings Tranche 1	TW Holdings Tranche 2	Total Notes
Notes:
Principal	$250,000	$250,000	$125,000	$100,000
Estimated interest rate	5.39%	5.54%	5.64%	5.79%

Estimated interest expense	$13,475	$13,850	$7,050	$5,790	$40,165

In connection with these borrowings, TWP incurred approximately $11 million and TW Holdings incurred approximately $13 million of direct costs. Those costs were capitalized and will be amortized as an adjustment to interest expense over the term of the various debt instruments. The following calculations assume these costs are allocated on a pro rata basis between the term loans and revolver (five-year term) and the notes (ten-year and twelve-year terms) as follows:

	Term Loan/ Revolver	Ten-Year Notes	Twelve-Year Notes	Total
TWP	$685	$373	$310	$1,368
TW Holdings	1,332	362	241	1,935

			Total	$3,303

Interest expense on acquisition debt		$51,088
Amortization of debt issue costs		3,303
Less: interest expense on existing debt		(37,104)

Gross pro forma additional interest expense		17,287
Southern Union share		50%

Southern Union pro forma additional interest expense		$8,644

(G)
Reflects interest expense related to Southern Union's bridge loan facility of $590.5 million ($407 million drawn) and $41.5 million of additional borrowings under Southern Union's revolving credit facility. The interest rates used in the following calculation are based on spreads outlined in the relevant debt agreements over the one-month USD LIBOR quote as of January 26, 2005. For every 1/8 percent change in the interest rate assumed for these borrowings, interest expense for the year ended June 30, 2004 would change by approximately $561,000.

	Bridge Loan	Revolver	Total
Principal	$407,000	$41,500
Estimated interest rate	3.81%	3.31%

Estimated interest expense	$15,507	$1,374	$16,881

(H)
Reflects the income tax consequences of the pro forma adjustments at Southern Union's statutory federal tax rate of 35%. Because generally accepted accounting principles require that equity in earnings of unconsolidated investees be taxed at the investor's effective tax rate, the equity in earnings from Citrus is also taxed at the Southern Union statutory rate. However, Southern Union may qualify for a dividends received deduction when Citrus actually pays a dividend. Such a dividends received deduction would lower the actual cash tax burden attributable to the Citrus earnings.

(I)
Reflects Southern Union's equity in the earnings of CCE Holdings before consideration of adjustments to reflect the impact of preliminary purchase price allocations and the impact of additional debt at CCE Holdings.

	Earnings for Three Months Ended 9/30/2004	CCE Holdings Ownership Interest	CCE Holdings Equity in Earnings	Southern Union Ownership Interest	Southern Union Equity in Earnings
TWP	$26,872	100%	$26,872	50%	$13,436
Citrus	36,732	50%	18,366	50%	9,183

				Total	$22,619

(J)
Reflects the impact on Southern Union's equity in earnings resulting from additional interest expense on acquisition debt incurred at TW Holdings and TWP. The following calculations use spreads outlined in the various facility agreements over the one-month USD LIBOR quote as of January 26, 2005. For every 1/8 percentage change in the interest rate assumed for the floating rate debt (term loans only), interest expense for the three months ended September 30, 2004 would change by approximately $104,000.

	TWP	TW Holdings	Total Loans
Loans:
Principal	$100,000	$230,000
Estimated interest rate	3.31%	3.31%

Estimated annual interest expense	3,310	7,613
Adjust to quarterly rate	25.21%	25.21%

Estimated interest expense	$834	$1,919	$2,753

	TWP Tranche 1	TWP Tranche 3	TW Holdings Tranche 1	TW Holdings Tranche 2	Total Notes
Notes:
Principal	$250,000	$250,000	$125,000	$100,000
Estimated interest rate	5.39%	5.54%	5.64%	5.79%

Estimated annual interest expense	13,475	13,850	7,050	5,790
Adjust to quarterly rate	25.21%	25.21%	25.21%	25.21%

Estimated interest expense	$3,397	$3,492	$1,777	$1,460	$10,126

In connection with these borrowings, TWP and TW Holdings incurred certain direct costs, as described in Note (F) above. The impact of the amortization of these debt issue costs on interest expense is as follows:

	Term Loan/ Revolver	Ten-Year Notes	Twelve-Year Notes	Total
TWP	$173	$94	$78	$345
TW Holdings	336	91	61	488

			Total	$833

Interest expense on acquisition debt		$12,879
Amortization of debt issue costs		833
Less: interest expense on existing debt		(4,253)

Gross pro forma additional interest expense		9,459
Southern Union share		50%

Southern Union pro forma additional interest expense		$4,730

(K)
Reflects interest expense related to Southern Union's bridge loan facility of $590.5 million ($407 million drawn) and $41.5 million of additional borrowings under Southern Union's revolving credit facility. The interest rates used in the following calculation are based on spreads outlined in the relevant debt agreements over the one-month USD LIBOR quote as of January 26, 2005. For every 1/8 percent change in the interest rate assumed for these borrowings, interest expense for the three months ended September 30, 2004 would change by approximately $141,000.

	Bridge Loan	Revolver	Total
Principal	$407,000	$41,500
Estimated interest rate	3.81%	3.31%

Estimated annual interest expense	15,507	1,374
Adjust to quarterly rate	25.21%	25.21%

Estimated interest expense	$3,909	$346	$4,255

(L)
Reflects issuance of 14,913,042 shares of Southern Union common stock, net of offering costs of $11.4 million ($10.4 million of underwriting discounts and $1 million in other offering costs), at a price of $23.00 per share.

(M)
Reflects the use of the net proceeds from the common stock issuance to reduce the bridge loan facility that was drawn to fund Southern Union's investment in CCE Holdings. See Note (A). The resulting reduction in interest expense on the bridge loan facility is computed as follows:

Principal reduction	$331,616
Estimated interest rate	3.81%

Estimated reduction in interest expense for year ended June 30, 2004	$12,635

Estimated reduction in interest expense for the three months ended September 30, 2004	$3,185

(N)
Reflects proceeds from the $100 million Equity Units offering of Southern Union, the related issuance costs ($3 million), other offering costs ($1 million) and the present value of Southern Union's obligation to make contract adjustment payments in connection with the forward purchase contracts. A portion of the issuance costs ($.25 million) is attributable to the underlying senior note and the remainder ($2.75 million) is attributable to the equity conversion feature. The Equity Units are assumed to have an estimated annual payment rate of 5.50%, which Southern Union believes would be obtained based on current market rates. The interest rate on the underlying notes is estimated to be 4.00% and the remainder of the coupon is attributable to the contract adjustment payments required to be made in connection with the forward purchase contracts. The present value of the obligation to make contract adjustment payments was estimated to be approximately $4.25 million. The issuance costs associated with the equity conversion feature, the obligation to make contract adjustment payments and a pro rata portion of the other offering costs have been reflected as reductions to additional paid-in capital in the accompanying unaudited pro forma consolidated condensed balance sheet. The issuance costs associated with the senior notes and the remainder of the other offering costs have been reflected as other assets in the accompanying unaudited pro forma consolidated condensed balance sheet and will be amortized as an adjustment to yield over the life of the notes, which is three years.

(O)
Reflects the use of net proceeds from the Equity Units issuance to reduce the remainder of the bridge loan facility and other short term debt incurred in connection with the acquisition of CrossCountry. The resulting reduction in interest expense on the bridge loan facility and other short term debt incurred with the acquisition is calculated as follows:

	Bridge Loan	Revolver	Total
Principal reduction	$75,384	$20,616
Estimated interest rate	3.81%	3.31%

Estimated reduction in interest expense for year ended June 30, 2004	$2,872	$683	$3,555

Estimated reduction in interest expense for the three months ended September 30, 2004	$724	$172	$896

(P)
Reflects interest expense on the $100 million Equity Units offering. The Equity Units are assumed to have an estimated overall annual payment rate of 5.50%, which Southern Union believes would be obtained based on current market rates. The interest rate on the underlying notes is assumed to be 4.00% and the remainder is attributable to the contract adjustment payments. The present value of the obligation to make contract adjustment payments is recorded as a reduction of additional paid-in capital in the unaudited pro forma consolidated condensed balance sheet.

CCE HOLDINGS' ACQUISITION OF CROSSCOUNTRY

General

        On November 17, 2004, CCE Holdings acquired 100% of the equity interests of CrossCountry from Enron and its subsidiaries for a purchase price of approximately $2.45 billion in cash, including the assumption of certain consolidated debt. Also on that date, CCE Holdings divested its interests in Northern Plains and NBP Services, LLC to ONEOK, Inc. for $175 million in cash. CrossCountry now owns 100% of TWP and has a 50% interest in Citrus, which in turn owns 100% of FGT. An affiliate of El Paso Corporation owns the remaining 50% of Citrus.

        For more information, see "Risk Factors—Risks That Relate to CCE Holdings' Acquisition of CrossCountry "and "Business—Interstate Transmission and Storage Operations—CrossCountry."

Management and Ownership Structure of CCE Holdings

        General.    There are two classes of membership interests in CCE Holdings: Class A Interests, collectively representing 50% of the interests in CCE Holdings, all of which are held by CCE Acquisition, which is a wholly-owned subsidiary of Southern Union; and Class B Interests, collectively representing 50% of the interests in CCE Holdings, with 30% owned by EFS-PA, and 20% owned by other investors. At the time of the acquisition of CrossCountry, EFS-PA owned all of the Class B Interests. Subsequent to the acquisition of CrossCountry, EFS-PA sold a portion of its holdings to the other investors; however, EFS-PA has retained all of the voting rights of the Class B Interests.

        Executive Committee.    CCE Holdings has an executive committee comprised of two members selected by the holders of the Class A Interests and two members selected by the holders of the Class B Interests. The executive committee is responsible for setting the overall operating policies of CCE Holdings, and serves as the functional equivalent of a board of directors. The approval of the executive committee is required for certain matters. All decisions by the executive committee will be made by unanimous vote.

        Managing Member.    Southern Union's wholly-owned subsidiary, CCE Acquisition is the managing member of CCE Holdings, in which capacity it is responsible for, and has the authority to undertake, the day-to-day management of CCE Holdings in accordance with policies established by the executive committee. The authority of CCE Holdings to take and authorize certain actions enumerated in the CCE Holdings limited liability company agreement is subject to its receipt of the prior approval of the executive committee or the members.

        Administrative Services Agreement.    CCE Holdings has entered into an Administrative Services Agreement with SU Pipeline Management LP, a wholly-owned subsidiary of Southern Union, pursuant to which SU Pipeline Management LP will provide administrative services to CCE Holdings and its subsidiaries. SU Pipeline Management LP will be responsible for all administrative and ministerial services not reserved to the executive committee or members of CCE Holdings. For performing these functions, CCE Holdings will reimburse SU Pipeline Management LP for certain defined operating and transition costs, and under certain circumstances may pay SU Pipeline Management LP an annual management fee. The management fee is based on the percentage by which the actual EBITDA of CrossCountry varies when compared to the EBITDA projected in the operating budget.

        Upon the occurrence of a material breach by SU Pipeline Management LP under the Administrative Services Agreement, and subject to customary cure rights, the holders of the Class B Interests may replace SU Pipeline Management LP as administrative services provider under the Administrative Services Agreement with another qualified person that may or may not be an affiliate of EFS-PA. If CCE Acquisition and its affiliates cease to own at least 80% of the Class A Interests, the holders of the Class B Interests also may replace SU Pipeline Management LP as the administrative services provider under the Administrative Services Agreement with another qualified person who may or may not be an affiliate of EFS-PA.

        Transfers of Membership Interests.    The ownership of CCE Holdings is highly structured and subject to certain provisions, including, but not limited to, the following:

  •
  Holders of Class B Interests may only transfer their interests to an affiliate or an Eligible Transferee, which is defined to include any person that:

  •
  either is not the owner or operator of a natural gas pipeline that directly competes with any of the pipeline assets then owned by CrossCountry and has a net worth of not less than $100,000,000, or is a financial investor, and

  •
  is not one of up to three persons identified by CCE Acquisition from time to time as being a prohibited transferee.

  •
  For the 18-month period following the closing of CCE Holdings' acquisition of CrossCountry (the "Transfer Restriction Period"), CCE Acquisition and EFS-PA each may sell or transfer up to 40% of their respective membership interests. EFS-PA has exercised such right and sold 40% of its Class B Interests to other investors.

  •
  After the expiration of the Transfer Restriction Period, no holder of any Class A Interests may sell or transfer any of its Class A Interests if as a result of such sale or transfer such holder would own less than 50% of the outstanding Class A Interests without the prior approval of the holders of a majority of the Class B Interests.

  •
  After the expiration of the Transfer Restriction Period, any Class B holder may sell or transfer all or any portion of the Class B Interests without limitation; provided, that no such transfer in any of the first, second or third annual periods following the Transfer Restriction Period shall exceed 10% of the outstanding Class B Interests unless SU Pipeline Management LP has been removed as manager pursuant to the Administrative Services Agreement.

  •
  After the expiration of the Transfer Restriction Period, each member of CCE Holdings will have a right of first offer entitling it to purchase a pro rata portion of any membership interests offered for sale to an unaffiliated third party by any other member.

  •
  CCE Acquisition and EFS-PA each have identical call options to purchase a 25% portion of the equity interest of the other party (and any person to which it transferred any interests prior to the expiration of the Transfer Restriction Period) on the fifth, sixth, seventh and eighth anniversaries of the closing of CCE Holdings' acquisition of CrossCountry at a price equal to the greater of (1) an amount that, when combined with any distributions theretofore paid in respect of such interests, would generate a pre-tax internal rate of return of 11%, compounded annually, and (2) a pro rata amount equal to one-half of the EBITDA of CCE Holdings and its subsidiaries for the immediately preceding eight calendar quarters multiplied by 8.9 (the "FMV Price").

  •
  CCE Acquisition has a call option to purchase any Class B Interest that is transferred after the expiration of the Transfer Restriction Period, and EFS-PA has a call option to purchase any Class A Interest that is transferred after the expiration of the Transfer Restriction Period, in each case at a price equal to the greater of (1) an amount that, when combined with any distributions theretofore paid in respect of such interests, would generate a pre-tax internal rate of return of 11%, compounded annually, and (2) the FMV Price. Such call options are exercisable on the fifth anniversary of the transfer date of the subject interests.

  •
  On the tenth anniversary of the closing of CCE Holdings' acquisition of CrossCountry, EFS-PA has the right, on written notice to CCE Acquisition, to require Southern Union to purchase all

    (but not less than all) of the Class B Interests for a price equal to the FMV Price. All holders of Class B Interests will be required to put their interests to Southern Union upon exercise of the put option by EFS-PA. Southern Union at its option may pay the redemption price either (1) in cash or (2) in shares of its common stock having a fair market value equal to 102% of the FMV Price. The recipients of Southern Union common stock issued in payment of the redemption price shall be entitled to customary registration rights.

  •
  If EFS-PA exercises the put rights as described in the preceding paragraph and (1) Southern Union fails to pay the redemption price in cash and (2) the shares of Southern Union common stock to be paid in satisfaction of the redemption price would represent more than 40% of the aggregate number of shares of Southern Union common stock outstanding and held by persons not affiliated with Southern Union, then EFS-PA may postpone the closing of the put for up to 18 months. If at any time during such postponement period EFS-PA identifies an unaffiliated party that is willing to purchase all the interests, then EFS-PA shall have the right to require that all the other members simultaneously sell all of the Class A Interests and Class B Interests to the same purchaser on the same terms.

        LLC Structure.    CCE Holdings and TWP are structured as limited liability companies (LLCs), allowing them to pass their cash tax obligations to their owners. Citrus is the only cash tax-paying entity among CrossCountry and its subsidiaries. Pursuant to a tax sharing arrangement, CCE Holdings is expected to dividend to its members amounts sufficient to enable them to pay the tax liability created by their investment in CCE Holdings.

Accounting Treatment

        For accounting and financial reporting purposes, we currently intend to treat CCE Holdings as an equity investment. Accordingly, Southern Union will report its share of CCE Holdings' earnings as equity in earnings of affiliates in its consolidated statement of operations in the period in which such earnings are reported by CCE Holdings.

BUSINESS

        The following discussion highlights certain important facts regarding us, our divisions, our subsidiaries and our investments and does not contain all of the information that may be important to you. We encourage you to read the documents referred to in the accompanying prospectus under "Where You Can Find More Information," which contain more complete descriptions of our Company and our business.

Overview

        Southern Union Company owns and operates assets in the regulated natural gas industry and is primarily engaged in the transportation, storage and distribution of natural gas. Through our wholly-owned subsidiary Panhandle, we own and operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. In addition, Panhandle owns and operates Trunkline LNG—one of North America's largest liquefied natural gas import terminals based on a sustainable send-out capacity of 630 MMcf/d. Through our 50% investment in CCE Holdings, we have an interest in and operate the TWP and FGT interstate pipelines, comprising more than 7,400 miles of interstate pipelines. Through our local distribution companies, we serve approximately one million natural gas end-user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island.

        We refer to the pipeline businesses of Panhandle and CrossCountry as "interstate transmission and storage operations" and we refer to the business of our local distribution companies as "gas distribution operations."

        Our businesses are characterized by stable cash flows and earnings and do not face significant risks relating directly to short-term fluctuations in commodity prices. Our interstate transmission and storage operations provide natural gas transportation services as an agent and do not take title to the volumes they transport. Moreover, Panhandle and CrossCountry derive a significant portion of revenue from reservation fees, typically under long term contracts to reserve capacity on our pipeline system, regardless of volumes that are eventually shipped. Similarly, the regasification capacity of our liquefied natural gas terminal is fully contracted until 2023 under a tolling agreement that provides for reservation fees. Our gas distribution operations pass through the cost of the natural gas they purchase and distribute to their end-user customers under local regulatory approval and receive payments for the provision of distribution services.

        Our businesses are impacted by seasonal changes in the demand for natural gas. Cold weather typically increases gas usage (e.g., for home heating), and therefore creates incremental demand for the natural gas transportation and distribution services during the winter months and is typically reflected in the first and fourth quarters of the calendar year. While most of our pipeline revenues are derived from reservation fees, a portion of revenues is volumetrically driven and exposed to seasonal gas flows based upon cooling and heating needs of end-user markets. This seasonality has been mitigated in recent years as a greater percentage of electric power is generated by natural gas powered plants, which typically require the greatest amount of fuel during warm weather months for cooling loads.

        Growth in our business is generally driven by increased demand for natural gas across our combined base of utility, industrial, commercial and residential customers, but also benefits from our ability to charge higher rates for our transportation services depending on basis differentials between supply basins and end-user markets and reliability considerations. Furthermore, we believe we can grow earnings through cost control and adding new customers via expansion projects and acquisitions.

        For the year ended June 30, 2004 and for the three-month period ended September 30, 2004, we had revenues of $1.8 billion and $234.6 million, respectively; net operating revenues of $890.1 million and $164.6 million respectively; and net earnings (loss) available to common shareholders of $101.3 million and $(11.4) million, respectively.

Interstate Transmission and Storage Operations

        Panhandle.    Panhandle and its subsidiaries, Trunkline Gas Company and Sea Robin Pipeline Company, LLC, operate a large natural gas pipeline network consisting of more than 10,000 miles of pipeline. Panhandle's natural gas transmission system consists of four large diameter pipelines extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through the states of Missouri, Illinois, Indiana and Ohio and into Michigan. Trunkline Gas Company's transmission system consists of two large diameter pipelines, which extend approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through the states of Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border. Sea Robin Pipeline Company, LLC's transmission system, which extends approximately 81 miles into the Gulf of Mexico, consists of two offshore Louisiana natural gas supply systems.

        Panhandle has approximately 87 Bcf of total storage available for use in connection with its gas transmission systems. Panhandle owns and operates 47 compressor stations. It also has five gas storage fields located in Illinois, Kansas, Louisiana, Michigan and Oklahoma with a combined maximum working storage capacity of 72 Bcf. Panhandle has contracts with third parties that provide for approximately 15 Bcf of storage. A significant portion of Panhandle's revenue comes from reservation fees related to long-term service agreements with local distribution companies and their affiliates. Panhandle also provides firm transportation services under contract to gas marketers, producers, other pipelines, electric power generators and a variety of other end-users. In addition, the pipelines offer both firm and interruptible transportation to customers on a short-term or seasonal basis. Demand for gas transmission on Panhandle's pipeline systems is somewhat seasonal, with the highest throughput and a higher portion of revenues occurring during the colder period in the first and fourth calendar quarters.

        We acquired Panhandle in June 2003. We believe that the integration of Panhandle has allowed us to develop a stronger organizational platform from which to maximize the value of potential future acquisitions. Additionally, natural gas is increasingly becoming the fuel of choice for home heating, power generation and commercial energy consumption. Specifically, U.S. Department of Energy projects that natural gas consumption in the United States will grow by approximately 50% by 2020. We believe that satisfying this demand will require further development of our nation's natural gas infrastructure system, including the expansion of the current domestic natural gas pipeline transmission capacity. We believe this will translate into growth opportunities for Panhandle as a transporter of natural gas and are trying to capitalize on these opportunities through various projects, including the incremental expansion of Trunkline LNG's Lake Charles facility.

        We have realized significant savings from the integration of Panhandle. Consistent with our philosophy of running a cost-efficient organization without sacrificing safety or reliability of service, we achieved a targeted work-force reduction throughout Panhandle. The major portion of this reduction was in the back-office area and its success was due in large part to synergies the Panhandle acquisition created across all of our business units. We also separated Panhandle from a shared information technology infrastructure with its former parent in the financial, human resource, payroll and accounts payable areas within a three-month timeframe producing significant savings in software licensing and support costs. We expect to continue to achieve savings over the next several years from the consolidation of duplicative administrative functions and information systems, including accounts payable, purchasing, payroll, communications, accounting and information technology support.

        For the 12-month period ended June 30, 2004 and for the three-month period ended September 30, 2004, Panhandle (including Trunkline LNG) had revenues of $491.1 million and

$109.3 million, respectively; operating income of $193.7 million and $38.0 million, respectively; and net earnings of $94.0 million and $16.1 million, respectively.

        LNG Operations.    Natural gas can be converted into a liquid form by means of a process involving chilling and pressurization. A quantity of liquid natural gas consumes only one-six hundredth the storage space as the same quantity in the gaseous state, making it cost efficient to transport LNG in ocean tankers. LNG terminals provide for the regasification of LNG that is delivered to the terminal by ship. Regasification is the process whereby liquefied natural gas is vaporized and returned to its gaseous state. The vaporized natural gas is then compressed to pipeline pressure and delivered into the interstate pipeline system. Through Panhandle's subsidiary, Trunkline LNG, we own and operate a liquefied natural gas terminal in Lake Charles, Louisiana, which is one of the largest operating LNG regasification facilities in North America based on its sustainable send-out capacity of approximately 630 MMcf/d. For more information, see "—Expansion Opportunities-LNG Operations."

        In May 2001, Trunkline LNG signed an agreement with BG Group plc that provides for a 22-year contract, beginning January 2002, for all the uncommitted capacity at the Lake Charles, Louisiana facility, up to the total storage capacity of 6.3 Bcf and sustainable send-out deliverability of approximately 630 MMcf/d. Reservation rates applicable under the BG contract are subject to a moratorium with BG LNG Services through 2015. The additional capacity expected from the Phase I and Phase II expansion has been fully contracted by the BG Group subject to timely completion of the expansion projects.

        CrossCountry.    After giving effect to the sale of Northern Plains and NBP Services, LLC, CrossCountry operates the TWP and FGT natural gas pipeline networks, consisting of more than 7,400 miles of pipeline having the capacity to transport approximately 4.1 Bcf/d of natural gas. The following is a description of the business presently being conducted by each of these two operating units.

        TWP is an open-access interstate pipeline. Through its approximately 2,400-mile pipeline system having a mainline capacity of 2.0 Bcf/d, TWP transports natural gas from western Texas, Oklahoma, eastern New Mexico and the San Juan Basin in northwest New Mexico and southern Colorado primarily to the California market and to pipeline interconnects off the east end of its system. TWP has access to three significant gas basins for its gas supply: the Permian Basin in West Texas and eastern New Mexico, the San Juan Basin in northwestern New Mexico and southern Colorado, and the Anadarko Basin in the Texas and Oklahoma panhandles. Natural gas sources from the San Juan basin and surrounding producing areas can be delivered to connecting pipelines and natural gas market hubs in the east (e.g., the Waha Hub in Western Texas) as well as markets in the west (California). This flexibility allows TWP to respond to regional supply and demand fundamentals and to optimize the utilization of its pipeline infrastructure. TWP's customers include local distribution companies, producers, marketers, electric power generators and industrial end-users.

        TWP earns the majority of its revenue by entering into firm transportation contracts, reserving capacity for customers to transport natural gas on its pipelines, whereby customers pay for transportation capacity on the system regardless of whether it is utilized. TWP also earns variable revenue from charges assessed on each unit of transportation provided. In addition, TWP gas volumes retained for the operation of its pipeline system are, if not physically burned in the system's compressors, sold as operational gas when conditions warrant.

        TWP is subject to competition from other transporters into the southern California market, including El Paso Natural Gas Company, Kern River Gas Transmission Company, Pacific Gas and Electric Company and intrastate producers and affiliates of Southern California Gas Company.

        For the 12-month period ended June 30, 2004 and for the three-month period ended September 30, 2004, TWP, in which Southern Union has a 50% proportionate interest, had revenues of

$207.1 million and $52.7 million, respectively; operating income of $104.8 million and $30.8 million, respectively; and net income of $47.0 million and $16.4 million, respectively.

        CrossCountry indirectly owns a 50% interest in Citrus, which directly owns all of the capital stock of FGT. El Paso Corporation owns the remaining 50% interest. Another CrossCountry subsidiary, Services operates the FGT pipeline. The FGT pipeline system currently extends for approximately 5,000 miles from south Texas through the Gulf Coast region of the United States to south Florida, and has a mainline capacity of 2.1 Bcf/d. FGT's pipeline system primarily receives natural gas from natural gas producing basins in the Louisiana and Texas Gulf Coast, Mobile Bay and offshore Gulf of Mexico. In addition, FGT's pipeline system operates and maintains more than 40 interconnects with major interstate and intrastate natural gas pipelines, which provide FGT's customers access to most major natural gas producing regions in the contiguous 48 states of the United States and Canada.

        Historically, the FGT pipeline system has been the only interstate natural gas pipeline system serving peninsular Florida. This changed on May 28, 2002, when Phase I of the Gulfstream expansion was placed into service. Gulfstream is sponsored by a joint venture of Duke Energy Corporation and The Williams Companies. FGT also serves the Florida panhandle, where it competes with Gulf South Pipeline Company and the natural gas transportation business of the South Georgia system, which is owned by Southern Natural Gas. FGT faces additional competition, to a lesser degree, from alternate fuels, including residual fuel oil, in the Florida market, as well as from proposed LNG regasification facilities.

        For the 12-month period ended June 30, 2004 and for the three-month period ended September 30, 2004, Citrus, in which Southern Union has a 25% proportionate interest, had revenues of $513.9 million and $138.6 million, respectively; operating income of $230.6 million and $82.8 million, respectively; and net income of $102.4 million and $36.7 million, respectively.

Gas Distribution Operations

        Our gas distribution operations include the following three operating divisions:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett). Missouri Gas Energy has 8,074 miles of mains, 5,022 miles of service lines and 47 miles of transmission lines.

  •
  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts). New England has 3,635 miles of mains and 3,068 miles of service lines.

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport). PG Energy has 2,514 miles of mains, 1,515 miles of service lines and 29 miles of transmission lines.

        We acquired our New England operations in September 2000 and our Pennsylvania operations in November 1999. Our New England and Pennsylvania operations provide us with a strong presence in the northeastern market and greater geographic and weather diversity in our service areas.

        Also included in the gas distribution segment are other operations, including certain subsidiaries established to support and expand natural gas sales and other energy sales, the results of which are not significant to Southern Union's results of operations.

        For the 12-month period ended June 30, 2004 and for the three-month period ended September 30, 2004, SUG's gas distribution operations had revenues of $1.3 billion and $125.3 million,

respectively; net operating revenues of $399.1 million and $55.3 million, respectively; and net earnings (loss) of $7.3 million and $(27.5) million, respectively.

Expansion Opportunities

        CrossCountry.    Southern Union actively seeks to take advantage of opportunities to expand its transportation and storage operations. Currently, TWP is constructing a 375 MMcf/d expansion to transport additional gas from the San Juan basin at the Blanco Hub to its bi-directional mainline. The expansion will include looping of existing pipeline segments and additional horsepower at existing compressor stations. Currently, 310 MMcf/d of this expanded capacity has been subscribed under 10-year contracts. TWP filed a FERC certificate on April 7, 2004 and received authorization to proceed with construction in August 2004. TWP commenced compressor station construction in early October 2004 and expects to put the expansion facilities in-service in May 2005. Capital costs for the expansion project are expected to be approximately $150 million, split evenly over 2004 and 2005. For the year ended December 31, 2004, TWP spent $76 million on the San Juan expansion.

        FGT recently completed an open season with respect to extending its pipeline infrastructure with a Phase VII expansion that will serve the expanding electric generation load in Florida. This expansion would consist of mainline looping and additional compression sized to meet customer capacity commitments. The Phase VII expansion is expected to be in service in mid-2007.

        LNG Operations.    Through a two-phase expansion plan, we intend to triple Trunkline LNG's sustainable send-out capacity to approximately 1.8 Bcf/d with a peak send-out capacity of 2.1 Bcf/d. Trunkline Gas Company will also expand its downstream pipeline system to accommodate the increased LNG send-out. Additionally, we have plans to increase above ground storage capacity at the terminal from 6.3 Bcf to 9.0 Bcf. The Phase I expansion has been approved by the FERC and construction is underway. The Phase II expansion has been approved but for a minor modification that is still pending. The Phase I expansion will come on-line at the end of calendar 2005 while the Phase II expansion will come on-line shortly thereafter.

        In May 2001, Trunkline LNG signed an agreement with BG Group plc that provides for a 22-year contract, beginning January 2002, for all the uncommitted capacity at the Lake Charles, Louisiana facility, up to the total storage capacity of 6.3 Bcf and sustainable send-out deliverability of approximately 630 MMcf/d. Rates applicable under the BG contract are subject to a moratorium with BG LNG Services through 2015. The additional capacity expected from the Phase I and Phase II expansion has been fully contracted by the BG Group subject to timely completion of the expansion projects.

Competitive Strengths

        We believe our competitive strengths include the following:

        Leading owner and operator of natural gas infrastructure.    We are one of the largest owners of regulated natural gas assets in North America. As natural gas becomes an increasingly important fuel source, we believe that our size and scope provides us with the flexibility to capitalize on the future evolution of the energy industry. We believe we are well-positioned to benefit from the anticipated future investment in this area.

        Demonstrated ability to successfully manage businesses that operate in a regulated environment.    Our regulated operations provide steady cash flows and an attractive, geographically diverse business profile. Within our gas distribution operations, approximately 52% of our customers are located in Missouri while approximately 31% and approximately 17% of our customers are located in New England and Pennsylvania, respectively. Further, we have been successful in obtaining rate increases for our operating divisions within our utility operations. On October 4, 2004, an MPSC order with respect to a rate case filed by our Missouri division became effective. The MPSC authorized a $22.5 million increase in rates based on a 10.5% return on equity. Previously, in July 2001, the MPSC approved Missouri Gas Energy's rate request for approximately an annual $9.9 million base rate increase, as well as approximately $1.1 million in added revenue from new and revised service charges. In December 2000, the PPUC approved a settlement agreement that provided for a rate increase designed to produce approximately $10.8 million of additional annual revenue.

        Disciplined pursuit of acquisition opportunities which are focused within the natural gas transmission, storage and distribution sectors.    We have actively managed our portfolio of businesses with the goal of maximizing stockholder value, most recently through our investment in CCE Holdings and its successful purchase of CrossCountry. If consistent with the pursuit of our overall goals, we will continue to seek acquisition opportunities within the regulated natural gas industry.

        Demonstrated ability to integrate acquired operations and to achieve efficiencies.    We have a proven track record of operational integration and improvement of our acquisitions. Our operating divisions have each produced consistent improvements in various key financial and operational metrics after acquisition. Following the Panhandle acquisition, we believe we have been able to significantly reduce on-going operations and management expense for Southern Union and Panhandle and we expect to continue to achieve additional cost savings. Following the acquisition of our New England operations in 2000, we were able to reduce on-going operations and maintenance expenditures for New England Gas Company by 8%, or from $85 million to $78 million, during the first two years of ownership. Our acquisition of PG Energy resulted in operations and maintenance reductions of 21%, or from $37 million to $29 million, during the first two years of ownership. Our acquisition of Missouri Gas Energy resulted in operations and maintenance reductions of 28% or from $76 million to $55 million in the first two years of ownership.

ACCOUNTING TREATMENT

        The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the senior notes in proportion to their respective fair market values at the time of issuance. The present value of the Corporate Units contract adjustment payments will be initially charged to stockholders' equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

        The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to stockholders' equity.

        Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $                  .

        Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the units. It is possible that our accounting for the purchase contracts and the senior notes could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

        The following is a summary of the terms of the Equity Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus form a part. This summary supplements the description of the securities purchase units in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

        We will issue the Equity Units under the purchase contract and pledge agreement between us and JPMorgan Chase Bank, N.A., who we refer to as the purchase contract agent. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 2,000,000 Corporate Units, each with a stated amount of $50.

Corporate Units

        Each Corporate Unit will consist of a unit comprising:

  (a)
  a purchase contract under which

  (1)
  the holder will agree to purchase from us, and we will agree to sell to the holder, not later than February 16, 2008, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under "Description of the Purchase Contracts—Purchase of Common Stock," subject to antidilution adjustments, and

  (2)
  we will pay the holder quarterly contract adjustment payments at the rate of      % per year on the stated amount of $50 or $                per year, subject to our right to defer any contract adjustment payments, and

  (b)
  either:

  (1)
  a 1/20, or 5%, applicable ownership interest in a $1,000 principal amount senior note issued by us, or

  (2)
  following a successful remarketing of the senior notes on or prior to the ninth business day immediately preceding the purchase contract settlement date, or the occurrence of a tax event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

        "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

  (1)
  for a remarketing Treasury portfolio,

  •
  a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to February 15, 2008,

  •
  if the reset effective date occurs prior to November 16, 2007, with respect to the originally scheduled quarterly interest payment date on the senior notes that would have occurred on November 16, 2007, an undivided beneficial ownership interest in a $1,000 interest or principal strip of U.S. Treasury security that matures on or prior to November 15, 2007 in an amount equal to the interest payment that would be due on November 16, 2007 on a 1/20, or 5%, beneficial ownership interest in $1,000 principal amount of the senior notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the senior notes as described under "Description of the Senior Notes—Market Reset Rate" and assuming that interest on the senior notes accrued from the reset effective date to, but excluding, November 16, 2007; and

    •
    with respect to the originally scheduled quarterly interest payment date on the senior notes that would have occurred on February 16, 2008, an undivided beneficial ownership interest in a $1,000 interest or principal strip of U.S. Treasury security that matures on or prior to February 15, 2008 in an amount equal to the interest payment that would be due on February 16, 2008 on a 1/20, or 5%, beneficial ownership interest in $1,000 principal amount of the senior notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the senior notes and assuming that interest on the senior notes accrued from the later of the reset effective date and November 16, 2007 to, but excluding, February 16, 2008.

  (2)
  for a tax event Treasury portfolio,

  •
  a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to February 15, 2008, and

  •
  for each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or prior to February 16, 2008, an undivided beneficial ownership interest in a $1,000 principal or interest strip of U.S. Treasury security that matures on or prior to that interest payment date in an amount equal to the interest payment that would be due on a 1/20, or 5%, beneficial ownership interest in the principal amount of the senior notes that would have been components of the Corporate Units assuming no tax event redemption and accruing from and including the immediately preceding interest payment date.

        The purchase price of each Equity Unit will be allocated between the related purchase contract and the related applicable ownership interest in senior notes in proportion to their respective fair market values at the time of issuance. We have determined that, at the time of issuance, the fair market value of the applicable ownership interest in senior notes will be $50 and the fair market value of each purchase contract will be $0. This position generally will be binding on each beneficial owner of each Equity Unit unless certain disclosure requirements are satisfied, but will not be binding on the IRS.

        As long as a unit is in the form of a Corporate Unit, any ownership interest in a senior note or any appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract.

Creating Treasury Units

        Subject to the last sentence of this paragraph, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units as a result of a successful remarketing on or prior to the ninth business day preceding February 16, 2008 or a tax event redemption prior to February 16, 2008, each holder of Corporate Units will have the right, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on February 15, 2008 (CUSIP No. 912833CT5), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes underlying the applicable ownership interests in senior notes for which substitution is being made. Because Treasury securities and the senior notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. The ability of holders of Corporate Units to create Treasury Units will be subject to the limitation that holders may not create Treasury Units during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date during that three-day remarketing period.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units as a result of either a successful remarketing of the senior notes or a tax event redemption, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interests in the Treasury portfolio underlying the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of             Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date).

        Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interests in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units. Each Treasury Unit will consist of a unit with a stated amount of $50 comprising:

  (a)
  a purchase contract under which

  (1)
  the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

  (2)
  we will pay the holder quarterly contract adjustment payments at the rate of      % per year on the stated amount of $50, or $                per year, subject to our right to defer any contract adjustment payments, and

  (b)
  a 1/20, or 5%, undivided beneficial interest in a Treasury security with a principal amount of $1,000.

        To create 20 Treasury Units, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, the Corporate Unit holder will:

  •
  deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 which must be purchased in the open market at the Corporate Unit holder's expense, and

  •
  transfer 20 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 20 Corporate Units.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related senior note from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

  •
  cancel the 20 Corporate Units,

  •
  transfer the related $1,000 principal amount of senior note to the holder, and

  •
  deliver 20 Treasury Units to the holder.

        The Treasury security will be substituted for the senior note and will be pledged to us through the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts. The related senior note released to the holder thereafter will trade separately from the resulting Treasury Units.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of            Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date).

Recreating Corporate Units

        Subject to the last sentence of this paragraph, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, each holder of Treasury Units will have the right at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, the senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and senior notes are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. The ability of holders of Treasury Units to recreate Corporate Units will be subject to the limitation that holders may not recreate Corporate Units during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date, or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date during that three-day remarketing period.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of                        Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date).

        Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

        To create 20 Corporate Units, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, the Treasury Unit holder will:

  •
  deposit with the collateral agent a $1,000 principal amount senior note, which must be purchased in the open market at the holder's expense unless otherwise owned by the holder, and

  •
  transfer 20 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited a $1,000 principal amount senior note with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury security from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then:

  •
  cancel the 20 Treasury Units,

  •
  transfer the related Treasury security to the holder, and

  •
  deliver 20 Corporate Units to the holder.

        The substituted senior note or the applicable ownership interests in the Treasury portfolio will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation to purchase common stock under the related purchase contracts.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of                        Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date).

        Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

        Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the senior notes calculated at the rate of            % per year on the senior notes (or distributions on the applicable ownership interests in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of            % per year on the stated amount of $50 per Corporate Unit, subject to our right to defer contract adjustment payments until the earliest of the purchase contract settlement date, the cash merger early settlement date (as described in "Description of the Purchase Contracts—Early Settlement Upon Cash Merger") and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts.

        If interest on the senior notes is reset on a reset effective date that is not a scheduled interest payment date, the collateral agent will receive on behalf of holders of Corporate Units a payment from us on such reset effective date of accrued and unpaid interest on the senior notes from the most recent quarterly interest payment date to, but excluding, such reset effective date. On the quarterly payment date next following the reset effective date, Corporate Unit holders will receive a regular quarterly cash distribution comprised of their pro rata portion of that interest payment, the portion of the remarketing Treasury portfolio that matures prior to that quarterly payment date and the contract adjustment payment payable on that date.

        Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of            % per year on the stated amount of $50 per Treasury Unit, subject to our right to defer contract adjustment payments until the earliest of the purchase contract settlement date, the cash merger early settlement date (as described in "Description of the Purchase Contracts—Early Settlement Upon Cash Merger") and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts. There will be no distributions in respect of the Treasury securities underlying the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes.

Ranking

        Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred stock. See "Debt Securities" in the accompanying prospectus.

        Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. "Senior indebtedness" with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

Voting and Certain Other Rights

        Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Listing of the Securities

        We have applied to list the Corporate Units on the New York Stock Exchange under the symbol "SUG PrD". Unless and until substitution has been made as described in "—Creating Treasury Units" or "—Recreating Corporate Units," none of the senior notes, the applicable ownership interests in senior notes or the applicable ownership interests in the Treasury portfolio will trade separately from the Corporate Units. The applicable ownership interests in senior notes or the applicable ownership interests in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the same exchange as the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Miscellaneous

        We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

        This section summarizes some of the terms of the purchase contract and pledge agreement, purchase contracts, remarketing agreement and senior note indenture. The summary should be read together with the purchase contract and pledge agreement, remarketing agreement and senior note indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Purchase of Common Stock

        Each purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of the Corporate Unit or Treasury Unit, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "—Anti-Dilution Adjustments," as follows:

  •
  If the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $                      , the settlement rate will be            shares of our common stock (the "minimum settlement rate"), which is equal to the stated amount divided by the threshold appreciation price.

    Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  •
  If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $                      , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value.

    Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  •
  If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be            shares of our common stock (the "maximum settlement rate"), which is equal to the stated amount divided by the reference price.

    Accordingly, if the market value for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

        If you elect to settle your purchase contract early in the manner described under "—Early Settlement," the number of shares of our common stock issuable upon settlement of such purchase contract will be            , the minimum settlement rate, subject to adjustment as described under "—Anti-Dilution Adjustments." We refer to the minimum settlement rate and the maximum settlement rate collectively as the fixed settlement rates.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment as set forth in "—Anti-Dilution Adjustments." The reference price represents approximately a    % discount to the last reported sale price of our common stock on the New York Stock Exchange on February     , 2005. The threshold appreciation price represents a            % appreciation over the reference price.

        "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A "trading day" means a day on which the common stock

  •
  is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and

  •
  has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

        We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

        On the business day immediately preceding the purchase contract settlement date, unless:

  •
  a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to the purchase contract settlement date through the early delivery of cash to the purchase contract agent in the manner described under "—Early Settlement," or "—Early Settlement Upon Cash Merger,"

  •
  a holder of Corporate Units that include applicable ownership interests in senior notes has settled the related purchase contracts with separate cash on the sixth business day immediately preceding the purchase contract settlement date pursuant to prior notice given in the manner described under "—Notice to Settle with Cash," or

  •
  an event described under "—Termination" has occurred,

        then,

  •
  in the case of Corporate Units where the Treasury portfolio has replaced the senior notes underlying the Corporate Units, proceeds equal to the stated amount of $50 per Corporate Unit when paid at maturity of the appropriate applicable ownership interests of the Treasury portfolio will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts,

  •
  in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes underlying the Corporate Units and there has been a successful remarketing of the senior notes during the final three-day remarketing period, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the related purchase contracts,

  •
  in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes underlying the Corporate Units and there has not been a successful remarketing of the senior notes, holders of all Corporate Units will be deemed to have automatically exercised their right to put their senior notes to us on the purchase contract settlement date at a put price equal to $1,000 per senior note ($50 per applicable ownership interest) plus accrued and unpaid interest in satisfaction of such holder's obligations to us under the related purchase contracts, thereby satisfying such obligations in full, unless, prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent the purchase price in cash, and

  •
  in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts.

        The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

        Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

  •
  irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the purchase contract and pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

  •
  duly appointed the purchase contract agent as the holder's attorney-in-fact to enter into and perform the related purchase contracts and purchase contract and pledge agreement on behalf of and in the name of the holder.

        In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat:

  •
  itself as the owner of the related senior notes underlying the Corporate Units, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

  •
  the senior notes as indebtedness of the Company for all United States federal income tax purposes.

Remarketing

        Pursuant to the remarketing agreement that we will enter into with the purchase contract agent and a remarketing agent to be designated by us, and subject to the terms of the remarketing agreement, we may, at our option and in our sole discretion, elect to remarket the senior notes on any remarketing date occurring during the period for early remarketing beginning on the third business day preceding August 16, 2007 and ending on the ninth business day preceding February 16, 2008, unless the senior notes have been previously redeemed in connection with a tax event redemption or have been previously successfully remarketed. Any remarketing during the period for early remarketing will occur during a three-day remarketing period consisting of three sequential possible remarketing dates selected by us and will include senior notes underlying Corporate Units and other senior notes of holders that have elected to include those senior notes in the remarketing.

        On each remarketing date occurring during the period for early remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the senior notes remarketed equal to approximately 100% of the purchase price for the remarketing Treasury portfolio plus the applicable remarketing fee. A portion of the proceeds from the remarketing equal to the remarketing Treasury portfolio purchase price will be applied to purchase on the reset effective date a remarketing Treasury portfolio consisting of:

  •
  interest or principal strips of U.S. Treasury securities that mature on or prior to February 15, 2008 in an aggregate amount equal to the principal amount of the senior notes underlying the Corporate Units;

  •
  if the reset effective date occurs prior to November 16, 2007, with respect to the originally scheduled quarterly interest payment date on the senior notes that would have occurred on November 16, 2007, interest or principal strips of U.S. Treasury securities that mature on or prior to November 15, 2007 in an aggregate amount equal to the aggregate interest payment that would be due on November 16, 2007 on the principal amount of the senior notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the senior notes as described under "Description of the Senior Notes—Market Reset Rate" and assuming that interest on the senior notes accrued from the reset effective date to, but excluding, November 16, 2007; and

  •
  with respect to the originally scheduled quarterly interest payment date on the senior notes that would have occurred on February 16, 2008, interest or principal strips of U.S. Treasury securities that mature on or prior to February 15, 2008 in an aggregate amount equal to the aggregate interest payment that would be due on February 16, 2008 on the principal amount of the senior notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the senior notes and assuming that interest on the senior notes accrued from the later of the reset effective date and November 16, 2007 to, but excluding, February 16, 2008.

        The remarketing Treasury portfolio will be substituted for the senior notes underlying the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation to purchase our common stock under the purchase contracts.

        In addition, the remarketing agent may deduct the applicable remarketing fee from any amount of the proceeds from the remarketing of the senior notes in excess of the remarketing Treasury portfolio purchase price. The applicable remarketing fee shall be 25 basis points (0.25%) of the remarketing Treasury portfolio purchase price if the remarketed senior notes mature on February 16, 2010 or, if the maturity date of the senior notes is otherwise extended on the reset effective date, such other amount as agreed between us and the remarketing agent. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders. Corporate Unit holders whose senior notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with any remarketing.

        As used in this context, "remarketing Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the reset effective date for the purchase of the remarketing Treasury portfolio described above for settlement on the reset effective date. "Quotation agent" means any primary U.S. government securities dealer in New York City selected by us.

        In connection with a successful remarketing, interest on the senior notes will be payable semiannually at the reset rate and the maturity date of the senior notes may be extended. The reset rate on the senior notes and the date, if any, to which the maturity date of the senior notes is extended will be determined on the date that the remarketing agent is able to successfully remarket the senior notes. The reset rate, modified interest payment dates and extension, if any, of the maturity date will become effective, if the remarketing is successful, on the reset effective date, which, in the case of a remarketing during the period for early remarketing, will be the third business day immediately following the date of the successful remarketing. See "—General," "—Interest" and "—Market Reset Rate" under "Description of the Senior Notes." The interest rate, maturity date and scheduled interest payment dates of senior notes that are held by holders that do not participate in a remarketing will still be reset on the reset effective date in accordance with any reset of the interest rate, extension of the maturity date or modification of the scheduled interest payment dates of the senior notes in connection with a successful remarketing.

        If a remarketing attempt described above is unsuccessful on the first remarketing date of a three-day remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing dates in that three-day remarketing period until a successful remarketing occurs. If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the senior notes, other than to us, at a price equal to or greater than 100% of the remarketing Treasury portfolio purchase price, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case, resulting in an unsuccessful remarketing on each of the three remarketing dates comprising the three-day remarketing period, the senior notes will continue to underlie the Corporate Units and additional remarketings may, subject to the next paragraph, be attempted during one or more subsequent three-day remarketing periods as described above.

        Unless the senior notes have been successfully remarketed on or prior to the ninth business day immediately preceding February 16, 2008, the senior notes that underlie Corporate Units whose holders have failed to notify the purchase contract agent on or prior to the seventh business day preceding the purchase contract settlement date of their intention to settle the related purchase contracts with separate cash will, unless a tax event redemption date has occurred or will occur prior to February 16, 2008, be remarketed during a three-day remarketing period beginning on and including the fifth business day, and ending on and including the third business day, immediately preceding the purchase contract settlement date. This three-day remarketing period is referred to as the "final three-day remarketing period" and we refer to the third business day immediately preceding the purchase contract settlement date as the "final remarketing date." The reset effective date relating to any remarketing during the final three-day remarketing period will be the purchase contract settlement date. In this remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the senior notes equal to approximately 100% of the aggregate principal amount of the senior notes remarketed plus the applicable remarketing fee. A portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes underlying the Corporate Units will be automatically applied to satisfy in full the Corporate Unit holders' obligations to purchase our common stock on February 16, 2008.

        If a remarketing during the final three-day remarketing period is successful, the remarketing agent may deduct the applicable remarketing fee from any amount of the proceeds in excess of the aggregate principal amount of the remarketed senior notes. In connection with a successful remarketing during the final three-day remarketing period, the applicable remarketing fee shall be 25 basis points (0.25%) of the aggregate principal amount of the senior notes remarketed if the remarketed senior notes mature on February 16, 2010 or, if the maturity date of the senior notes is otherwise extended on the reset effective date, such other amount as agreed between us and the remarketing agent. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders. Corporate Unit holders whose underlying senior notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with any remarketing.

        If a remarketing attempt described above is unsuccessful on the first remarketing date of the final three-day remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing dates in the final three-day remarketing period until a successful remarketing occurs. If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the senior notes during the final three-day remarketing period, other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the senior notes, or (2) the remarketing during the final three-day remarketing period has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case, resulting in a failure of the senior notes to be remarketed during the final three-day remarketing period, the holders of the senior notes will have the right to put their senior notes to us on the purchase contract settlement date, at a price equal to $1,000 per senior note ($50 per applicable ownership interest), plus accrued and unpaid interest. The put right of holders of senior notes that underlie the Corporate Units will be automatically exercised unless such holders (1) prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, provide written notice of their intention to settle the related purchase contract with separate cash, and (2) on or prior to the business day immediately preceding the purchase contract settlement date, deliver to the collateral agent $50 in cash per purchase contract. Unless a Corporate Unit holder has settled the related purchase contract with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against such holder's obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver our common stock to such holder pursuant to the related purchase contracts. Any remaining amount of the put price following satisfaction of the purchase contract will be paid to such Corporate Unit holder.

        We will announce any remarketing of the senior notes on the sixth business day immediately preceding the first remarketing date of a three-day remarketing period and, for the final three-day remarketing period, we will announce the remarketing of the senior notes on the third business day immediately preceding the first remarketing date of the final three-day remarketing period. Each such announcement (each a "remarketing announcement") on each such date (each, a "remarketing announcement date") shall specify

(1)(A)	if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that the senior notes may be remarketed on any and all of the sixth, seventh or eighth business days following the remarketing announcement date, or
(B)
if the remarketing announcement relates to a remarketing to occur during the final three-day remarketing period, that the senior notes may be remarketed on any and all of the third, fourth or fifth business days following the remarketing announcement date
(2)(A)
if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that the reset effective date will be the third business day following the remarketing date on which the senior notes are successfully remarketed, or

(B)
if the remarketing announcement relates to a remarketing to occur during the final three-day remarketing period, that the reset effective date will be February 16, 2008 if there is a successful remarketing,
  (3)
  that the reset rate and interest payment dates for the senior notes will be established, and that the maturity date of the senior notes may be extended, on the remarketing date on which the senior notes are successfully remarketed and effective on and after the reset effective date,

(4)(A)	if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that the reset rate will equal the coupon rate on the senior notes that will enable the senior notes to be remarketed at a price equal to the remarketing Treasury portfolio purchase price plus the applicable remarketing fee, or
(B)
if the remarketing announcement relates to a remarketing to occur during the final three-day remarketing period, that the reset rate will equal the coupon rate on the senior notes that will enable the senior notes to be remarketed at a price equal to 100% of their aggregate principal amount plus the applicable remarketing fee, and
  (5)
  the range of possible remarketing fees.

        We will cause each remarketing announcement to be published on the business day following the remarketing announcement date by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. In addition, we will request, not later than 10 business days prior to each remarketing announcement date, that the depositary notify its participants holding senior notes, Corporate Units and Treasury Units of the remarketing. If required, we will use our best efforts to ensure that a registration statement with respect to the full principal amount of the senior notes to be remarketed is effective such that the remarketing agent may rely on it in connection with the remarketing process. If a successful remarketing occurs on a remarketing date, we will request the depositary to notify its participants holding senior notes of the maturity date, reset rate and interest payment dates established for the senior notes during the remarketing on the business day following the remarketing date on which the senior notes were successfully remarketed. If a successful remarketing does not occur during a three-day remarketing period, we will cause a notice of the unsuccessful remarketing attempt of senior notes to be published on the business day following the last of the three remarketing dates comprising the three-day remarketing period (which notice, in the event of a failed remarketing on the final remarketing date, shall be published not later than 9:00 a.m., New York City time, and shall include the procedures that must be followed if a holder of senior notes wishes to exercise its right to put such senior notes to us), in each case, by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

        In connection with a remarketing, holders of senior notes that do not underlie the Corporate Units may elect to have their senior notes remarketed as described under "Description of the Senior Notes—Optional Remarketing."

        You may elect not to participate in any remarketing and to retain the principal amount of senior notes underlying the applicable ownership interests in senior notes comprising part of your Corporate Units by (1) creating Treasury Units at any time prior to the business day preceding any three-day remarketing period or (2) if there has not been a successful remarketing prior to the final three-day remarketing period, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the seventh business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the purchase contract settlement date.

Early Settlement

        Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

  •
  the stated amount times the number of purchase contracts being settled, plus

  •
  if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract, minus

  •
  the amount of any deferred contract adjustment payments payable by us to you on the payment date with respect to the purchase contract.

        If the Treasury portfolio has not replaced the senior notes as a component of Corporate Units, holders of Corporate Units will not be permitted to exercise their early settlement right during any period commencing on and including the business day preceding any three-day remarketing period and ending on and including, in the case of a successful remarketing during that three-day remarketing period, the reset effective date or, if none of the remarketings during that three-day remarketing period is successful, the business day following the last remarketing date during that three-day remarketing period.

        Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the senior notes underlying the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of            Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date). Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

        So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

        The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, (1) we will use our best efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled, and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

        Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

  •
  except as described below in "—Early Settlement Upon Cash Merger" the holder will receive the minimum settlement rate of            newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under "—Anti-Dilution Adjustments," accompanied by an appropriate prospectus if required by law,

  •
  the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

  •
  the holder's right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate, and

  •
  no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet.

        If the purchase contract agent receives a Corporate Unit certificate, or Treasury Unit certificate if they are in certificated form accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date. If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

        Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the aggregate principal amount of senior notes underlying the applicable ownership interests in senior notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in "—Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

Notice To Settle With Cash

        Unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time, on the sixth business day immediately preceding the purchase contract settlement date. If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the sixth business day immediately preceding the purchase contract settlement date, such holder's senior notes will be included in the remarketing of senior notes during the final three-day remarketing period beginning on the fifth business day immediately preceding the purchase contract settlement date.

Early Settlement Upon Cash Merger

        Prior to the purchase contract settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the "merger early settlement right."

        We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be ten days after the date of the notice but no later than five business days prior to the purchase contract settlement date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

        If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time in addition to accrued and unpaid contract adjustment payments. You will also receive the senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our best efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

        If the Treasury portfolio has replaced the senior notes underlying the Corporate Units, holders of the Corporate Units may exercise the merger early settlement right only in integral multiples of            Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of senior notes if the reset effective date is not a regular quarterly interest payment date). Otherwise, a holder of Corporate Units or Treasury Units may exercise the merger early settlement right only in integral multiples of 20 Treasury Units.

Contract Adjustment Payments

        Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of            % of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on May 16, 2005, subject to our right to defer the payment of the contract adjustment payments as described below.

        Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under "—Book-Entry System."

        If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A "business day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

        Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

        We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until no later than the purchase contract settlement date; provided, however, that in an early settlement upon a cash merger or any other early settlement of the purchase contracts, we will pay deferred contract adjustment payments through the cash merger settlement date or the most recent quarterly payment date, as applicable. However, deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of            % per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to but excluding the earlier of the purchase contract settlement date and the date of any earlier settlement of the purchase contracts. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Southern Union), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

        In the event that we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to the foregoing; provided that the foregoing will not (i) restrict us from declaring or paying our annual stock dividend and (ii) restrict any of our subsidiaries from declaring or paying any dividends, or making any distributions, to us or any of our other subsidiaries.

Anti-Dilution Adjustments

        Each fixed settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

  (a)
  The payment of dividends and distributions of shares of common stock on the outstanding shares of common stock (including any annual stock dividend), in which event each fixed settlement rate will be multiplied by a fraction,

  •
  the numerator of which will be the sum of the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the total number of shares constituting such dividend or other distribution and

  •
  the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination.

  (b)
  The issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof, in which event each fixed settlement rate will be multiplied by a fraction,

  •
  the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate of the offering price of the total number of shares of our common stock so offered for subscription or purchase would purchase at the current market price and

    •
    the denominator of which will be the sum of the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

  (c)
  Subdivisions and splits of shares of common stock, in which event each fixed settlement rate will be proportionately decreased, and, conversely, if outstanding shares of our common stock are combined into a smaller number of shares of our common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination becomes effective will be proportionately increased.

  (d)
  Distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash), in which event each fixed settlement rate will be multiplied by a fraction,

  •
  the numerator of which will be the current market price of our common stock and

  •
  the denominator of which will be the current market price of our common stock minus the fair market value, as determined by our board of directors, of the portion of the distribution applicable to one share of common stock.

    In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, each fixed settlement rate will be adjusted based on the market value of the securities being distributed relative to the market value of our common stock, in each case based on the average of the closing sale prices of those securities for the ten trading days commencing on and including the fifth trading day after the "ex-date" for such distribution.

  (e)
  We make a distribution consisting exclusively of cash to all holders of our common stock, excluding any dividend or distribution in connection with our liquidation, dissolution or termination, in which event each fixed settlement rate will be multiplied by a fraction,

  •
  the numerator of which will be the current market price of our common stock; and

  •
  the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution.

  (f)
  The successful completion of a tender or exchange offer made by us or any of our subsidiaries for our common stock to the extent that the cash and the value of any other consideration included in the payment per share of common stock exceeds the average of the closing price of our common stock for each of the five consecutive trading days next succeeding the last date on which tenders or exchanges may be made under such tender or exchange offer, in which event each fixed settlement rate will be multiplied by a fraction,

  •
  the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer and

    •
    the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer.

        The "current market price" per share of common stock on any day means the average of the daily closing prices on each of the 20 consecutive trading days ending the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation.

        The term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

        We currently do not have a rights plan with respect to any common stock. To the extent that we have a rights plan in effect upon settlement of a purchase contract, you will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (d) above.

        In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the purchase contract settlement date the settlement rate then in effect will be applied to the value, on the purchase contract settlement date, of the securities, cash or property a holder of one share of our common stock would have received when such transaction occurred.

        If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the fixed settlement rate adjustment provisions of the purchase contract and pledge agreement, the settlement rate is increased, this increase will likely give rise to a taxable dividend to holders of Corporate Units or Treasury Units; certain other adjustments to the settlement rate may also give rise to a taxable dividend to holders of Corporate Units or Treasury Units, see "United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate" in this prospectus supplement.

        In addition, we may make increases in each fixed settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

        Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

        We will be required, within ten business days following the adjustment to each fixed settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to each fixed settlement rate was determined and setting forth the revised settlement rate.

        Each adjustment to each fixed settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to each fixed settlement rate will also result in an adjustment to the applicable market value solely for purposes of determining which of the three clauses of the definition of the settlement rate will apply on the purchase contract settlement date.

Termination

        The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, will immediately and automatically terminate, without any further action, upon the occurrence of our bankruptcy, insolvency or reorganization. In the event of such a termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the purchase contracts will not have a claim in bankruptcy under the purchase contract with respect to our issuance of shares of common stock or the right to receive contract adjustment payments.

        Upon any termination, the collateral agent will release the aggregate principal amount of senior notes underlying the applicable ownership interests in senior notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the applicable ownership interests in the Treasury portfolio or the Treasury securities, to the purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

        If the holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

Pledged Securities and the Purchase Contract and Pledge Agreement

        Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the purchase contract and pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the purchase contract and pledge agreement.

        No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

  •
  to substitute Treasury securities for the related senior notes or the applicable ownership interests in the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units—Creating Treasury Units,"

  •
  to substitute senior notes or the applicable ownership interests in the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Equity Units—Recreating Corporate Units," or

  •
  upon the termination, cash settlement or early settlement of the related purchase contracts.

        Subject to the security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes underlying the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes underlying the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

        Except as described in "Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

        The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units or Treasury Units upon request by or on behalf of the depositary in accordance with customary procedures. The purchase contract and pledge agreement permits us to determine at any time and in our sole discretion that Corporate Units or Treasury Units shall no longer be represented by global certificates. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global certificates at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

  •
  will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

  •
  will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

  •
  will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract and pledge agreement.

        All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours or of the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS AND
THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

        This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

        Except as described in "Description of the Purchase Contracts—Book-Entry System," payments on the Equity Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

        Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see "Description of the Purchase Contracts—Termination") at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

        If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and if a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

        The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

        No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

        The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

  •
  to evidence the succession of another person to our obligations;

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  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

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  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

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  to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

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  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, provided that any such amendment made solely to conform the provisions of the purchase contract and pledge agreement to this prospectus supplement will be deemed not to adversely affect the interests of holders; and

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  to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the holders.

        The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding to modify the terms of the purchase contracts or the purchase contract and pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

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  change any payment date,

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  impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

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  change the place or currency of payment or reduce any contract adjustment payments,

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  impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments,

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  reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract, or

  •
  reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract and pledge agreement.

        If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

        Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract and pledge agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

        We will covenant in the purchase contract and pledge agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract and pledge agreement and the remarketing agreement, and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract and pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

        We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

        In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that have been destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, security and/or an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and security or indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

        The purchase contract and pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

        JPMorgan Chase Bank, N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract and pledge agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract and pledge agreement.

        The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

        JPMorgan Chase Bank, N.A. maintains commercial banking relationships with us, is the purchase contract agent and collateral agent for our outstanding 5.75% Equity Units, and an affiliate of JPMorgan Chase Bank, N.A. is an underwriter in this offering.

Information Concerning the Collateral Agent

        JPMorgan Chase Bank, N.A. will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

        The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

        Because JPMorgan Chase Bank, N.A. is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract and pledge agreement, JPMorgan Chase Bank, N.A. will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

Miscellaneous

        The purchase contract and pledge agreement will provide that we will pay all fees and expenses other than underwriters' expenses (including counsel) related to the offering of the Corporate Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Equity Units.

        Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

        The following description is a summary of the terms of our senior notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture and supplemental indenture No. 2 which are or will be filed as exhibits or incorporated by reference to the registration statement and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

        The senior notes will be issued under an indenture dated as of January 31, 1994 between us and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as indenture trustee, as amended and supplemented by supplemental indenture No. 2, to be dated February     , 2005 between us and the indenture trustee (as so amended and supplemented, the "indenture").

        The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes initially will be issued in an aggregate principal amount equal to $100 million.

        The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a tax event redemption occurs prior to February 16, 2008, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 16, 2010; provided, however, that upon a successful remarketing of the senior notes, the maturity may be extended to a date selected by us that is up to 10 years from the reset effective date, so long as the maturity date following a successful remarketing is not before February 16, 2010. Any extended maturity date will be specified on the remarketing date and will become effective on the reset effective date. If the senior notes are not successfully remarketed on or prior to the third business day immediately preceding February 16, 2008, the maturity of the senior notes will remain February 16, 2010. Except in connection with a tax event redemption, the senior notes will not be redeemable by us prior to their maturity.

        The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes forming a part of the Corporate Units will be issued in certificated form, will be in denominations of $1,000 and integral multiples of $1,000, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below, provided, however, that upon the release by the collateral agent of senior notes underlying the applicable ownership interests in senior notes pledged to secure the Corporate Units holders' obligations under the related purchase contracts (other than any release of the senior notes in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a cash merger, or a remarketing, each as described under "Description of Purchase Contracts") the senior notes will be issuable in denominations of $50 and integral multiples thereof. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000 (unless senior notes have previously been issued in denominations of $50 and integral multiples thereof, in which case senior notes will be exchangeable for a like aggregate principal amount in denominations of $50 and integral multiples of $50), and integral multiples of $1,000, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

        The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt or issue preferred stock.

Interest

        Each senior note will bear interest initially at the rate of            % per year from the original issuance date to, but excluding, the reset effective date or, if no successful remarketing of the senior notes occurs, February 16, 2010. On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, each a "quarterly interest payment date," commencing May 16, 2005. In addition, if the reset effective date falls on a day that is not also a quarterly interest payment date, holders of senior notes will receive on such reset effective date a payment of accrued and unpaid interest from the most recent quarterly interest payment date to, but excluding, such reset effective date. In addition, original issue discount for United States federal income tax purposes will accrue on the senior notes.

        The applicable interest rate on the senior notes will be reset to the reset rate upon successful remarketing as described above under "Description of the Purchase Contracts—Remarketing." The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing; provided that in the event of a successful remarketing during the final three-day remarketing period, the reset effective date will be February 16, 2008. Following a successful remarketing of the senior notes, the senior notes will bear interest from the reset effective date at the reset rate to, but excluding, February 16, 2010 or, if the maturity of the senior notes is extended on the remarketing date, such extended maturity date. From the reset effective date, interest payments on all senior notes will be paid semiannually in arrears on interest payment dates to be selected by us. Semiannual interest payments will include interest accrued from and including the immediately preceding semiannual interest payment date or, in the case of the first semiannual interest payment date following the reset effective date, from the reset effective date.

        If no successful remarketing of the senior notes occurs, the interest rate on the senior notes will not be reset and interest payments on all senior notes will remain payable quarterly in arrears on the original quarterly interest payment dates.

        The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly or semiannual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semiannual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Market Reset Rate

        The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the senior notes and will be determined by the remarketing agent. In the case of a reset prior to the final three-day remarketing period, which rate would be effective on the third day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes underlying the Corporate Units to have an approximate aggregate market value on the reset effective date of 100% of the Treasury portfolio purchase price described under "Description of the Purchase Contracts—Remarketing" plus the applicable remarketing fee. In the case of a reset during the final three-day remarketing period, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for each senior note to have an approximate market value of 100% of the principal amount of the senior note plus the applicable remarketing fee. The reset rate will in no event exceed the maximum rate permitted by applicable law.

        If the senior notes are not successfully remarketed, the interest rate will not be reset and the senior notes will continue to bear interest at the initial annual interest rate of     %.

Optional Remarketing

        On or prior to the second business day, but no earlier than the fifth business day, immediately preceding the first of the three sequential remarketing dates of any three-day remarketing period, holders of senior notes that do not underlie Corporate Units may elect to have their senior notes remarketed in the same manner and at the same price as senior notes underlying the applicable ownership interests in senior notes constituting a part of Corporate Units by delivering their senior notes along with a notice of this election to the custodial agent. By delivering such notice, holders will elect to have their senior notes remarketed in all three remarketing attempts during the applicable three-day remarketing period. The custodial agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or prior to the second business day immediately preceding the first of the three sequential remarketing dates of the applicable three-day remarketing period. If all three remarketing attempts during the applicable three-day remarketing period are unsuccessful, the collateral agent will return the senior notes that do not underlie Corporate Units to their holders and these holders may elect to have their senior notes included in the remarketings during each subsequent three-day remarketing period by redelivering their senior notes and notice of election in the manner described in this paragraph. Holders of Treasury Units that are also holders of senior notes that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to the first of the three sequential remarketing dates of any three-day remarketing period.

Put Option Upon a Failed Final Remarketing

        If the senior notes have not been successfully remarketed prior to the purchase contract settlement date, the holders of the senior notes that do not underlie Corporate Units will have the right to put their senior notes to us on the purchase contract settlement date, upon at least two business days' prior notice, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

Events of Default

        In addition to the events of default described in the accompanying prospectus under "Description of the Debt Securities—Events of Default," it shall be an event of default under the senior notes if we fail on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes, unless the senior notes underlie Corporate Units, in which case our obligation to pay the put price will be netted against such holder's obligation to pay the purchase price under the related purchase contracts.

Optional Redemption-Tax Event

        If a tax event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the "tax event redemption date." The redemption price payable in respect of all senior notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the tax event Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in senior notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligations to purchase our shares of common stock under the related purchase contract. Holders of senior notes that are not part of Corporate Units will directly receive proceeds from the redemption of the senior notes.

        "Tax event" means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

        "Redemption amount" means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

        "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the tax event Treasury portfolio for settlement on the tax event redemption date.

        "Applicable principal amount" means the aggregate principal amount of the senior notes that underlie the Corporate Units on the tax event redemption date.

        "Tax event Treasury portfolio" means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2008 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

        "Quotation agent" means any primary U.S. government securities dealer selected by us.

Agreement by Purchasers of Certain Tax Treatment

        Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend to treat the senior note as indebtedness of the Company for all United States federal income tax purposes.

Book-Entry System

        Senior notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

        We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures. The indenture permits us to determine at any time and in our sole discretion that senior notes shall no longer be represented by global certificates. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global certificates at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn. Any global security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material United States federal income tax consequences of the purchase, ownership, and disposition of Equity Units, senior notes, Treasury securities, and shares of our common stock acquired under a purchase contract to holders who purchase Equity Units for cash in the initial offering at their offering price and hold the Equity Units, senior notes, Treasury securities and shares of our common stock as capital assets.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

        Although the IRS has issued a Revenue Ruling addressing certain aspects of units similar to the Equity Units, no statutory, administrative, or judicial authority directly addresses all aspects of the treatment of Equity Units for United States federal income tax purposes and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein or that, if the IRS were to take a contrary position, that position would not ultimately be sustained by the courts. Prospective investors are urged to consult their own tax advisors with respect to the United States federal income tax consequences of the purchase, ownership, and disposition of Equity Units, senior notes, and shares of our common stock acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local, or foreign tax laws.

U.S. HOLDERS

        This portion of the discussion applies only to a person or entity that is (1) an individual citizen or resident of the United States for United States federal income tax purposes, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia or (3) a partnership, estate, or trust treated, for United States federal income tax purposes, as a domestic partnership, estate, or trust (referred to as a "U.S. holder"). If you are not a U.S. holder, you should refer to "NON-U.S. HOLDERS," below.

        This discussion does not address all aspects of United States federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers, or certain traders in securities or currencies or tax-exempt organizations, (2) persons holding Equity Units, senior notes, Treasury securities or shares of our common stock as part of a straddle, hedge, conversion transaction, or other integrated investment or (3) U.S. holders whose functional currency is not the U.S. dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes, estate taxes, or state, local, or foreign taxes. In addition, if a partnership holds Equity Units, senior notes, Treasury securities or shares of our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership that is a prospective investor are urged to consult their own tax advisors with respect to the United States federal income tax consequences to them of an investment by the partnership in Equity Units, senior notes, Treasury securities or shares of our common stock, in light of their own particular circumstances.

Equity Units

        Ownership of Senior Notes or Treasury Securities.    For United States federal income tax purposes, a U.S. holder should be treated as owning the senior notes, Treasury securities, or applicable ownership interest in the Treasury portfolio, as the case may be, constituting a part of the U.S. holder's Equity Unit. We and, by acquiring Equity Units, each U.S. holder agree to treat the senior notes (or Treasury securities) constituting a part of the Equity Units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax consequences of owning the senior notes or Treasury securities are discussed below (see "Senior Notes" and "Treasury Securities").

        Allocation of Purchase Price.    The purchase price of each Equity Unit will be allocated between the senior note and the purchase contract constituting such Equity Unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the senior note and the purchase contract. We have determined that $50 of the purchase price of an Equity Unit is allocable to the senior note and $0 is allocable to the purchase contract. This position will be binding on each U.S. holder (but not on the IRS), unless such U.S. holder explicitly discloses a contrary position on a statement attached to its timely filed United States federal income tax return for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for an Equity Unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of an Equity Unit will be respected for United States federal income tax purposes.

        Sale, Exchange, or Other Disposition of Equity Units.    If a U.S. holder sells, exchanges, or otherwise disposes of an Equity Unit, such U.S. holder will be treated as having sold, exchanged, or disposed of the purchase contract and the senior note, Treasury security, or applicable ownership interest in the Treasury portfolio, as the case may be, that constitute such Equity Unit. Such U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds to such U.S. holder allocable to the purchase contract and the senior note, Treasury security, or applicable ownership interest in the Treasury portfolio, as the case may be, and such U.S. holder's respective adjusted tax bases in the purchase contract and the senior note, Treasury security, or applicable ownership interest in the Treasury portfolio.

        In the case of the purchase contract, such gain or loss generally will be capital gain or loss, except that any proceeds attributable to accrued and unpaid or deferred contract adjustment payments may be treated as ordinary income and may be included in income as such to the extent not previously so included. In the case of U.S. Treasury securities contained in the Treasury portfolio or held as part of a Treasury Unit, such gain or loss generally will be capital gain or loss, provided, however, that, in the case of any such security with a term of one year or less, such gain will be ordinary income to the extent of any accrued "acquisition discount" (generally, the excess of the sum of all amounts payable under the Treasury securities over the U.S. holder's tax basis in such Treasury securities) not previously included in income. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

        The rules governing the determination of the character of gain or loss on the sale, exchange, or other disposition of the senior notes are summarized under "—Senior Notes—Sale, Exchange, or Other Disposition of Senior Notes."

        The rules governing the determination of the character of gain or loss on the sale, exchange, or other disposition of Treasury securities (other than Treasury securities contained in the Treasury portfolio) are summarized under "—Treasury Securities—Sale, Exchange, or Other Disposition of Treasury Securities."

        If the sale, exchange, or other disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. holder should be considered to have received additional consideration for the senior note, Treasury security, or applicable ownership interest in the Treasury portfolio constituting a part of such Equity Unit in an amount equal to such negative value, and to have paid such amount back to be released from its obligation under the purchase contract. U.S. holders should consult their own tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

Senior Notes

        We and, by acquiring Corporate Units, you agree to treat the senior notes as our indebtedness for all tax purposes. The remainder of this discussion assumes that this characterization of the senior notes will be respected for federal income tax purposes.

        Interest Income and Original Issue Discount.    Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in applicable Treasury Regulations. We intend to treat the senior notes as subject to the noncontingent bond method, and the remainder of this discussion assumes that the senior notes will be so treated for U.S. federal income tax purposes. As discussed more fully below, the effects of such method will be (1) to require each U.S. holder, regardless of its usual method of tax accounting, to use an accrual method with respect to the senior notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments actually received for all accrual periods beginning before the earlier of the reset effective date and February 16, 2008 and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange, or other disposition of the senior notes. See "—Sale, Exchange, or Other Disposition of Senior Notes."

        A U.S. holder of senior notes will accrue original issue discount on a constant yield basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions otherwise similar to the senior notes. We are required to provide the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the senior notes. We have determined that the comparable yield is    % and the projected payments for the senior notes, per $1,000 of principal amount, are $            on May 16, 2005, $            for each subsequent quarter ending on or prior to                        ,     and $            for each semiannual period ending thereafter. We have also determined that the projected payment for the senior notes, per $1,000 of principal amount, at the initial maturity date of February 16, 2010 is $            (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

        The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Equity Unit described above, the adjusted issue price of each senior note, per $1,000 of principal amount, at the beginning of each accrual period will be equal to $            , increased by any original issue discount previously accrued by the U.S. holder on such senior note and decreased by projected payments received on such senior note. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the senior note.

        If the amount of an actual payment is different from the projected payment set forth in the projected payment schedule, a U.S. holder will be required to take into account the amount of such difference (which may result in additional interest income or a reduction in the amount a U.S. holder is required to include in income based on the comparable yield, depending on whether such difference is positive (a "positive adjustment") or negative (a "negative adjustment")) for the taxable year. A net positive adjustment will be treated as additional interest income. A net negative adjustment (i) will first reduce the amount of interest in respect of the senior note that a U.S. holder would otherwise be required to include in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the senior note over (B) the total amount of the U.S. holder's net negative adjustments treated as ordinary loss on the senior note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the senior note or to reduce the amount realized on a sale or exchange of the senior note.

        If, after the reset effective date, the remaining amounts of principal and interest payable on the senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by a U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting.

        U.S. holders are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If a U.S. holder of senior notes does not use such comparable yield and projected payment schedule to determine interest accruals, the U.S. holder must apply the foregoing rules using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield and projected payment schedule must explicitly disclose this fact and its reason for such use. In general, this disclosure must be made on a statement attached to the timely filed United States federal income tax return of the U.S. holder for the taxable year that includes the date of its acquisition of the Equity Units.

        The foregoing comparable yield and projected payment schedule is supplied by us solely for computing income under the noncontingent bond method for United States federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of senior notes or Corporate Units will actually receive.

        Adjustment to Tax Basis in Senior Notes.    A U.S. holder's adjusted tax basis in its senior notes will be increased by the amount of any interest (including original issue discount) included in income by such U.S. holder with respect to such senior notes and decreased by any projected payments received with respect to such senior notes.

        Sale, Exchange, or Other Disposition of Senior Notes.    Upon the sale, exchange, or other disposition of a senior note (including the remarketing of such senior note or a tax event redemption), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder and such U.S. holder's adjusted tax basis in the senior note. (As noted above, a net negative adjustment may be carried forward and will reduce the amount realized upon disposition of a senior note in certain circumstances.) Selling expenses incurred by a U.S. holder in respect of a senior note, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon such sale, exchange, or other disposition.

        Gain recognized on the sale, exchange, or other disposition of a senior note before the remarketing, pursuant to the remarketing, or at any time prior to the date that is six months after the reset effective date (unless, in the case of a disposition on or after the reset effective date, no further payments are due on the senior notes during the remainder of the six month period following the reset effective date), will be treated as ordinary interest income. Loss realized on the sale, exchange, or other disposition of a senior note before the remarketing, pursuant to the remarketing, or at any time prior to the date that is six months after the reset effective date (unless no further payments are due on the senior notes during the remainder of the six month period described above), will be treated as ordinary loss to the extent of such U.S. holder's prior net income inclusions on the senior note. Any loss in excess of the U.S. holder's prior net income inclusions will be treated as capital loss.

        In general, gain recognized on the sale, exchange, or other disposition of a senior note on or after the date that is six months after the reset effective date (or, if no further payments are due during the remainder of the six month period described above, gain recognized on or after the reset effective date) will be ordinary interest income to the extent of the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for such senior note. Any gain recognized in excess of such amount and any loss recognized on such a sale, exchange, or other disposition generally will be treated as capital gain or loss. Capital gain of individuals derived in respect of capital assets held for more than one year is taxed at reduced rates. The deductibility of capital losses is subject to limitations.

        If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or extension of the maturity date of the senior notes in connection with the remarketing should not cause the U.S. holder to be treated as having sold, exchanged or otherwise disposed of its senior notes.

Treasury Securities

        Original Issue Discount.    A U.S. holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of such Treasury Unit as an interest in a bond that was originally issued on the date such U.S. holder acquired the Treasury securities and that has original issue discount equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. A U.S. holder will be required to include such original issue discount in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of such U.S. holder's method of tax accounting and in advance of the receipt of cash attributable to such original issue discount. Amounts of original issue discount included in a U.S. holder's gross income will increase such U.S. holder's adjusted tax basis in the Treasury securities.

        Sale, Exchange, or Other Disposition of Treasury Securities.    As discussed below, in the event that a U.S. holder obtains the release of Treasury securities by delivering senior notes to the collateral agent, the U.S. holder generally will not recognize gain or loss upon such substitution. The U.S. holder will recognize gain or loss on a subsequent taxable disposition of the Treasury securities in an amount equal to the difference between the amount realized on such disposition and the U.S. holder's adjusted tax basis in the Treasury securities. Such gain or loss will generally be capital gain or loss, provided, however, that in the case of any such security with a term of one year or less, such gain will be ordinary income to the extent of any accrued acquisition discount not previously included in income. See "—Equity Units—Sale, Exchange, or Other Disposition of Equity Units." Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Purchase Contracts

        Acquisition of Our Common Stock Under a Purchase Contract.    A U.S. holder of Equity Units generally will not recognize gain or loss on the purchase of our common stock under a purchase contract (including upon an early settlement of the purchase contract), except with respect to any cash received in lieu of a fractional share of our common stock, in which case the U.S. holder would recognize capital gain or loss equal to the difference between such cash and the portion of the purchase price allocable to such fractional share. A U.S. holder's aggregate initial tax basis in the common stock received under a purchase contract generally should equal (1) the purchase price paid for such common stock less (2) the portion of such purchase price allocable to the fractional share. For tax purposes, the holding period for common stock received under a purchase contract will commence on the day after such common stock is acquired.

        Contract Adjustment Payments.    There is no direct authority addressing the treatment of the contract adjustment payments or of deferred contract adjustment payments, and such treatment, therefore, is unclear. Contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder's regular method of tax accounting. Alternatively, contract adjustment payments may constitute ordinary income that is required to be included by a U.S. holder under some accrual method (e.g. on a constant yield to maturity basis), regardless of the U.S. holder's regular method of accounting for U.S. federal income tax purposes. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report these payments as ordinary taxable income to the U.S. holder. Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being included in income as described above. The following discussion assumes that the contract adjustment payments constitute ordinary income to a U.S. holder when received or accrued, in accordance with such U.S. holder's regular method of tax accounting.

        The treatment of contract adjustment payments could affect your adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount you realize on the sale, exchange, or other disposition of an Equity Unit or the termination of the purchase contract.

        Early Settlement of a Purchase Contract.    A U.S. holder of Equity Units will not recognize gain or loss on the receipt of such U.S. holder's proportionate share of senior notes, Treasury securities, or applicable ownership interest in the Treasury portfolio upon early settlement of a purchase contract and will have the same adjusted tax basis in, and holding period for, such senior notes, Treasury securities, or applicable ownership interest in the Treasury Portfolio as before such early settlement.

        Termination of a Purchase Contract.    If a purchase contract terminates, a U.S. holder of an Equity Unit will recognize loss equal to such U.S. holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such loss will be capital loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of its senior note, Treasury securities, or the applicable ownership interest in the Treasury portfolio upon termination of the purchase contract and such U.S. holder will have the same adjusted tax basis in such senior note, Treasury securities, or the applicable ownership interest in the Treasury portfolio as before such termination.

        Adjustment to Settlement Rate.    A U.S. holder of Equity Units may be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder's proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of Equity Units even though such U.S. holder would not receive any cash in connection therewith. For example, we will make adjustments to the settlement rate if we make a cash distribution to the U.S. holders of our common stock. If such adjustments are made, a U.S. holder would be deemed to have received a constructive dividend distribution even though such U.S. holder would not receive any cash or property as a result of such adjustments. For tax years beginning before 2009, individuals who receive dividends are eligible for a reduced rate of taxation if certain requirements are satisfied.

Ownership of Common Stock Acquired Under the Purchase Contract

        Any distribution on our common stock paid by us out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder of common stock when received. Any such dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. For tax years beginning before 2009, individuals who receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied.

        Upon a sale, exchange, or other disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in the common stock. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Substitution of Treasury Securities to Create Treasury Units

        A U.S. holder of Corporate Units that delivers Treasury securities to the collateral agent in substitution for senior notes or the applicable ownership interest in the Treasury portfolio will not recognize gain or loss upon the delivery of such Treasury securities or the release of the senior notes or the applicable ownership interest in the Treasury portfolio to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and senior notes or the applicable ownership interest in the Treasury portfolio, as long as it continues to be held by the U.S. holder. Such U.S. holder's adjusted tax basis in the Treasury securities, the senior notes or the applicable ownership interest in the Treasury portfolio and the purchase contract generally will not be affected by such delivery and release.

Recreation of Corporate Units

        A U.S. holder of Treasury Units that delivers senior notes or the applicable ownership interest in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities (such pledged Treasury securities having previously been substituted by a holder to create Treasury Units) generally will not recognize gain or loss upon the delivery of such senior notes or the applicable ownership interest in the Treasury portfolio or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and such senior notes or the applicable ownership interest in the Treasury portfolio, as long as it continues to be held by the U.S. holder. Such U.S. holder's tax basis in the Treasury securities, the senior notes, the applicable ownership interest in the Treasury portfolio and the purchase contract generally will not be affected by such delivery and release.

Treasury Portfolio Purchased on Remarketing or Tax Event Redemption

        Ownership of Treasury Portfolio.    After the date of a successful remarketing or tax event redemption, your Equity Units will include a beneficial interest in a Treasury portfolio instead of a senior note. We and, by acquiring an Equity Unit, you agree to treat yourself as the owner, for U.S. federal tax purposes, of the beneficial interest in the Treasury portfolio that is a part of the Equity Units owned by you.

        Interest Income and Original Issue Discount.    A U.S. holder, whether on the cash or accrual method of accounting, will generally be required to include original issue discount on its beneficial interest in the Treasury portfolio in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. However, in the case of any Treasury security that is part of the Treasury portfolio with a remaining maturity of one year or less as of the date of its acquisition (such as a Treasury portfolio purchased upon a successful remarketing), if a U.S. holder is on the cash method of accounting, it will generally not be required to include income on these Treasury securities until payment is received on them. If a U.S. holder is on the accrual method of accounting, it will be required to include acquisition discount in income over the remaining term of these Treasury securities on a straight line basis (unless such U.S. holder elects to accrue the income according to a constant yield method) and will increase its adjusted tax basis in these Treasury securities by the amount of acquisition discount included in income.

        Tax Basis of the Applicable Ownership Interest in a Treasury Portfolio.    A U.S. holder's initial tax basis in its beneficial interest in the Treasury portfolio purchased by the collateral agent in connection with a remarketing or tax event redemption will be equal to the U.S. holder's pro rata portion of the aggregate cost of the Treasury portfolio. A U.S. holder's adjusted tax basis in the applicable ownership interest in a Treasury portfolio will be increased by the amount of original issue discount or acquisition discount included in income with respect thereto and decreased by the amount of cash received in respect of that Treasury portfolio.

        Sale, Exchange or Other Disposition of the Applicable Ownership Interest in a Treasury Portfolio.    A U.S. holder that obtains the release of the applicable ownership interest in a Treasury portfolio and subsequently disposes of such interest will generally recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such U.S. holder's adjusted tax basis in the applicable ownership interest in that Treasury portfolio, except to the extent the U.S. holder is treated as receiving an amount with respect to accrued acquisition discount. The deductibility of capital losses is subject to limitation. See "—Equity Units—Sale, Exchange or Other Disposition of Equity Units" above.

Backup Withholding Tax and Information Reporting

        Unless a U.S. holder is a corporation or other person treated as exempt for this purpose, payments under Equity Units, senior notes, Treasury securities, the applicable ownership interest in the Treasury portfolio or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from the sale of Equity Units, senior notes, Treasury securities, the applicable ownership interest in the Treasury portfolio or common stock may be subject to information reporting and may also be subject to United States federal backup withholding tax at the applicable rate set forth in the Code if such U.S. holder fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld may be allowed as a credit against the U.S. holder's United States federal income tax liability or as a refund, provided the required information is furnished timely to the IRS.

Additional Disclosure Requirements

        If a U.S. holder sells Equity Units, shares of our common stock, senior notes, Treasury securities, or the applicable ownership interest in the Treasury portfolio at a loss that meets certain thresholds, the U.S. holder (and/or the partners or shareholders of the U.S. holder, if the U.S. holder is a partnership or S corporation) may be required to file a disclosure statement with the IRS.

        A similar disclosure requirement may apply if a U.S. holder's investment in Equity Units results in a book-tax difference that exceeds certain thresholds.

        U.S. holders and their partners or shareholders should consult their own tax advisors with respect to any disclosure requirements that may apply to them in their own particular circumstances.

NON-U.S. HOLDERS

        The following summary applies to "non-U.S. holders." For this purpose, a non-U.S. holder is a person or entity that is not a U.S. holder as defined above. Partners of a partnership that is a prospective investor are urged to consult their own tax advisors with respect to the United States federal income tax consequences to them of an investment by the partnership in Equity Units, senior notes, or shares of our common stock, in light of their own particular circumstances.

        This discussion does not address all aspects of United States federal income taxation that may be relevant to non-U.S. holders in light of their particular circumstances, such as non-U.S. holders who are subject to special tax treatment (for example, persons engaged in a trade or business in the United States, controlled foreign corporations, passive foreign investment companies or, for taxable years of foreign corporations beginning before January 1, 2005, foreign personal holding companies), nor does it address alternative minimum taxes, estate taxes or state, local, or foreign taxes. In addition, this discussion does not address any non-U.S. holder that owns 10% or more of the Equity Units or that owns or is deemed to own, for purposes of Section 871(h) of the Code, 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote. Prospective investors that are subject to special tax treatment, and investors that own 10% or more of the Equity Units, or own or are deemed to own, for purposes of Section 871(h)(3) of the Code, 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote, are urged to consult their own tax advisors with respect to the United States federal income tax consequences to them of an investment in the Equity Units, in light of their own particular circumstances.

  Payments of Principal and Interest on Senior Notes, Treasury Securities, and the Applicable Ownership Interest in the Treasury Portfolio

        No United States withholding tax will be imposed on any payment of principal or interest (including any original issue discount or acquisition discount) on our senior notes, Treasury securities or the applicable ownership interest in the Treasury portfolio, provided that (1) in the case of our senior notes, the non-U.S. holder does not own, either directly or through the application of certain constructive ownership rules, 10% or more of the total combined voting power of all classes of our voting stock for United States federal income tax purposes, and (2) (a) the non-U.S. holder provides a properly executed IRS Form W-8BEN (or suitable substitute form) and we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or (b) if the non-U.S. holder is a foreign partnership or holds the Equity Units, senior notes, Treasury securities, or applicable ownership in a Treasury portfolio through certain foreign intermediaries, certain alternative certification requirements are satisfied.

  Dividends

        Dividends received by a non-U.S. holder on shares of our common stock generally will be subject to United States withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or suitable substitute form).

        As discussed above, an adjustment to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units (see "U.S. HOLDERS—Purchase Contracts—Adjustment to Settlement Rate"). If we determine that any such adjustment results in a constructive dividend to a non-U.S. Holder of Equity Units, we may withhold on interest (or some other amount) paid to you in order to pay the proper United States withholding tax on such constructive dividend.

  Contract Adjustment Payments

        We intend to treat any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to United States withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding)

pursuant to an applicable income tax treaty. In order to claim any benefits of an applicable income tax treaty that may be available, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or suitable substitute form). Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate, or payment analogous to an option premium.

  Sale, Exchange, or Other Disposition of Equity Units, Senior Notes, Purchase Contracts, Treasury Securities, Applicable Ownership Interest in the Treasury portfolio or Shares of Common Stock

        Any gain recognized by a non-U.S. holder upon the sale, exchange, or other disposition of Equity Units, senior notes, purchase contracts, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our common stock generally will not be subject to United States federal income tax, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of our common stock, such purchase contracts or shares of our common stock are considered "United States real property interests" for United States federal income tax purposes.

        Purchase contracts or shares of our common stock generally will be treated as United States real property interests if we are (or, during a specified period, have been) a "United States real property holding corporation" for United States federal income tax purposes. We believe that we are likely to be a United States real property holding corporation. Pursuant to an exception for certain interests in publicly traded corporations, however, shares of our common stock will not be treated as United States real property interests in the case of a non-U.S. holder whose shares of our common stock do not represent not more than 5% of the total fair market value of all of the shares of our common stock any time during the five-year period ending on the date of disposition of such shares by the non-U.S. holder, assuming that we satisfy certain public trading requirements. Similarly, assuming that we satisfy certain public trading requirements, purchase contracts will not be treated as United States real property interests in the case of a non-U.S. holder whose purchase contracts represent not more than 5% of the total fair market value of all of the purchase contracts, and not more than 5% of the total fair market value of our common stock or any other regularly traded class of interests in the Company (other than an interest solely as a creditor), at any time during the five-year period ending on the date of disposition of such purchase contracts by the non-U.S. holder. We expect to satisfy the applicable public trading requirements, but this cannot be assured. For purposes of the foregoing 5% tests, certain attribution rules apply. Prospective investors should consult their own tax advisors regarding the application of the 5% tests to them.

  Backup Withholding and Information Reporting

        In general, no information reporting or backup withholding will be required with respect to payments made by us on the Equity Units or the senior notes if the non-U.S. holder has provided us with a properly executed IRS Form W-8BEN (or suitable substitute form) and we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person. In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, senior notes, Treasury securities, applicable ownership interest in the Treasury portfolio; or shares of our common stock (even if the disposition is considered to effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed IRS Form W-8BEN (or suitable substitute form) and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or if you otherwise establish an exemption. Under current law, backup withholding is imposed at a 28% rate. Any amounts withheld under the backup withholding tax rules will be creditable against the non-U.S. holder's United States federal income tax liability, or allowed as a refund, provided that the required information is timely provided to the IRS.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by or on behalf of pension, profit-sharing, Keogh or other employee benefit plans or individual retirement accounts that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

        In considering an investment of a portion of the assets of any Plan in the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities), a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any other applicable similar laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to certain Plans. As a result of our business, we may be a Party in Interest with respect to certain Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership of our subsidiaries), the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by or on behalf of the Plan may be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

        Accordingly, the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by the Plan or Plan Asset Entity is not prohibited. Any purchaser or holder of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan, or (b) its purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some basis on which such purchase and holding is not prohibited.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of the applicable rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any applicable similar laws, and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are the joint book-running managers of this offering. We and the underwriters named below have entered into an underwriting agreement covering the Corporate Units to be offered in this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as representatives of the underwriters. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Corporate Units set forth opposite the underwriter's name.

Underwriter	Number of Corporate Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.

Total	2,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the Corporate Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that if the underwriters purchase any of the Corporate Units presented in the table above, then they must purchase all of these Corporate Units. No underwriter is obligated to purchase any Corporate Units allocated to a defaulting underwriter, except under limited circumstances.

        The underwriters are offering the Corporate Units subject to the prior sale of Corporate Units, and when, as and if such Corporate Units are delivered to and accepted by them. The underwriters will initially offer to sell Corporate Units directly to the public at the initial public offering price shown on the cover page of this prospectus supplement. The underwriters may sell Corporate Units to securities dealers at a discount of up to $            per Corporate Unit from the initial public offering price. After the initial public offering, the underwriters may vary the public offering price and other selling terms.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Southern Union
Per Corporate Unit	$
Total	$

        The representatives have advised us that, on behalf of the underwriters, they may make short sales of our Corporate Units in connection with this offering, resulting in the sale by the underwriters of a greater number of Corporate Units than they are required to purchase pursuant to the underwriting agreement. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the Corporate Units in the open market that could adversely affect investors who purchase Corporate Units in this offering. Any short position will be closed out by purchasing Corporate Units in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our Corporate Units following this offering. As a result, our Corporate Units may trade at a price that is higher than the price that otherwise might prevail in the open market.

        The representatives have advised us that, pursuant to Regulation M under the Securities and Exchange Act of 1934, they may engage in transactions, including stabilizing bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the Corporate

Units at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of Corporate Units on behalf of the underwriters for the purpose of fixing or maintaining the price of the Corporate Units. A "penalty bid" is an arrangement permitting the representatives to claim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the Corporate Units originally sold by that underwriter or syndicate member is purchased by the representatives in the open market pursuant to a stabilizing bid or to cover all or part of a syndicate short position. The representatives have advised us that stabilizing bids and open market purchases may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        One or more of the underwriters may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, place orders online or through their financial advisors.

        We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $1,000,000.

        We and our executive officers, directors and certain stockholders have agreed that, with limited exceptions, during the period beginning from the date of this prospectus and continuing to and including the date 90 days after the date of this prospectus, none of us will, directly or indirectly, offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of common stock or any of our securities which are substantially similar to the common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequence of ownership of common stock or any securities substantially similar to the common stock, other than (i) the issuance of 14,913,042 shares of our common stock in the immediately preceding offering and (ii) pursuant to employee stock option plans existing on the date of this prospectus, without the prior written consent of the representatives.

        Certain of our directors intend to purchase from the underwriters up to an aggregate of $1.5 million of Equity Units in this offering at the public offering price set forth on the cover of this prospectus supplement.

        We have applied to list the Corporate Units on the NYSE under the symbol "SUG PrD". We do not have any obligation or current intention to apply for any separate listing of the Treasury Units or senior notes. We have been advised by the underwriters that they intend to make a market in the Corporate Units, Treasury Units and senior notes. The underwriters are not obligated to do so and may discontinue their market making at any time without notice. There can be no assurance that an active trading market will develop for the Corporate Units of that the Equity Units will trade at or above the initial public offering price in the public market subsequent to the offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The underwriters and certain of their affiliates have performed investment banking, advisory, general financing and commercial banking services for us and our subsidiaries from time to time for which they have received customary fees and expenses. Currently, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., joint book-running managers for this offering, are lenders under our revolving credit facilities. Some of the underwriters are underwriters in our immediately preceding common stock offering. The underwriters may, from time to time in the future, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business.

        In connection with CCE Holdings' acquisition of CrossCountry, J.P. Morgan Securities Inc. acted as financial advisor to Southern Union. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Inc. and J.P. Morgan Securities Inc. were lenders under the Southern Union Panhandle LLC financing for the acquisition. Each of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. acted as exclusive joint lead arrangers and joint bookrunners with respect to that financing.

        Because more than ten percent of the net proceeds of the offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc. participating in the offering, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

        An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated holds an approximately 3.4% equity interest in CCE Holdings.

        This prospectus supplement, as amended or supplemented, may be used by the remarketing agent for remarketing of securities at such time as is necessary or upon early settlement of the purchase contracts.

LEGAL MATTERS

        Certain legal matters with respect to this offering of Equity Units will be passed on for us by Fleischman and Walsh, L.L.P., Washington, D.C., and for the underwriters by Davis Polk & Wardwell, New York, New York. Roberts & Holland LLP is acting as special counsel to us in connection with this offering. Attorneys of Fleischman and Walsh, L.L.P. beneficially own shares of common stock that, in the aggregate, represent less than 2% of the outstanding shares of common stock of Southern Union.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audited historical financial statements included as Exhibit 99.b to our Current Report on Form 8-K/A dated November 17, 2004 has been so incorporated in reliance on the report (and contains an explanatory paragraph relating to TWP's restatement as described in Note 1 of its financial statements) of PricewaterhouseCoopers LLP, independent accountants, and Exhibit 99.c of our Current Report on Form 8-K/A dated November 17, 2004 has been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that we have previously filed with the SEC (other than those documents furnished to the SEC under Items 9 and 12 of the old Form 8-K or Items 2.02 and 7.01 of the revised Form 8-K). They contain important information about Southern Union and its financial condition.

SEC Filings (File No. 1-6407)	Date Filed
Annual Report on Form 10-K for the fiscal year ended June 30, 2004	September 1, 2004
Current Report on Form 8-K	September 2, 2004
Current Report on Form 8-K	September 14, 2004
Current Report on Form 8-K	September 17, 2004
Proxy Materials	September 30, 2004
Quarterly Report on Form 10-Q for the period ended September 30, 2004	November 9, 2004
Current Report on Form 8-K	November 10, 2004
Current Report on Form 8-K	November 22, 2004
Current Report on Form 8-K	November 22, 2004
Current Report on Form 8-K	December 1, 2004
Current Report on Form 8-K	December 22, 2004
Current Report on Form 8-K	January 27, 2005
Current Report on Form 8-K	January 31, 2005
Current Report on Form 8-K/A	February 1, 2005

PROSPECTUS

$1,000,000,000

SOUTHERN UNION COMPANY

Debt Securities, Common Stock, Preferred Stock, Guarantees,
Warrants to Purchase Debt Securities, Common Stock and Preferred Stock,
Securities Purchase Contracts, Securities Purchase Units and Depositary Shares

SOUTHERN UNION FINANCING II
SOUTHERN UNION FINANCING III
Trust Preferred Securities Guaranteed by Southern Union Company
* * * * *

        We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

Southern Union Company

        Southern Union Company may offer and sell the following securities:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  guarantees of trust preferred securities;

  •
  warrants to purchase debt securities, common stock and preferred stock;

  •
  securities purchase contracts and securities purchase units; and

  •
  depositary shares.

The Southern Union Company Trusts

        Southern Union Financing II and Southern Union Financing III may offer and sell trust preferred securities guaranteed by Southern Union Company.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 30, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission or the "SEC." By using a shelf registration statement, we may sell up to $1,000,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and the documents that we incorporate by reference that constitute forward-looking statements that are based on current expectations, estimates and projections about the industry in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside the Company's control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to put undue reliance on such forward-looking statements. Stockholders may review the Company's reports filed in the future with the Securities and Exchange Commission for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements.

        Factors that could cause or contribute to actual results differing materially from such forward-looking statements include the following: cost of gas; gas sales volumes; weather conditions in the Company's service territories; the achievement of operating efficiencies and the purchases and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief; the outcome of pending and future litigation; governmental regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; changes in business strategy; the risk that the businesses acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union; the impairment or sale of investment securities; and the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

        Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

        We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        In addition, Southern Union files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, and you may also obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Southern Union, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Southern Union at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that Southern Union has previously filed with the SEC. They contain important information about Southern Union and its financial condition.

SEC FILINGS
Southern Union Company (File No. 1-6407)	Date Filed
Annual Report on Form 10-K for the fiscal year ended June 30, 2003	September 29, 2003
Current Report on Form 8-K	September 29, 2003
Current Report on Form 8-K	September 30, 2003
Current Report on Form 8-K	October 8, 2003
Current Report on Form 8-K	October 8, 2003
Proxy Statement Relating to the Annual Meeting of Shareholders to be held November 4, 2003	October 8, 2003
Current Report on Form 8-K	October 29, 2003
Quarterly Report on Form 10-Q for the period ended September 30, 2003	November 14, 2003
Current Report on Form 8-K	February 4, 2004
Quarterly Report on Form 10-Q for the period ended December 31, 2003	February 17, 2004
Amended Quarterly Report on Form 10-Q for the period ended September 30, 2003	May 7, 2004
Amended Quarterly Report on Form 10-Q for the period ended December 31, 2003	May 7, 2004
Quarterly Report on Form 10-Q for the period ended March 31, 2004	May 14, 2004
Current Report on Form 8-K	June 23, 2004
Current Report on Form 8-K	June 25, 2004
Amended Annual Report on Form 10-K for the fiscal year ended June 30, 2003	June 28, 2004

        We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus until the termination of the offering of the securities offered by this prospectus. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibits are specifically incorporated by reference in such document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Attention: John F. Walsh
Director of Investor Relations
Southern Union Company
One PEI Center
Wilkes-Barre, Pennsylvania 18711
Telephone No.: (570) 829-8600

        Separate financial statements of the trusts have not been included in this prospectus. Southern Union and the trusts do not consider such financial statements to be helpful because:

  •
  Southern Union beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trusts (other than the beneficial interests represented by any trust preferred securities issued and sold). See "The Trusts," "Description of Securities—Trust Preferred Securities" and "Trust Guarantees."

  •
  Southern Union will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are in the same position with regard to assets of Southern Union as a holder of the subordinated debt securities to be issued by Southern Union.

  •
  In future filings under the Securities Exchange Act of 1934, an audited footnote to Southern Union's annual financial statements will state that all common securities issued by the trusts are owned by Southern Union, that the sole assets of the trusts are the subordinated debt securities of Southern Union having a specified total principal amount and that, considered together, Southern Union's obligations under the subordinated debt securities and the related agreements, including the guarantees, constitute a full and unconditional guarantee by Southern Union of the trusts' obligations under the trust preferred securities.

  •
  Each trust is a special purpose entity, has not engaged in any activity since its creation, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "The Trusts."

SOUTHERN UNION COMPANY

        Southern Union Company (Southern Union and together with its subsidiaries, the Company) was incorporated under the laws of the State of Delaware in 1932. The Company is primarily engaged in the transportation, storage and distribution of natural gas in the United States. The Company's local natural gas distribution operations are conducted through its three regulated utility divisions:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett), and having 7,954 miles of mains, 4,877 miles of service lines and 47 miles of transmission lines;

  •
  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts), and having 3,635 miles of mains and 3,042 miles of service lines; and

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport), and having 2,504 miles of mains, 1,502 miles of service lines and 29 miles of transmission lines.

        Southern Union's interstate natural gas transportation and storage operations are conducted through it wholly owned subsidiary:

  •
  Panhandle Eastern Pipe Line Company, LLC and its subsidiaries (hereafter collectively referred to as Panhandle Energy), operate a large natural gas pipeline network, consisting of more than 10,000 miles of pipeline and a liquefied natural gas (LNG) regasification plant. The pipeline network provides approximately 500 customers in the Midwest and Southwest with a comprehensive array of transportation and storage services. Panhandle Energy was acquired by Southern Union on June 11, 2003.

        Southern Union also owns and operates various smaller energy-related operations established to support and expand natural gas sales and other energy sales.

        Southern Union's strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of this strategy include:

  •
  Focusing each of our operating units on meeting its allowable rate of return. We will continue to focus each of our operating units on meeting its allowable rate of return by managing operating costs and capital spending, without sacrificing customer safety or quality of service. Further, when appropriate, we will continue to seek rate increases within each of our operating units.

  •
  Maintaining an investment grade rating and credit profile. We will continue to seek to enhance our credit profile through increased diversification of regulated cash flow and earnings sources and seek to reduce over time our ratio of total debt to total capitalization to strengthen our balance sheet. The acquisition of Panhandle in June 2003 assisted in diversifying our regulated cash flow and earnings sources.

  •
  Expansion through development of our existing businesses. Although our existing businesses are subject to limited customer growth, we will continue to pursue other growth opportunities to expand our customer base which may include the expansion of Panhandle's LNG facility and the promotion of non-winter demand such as gas-fired co-generation and other off-peak processes.

        Southern Union's corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where its telephone number is (570) 820-2400.

THE TRUSTS

        Southern Union Financing II and Southern Union Financing III are each a statutory business trust created under Delaware law through the execution of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on March 28, 1995. At the time of public issuance of trust preferred securities by a trust, the related trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. The amended and restated trust agreement is referred to as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

  •
  issuing and selling to the public the trust preferred securities, representing undivided beneficial interests in the assets of the trust;

  •
  issuing and selling to Southern Union common securities, representing undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds from the sale of the trust preferred securities and the common securities in subordinated debt securities issued by Southern Union;

  •
  distributing the cash payments it receives from the subordinated debt securities owned by it to the holders of the trust preferred securities and the common securities; and

  •
  engaging in those other activities necessary or incidental to these purposes.

        Each trust has a term of approximately 55 years from formation, but may terminate earlier as provided in the trust agreement.

        The proceeds from the offering and the sale of the common securities and the trust preferred securities will be used by each trust to purchase from Southern Union subordinated debt securities in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The subordinated debt securities will bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and will have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debt securities will rank subordinate in right of payment to all of Southern Union's senior indebtedness (as defined herein). Distributions on the common securities and the trust preferred securities issued by a trust may not be made unless the trust receives corresponding interest payments from Southern Union on the subordinated debt securities held by it. Southern Union will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Southern Union. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), each trust may be liquidated and the holders of the common securities and trust preferred securities could receive subordinated debt securities in lieu of any liquidating cash distribution.

        All of the trust common securities will be owned by Southern Union. Southern Union will, directly or indirectly, in connection with an offering of trust preferred securities by a trust, purchase common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust.

        Each trust initially will have four trustees. Two of the trustees will be persons who are employees or officers of or who are affiliated with Southern Union and will be referred to as the administrative trustees. The third trustee will be a financial institution that is unaffiliated with Southern Union, which trustee will serve as property trustee under the applicable trust agreement and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Wilmington Trust Company will be the property trustee until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as the Delaware trustee, the fourth trustee, for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as guarantee trustee under each trust guarantee. See "Description of the Trust Guarantees."

        The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will have the power to exercise all rights, powers and privileges under the applicable indenture as the holder of the subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of the distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities.

        Southern Union, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Southern Union will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be administrative trustees. Southern Union will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

        The office of the Delaware trustee for each trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The address for each trust is c/o Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, telephone (570) 820-2400.

USE OF PROCEEDS

        The net proceeds received by Southern Union from the issuance of the offered securities will be used for general corporate purposes, including:

  •
  repurchases of outstanding debt securities;

  •
  repayment of other borrowings, including short-term borrowings under bank credit agreements; and

  •
  as otherwise disclosed in any supplement to this prospectus.

        The proceeds received by each of the trusts from the sale of its trust preferred securities and common securities will be invested in subordinated debt securities issued by Southern Union and Southern Union in turn will use the proceeds from the issuance of subordinated debt securities for the purposes stated above.

        The prospectus supplement for a particular offering will provide a more detailed description of the use of the net proceeds from such offering. Southern Union may invest any funds it does not require immediately in marketable securities and short-term investments.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDEND REQUIREMENTS

        The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividend requirements on an historical basis for each of the five years in the period ended June 30, 2003, and for the nine-month period ended March 31, 2004. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

		Year Ended June 30,
	Nine Months Ended March 31, 2004
		2003	2002	2001	2000		1999
Ratio of Earnings to Fixed Charges	2.53	1.72	1.05	1.61	—	*	—	*

*
The earnings were inadequate to cover fixed charges by approximately $12.4 million and $13.5 million for the years ended June 30, 2000 and 1999, respectively. In accordance with generally accepted accounting principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the years ended June 30, 2000 and 1999. All outstanding debt of Southern Union Company and subsidiaries, but for Panhandle Energy, is maintained at the corporate level.

DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of senior debt securities by Southern Union (the "senior indenture");

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of subordinated debt securities by Southern Union (the "subordinated indenture");

  •
  the Declaration of each trust; and

  •
  Southern Union's guarantee of the trust preferred securities issued by each trust.

        Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF DEBT SECURITIES

        Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Southern Union may offer by this prospectus. The debt securities may be issued as either senior debt securities or subordinated debt securities.

        The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

        Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. Whenever we refer to defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. Keep in mind that it is the indentures and not this summary that defines your rights. There may be other provisions which also are important to you. Each indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

General

        Southern Union may issue an unlimited amount of debt securities under the indentures in one or more series. The Company is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southern Union will be unsecured obligations of the Company.

        Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of Southern Union or in one or more officers' certificates of Southern Union pursuant to a supplemental indenture or a board resolution, both of which will be made publicly available in a filing we will make with the SEC with respect to any offering of debt securities. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

  •
  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities—any optional redemption periods;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  any conversion privileges, and the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

  •
  restrictions on the declaration of dividends on our capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  any other terms of the debt securities.

Ranking

        The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, except that the senior debt securities will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to the senior debt securities. We have outstanding debt securities which are secured by mortgages on assets in our PG Energy and New England divisions. As a result, those securities have priority with respect to those mortgaged assets. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to our prior payment in full of our senior debt, to the extent and in the manner set forth under the caption "—Subordination" below and as may be set forth in a prospectus supplement from time to time. The debt securities are obligations of Southern Union exclusively, and are not the obligations of any of our subsidiaries.

Denominations

        The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or bearer form of $5,000 each, or global form.

Covenants

        Under the indentures, we will:

  •
  pay the principal of, and interest and any premium on, the debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

        The indenture provides that we will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless:

  •
  either we are the continuing corporation or such corporation or entity assumes by supplemental indenture all of our obligations under the debt securities and their respective indentures;

  •
  no default or event of default is existing immediately after the transaction; and

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia.

Liens

        Pursuant to the indenture, we will not, and we will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by us or any of our subsidiaries, and we will not permit any of our subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless:

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

        These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that we have created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

        The indentures also provide that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transaction, unless:

  (1)
  the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

  (2)
  we or any of our subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to the repayment, redemption or retirement of our funded debt or funded debt of any such subsidiary; or

  (3)
  the Attributable Debt (as defined below under "Terms Described in the Indenture") from such sale-leaseback transaction, together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (1) and (2) above does not exceed 20% of our Consolidated Net Tangible Assets (as defined below under "Terms Described in the Indenture" below).

Events of Default

        The indentures provide that any one of the following events is an event of default:

  •
  failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;

  •
  failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% of the outstanding debt securities of that series;

  •
  cross-acceleration of our other debt in excess of 10% of our consolidated net worth;

  •
  events in any bankruptcy, insolvency or reorganization of our company;

  •
  any other event of default listed in the indenture for debt securities of that series.

        We are required to file annually with the trustee an officer's certificate as to our compliance with all conditions and covenants under the indenture. The indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

        If an event of default, other than events with respect to our bankruptcy, insolvency and reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders' request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons, waive any past default under the indenture with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

        We and the trustees may modify and amend the indentures with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change our obligation to pay additional amounts in respect of any debt security of such series;

  •
  reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

  •
  adversely affect any right of repayment at the option of the holder of any debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

  •
  reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        We and the trustees may modify and amend the indentures without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to us as obligor under an indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indentures but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  secure the debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indentures by more than one trustee; and

  •
  to change the indentures with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or inconsistency in the indentures, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indentures. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indentures at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provide may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indentures.

Defeasance

        We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

        Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

        While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Terms Described in the Indentures

        Attributable Debt means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attributable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of:

  •
  the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and

  •
  the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        Consolidated Net Tangible Assets means the total amount of our assets and those of our consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting:

  •
  all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed) and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

        Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

        The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the indenture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of debt securities, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities.

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Subordination

        Unless indicated differently in a prospectus supplement, Southern Union's subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of its senior debt. This means that, upon:

  (a)
  any distribution of the assets of Southern Union upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

  (b)
  acceleration of the maturity of the subordinated debt securities; or

  (c)
  a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

  (d)
  acceleration of the maturity of any senior debt as a result of a default, the holders of all of Southern Union's senior debt will be entitled to receive:

  •
  in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt;

  •
  and in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

  before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

        "Senior debt" means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed;

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

        Due to the subordination, if assets of Southern Union are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.

        The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantee do not limit Southern Union's ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities and trust preferred securities guarantees. Southern Union expects that it will incur substantial additional amounts of indebtedness in the future.

Conversion Rights

        The terms and conditions of any series of debt securities being offered that are convertible into common stock of Southern Union will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Governing Law

        Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SOUTHERN UNION'S COMMON STOCK AND PREFERRED STOCK

        Unless indicated differently in a prospectus supplement, this section describes the terms of Southern Union's common stock and preferred stock. The following description of Southern Union's common stock and preferred stock is only a summary. The description of Southern Union's preferred stock is qualified in its entirety by reference to the certificate of incorporation and bylaws of Southern Union. Keep in mind that it is the certificate of incorporation and the bylaws that will define your rights as a holder of either Southern Union common stock or Southern Union preferred stock. Therefore, you should read carefully the more detailed provisions of Southern Union's restated certificate of incorporation, as amended, and Southern Union's bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        The authorized capital stock of Southern Union consists of (1) 200,000,000 shares of Southern Union common stock, par value $1 per share, and (2) 6,000,000 shares of preferred stock, no par value. As of December 31, 2003, there were 72,965,504 issued and outstanding shares of Southern Union common stock and 920,000 shares of Southern Union preferred stock issued and outstanding. No other classes of capital stock are authorized under the Southern Union restated certificate of incorporation, as amended. The issued and outstanding shares of Southern Union common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

SOUTHERN UNION COMMON STOCK

        Except with respect to the election of directors, the holders of Southern Union common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At all elections of directors of Southern Union, the holders of Southern Union common stock is entitled to that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single nominee or distribute them among the nominees as such stockholder deems appropriate.

        The holders of Southern Union common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available therefore, subject to any preferential dividend rights of outstanding shares of Southern Union preferred stock.

        Subject to the rights of holders of Southern Union cumulative preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of Southern Union common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

        Holders of Southern Union common stock have no preemptive, subscription, redemption or conversion rights.

Other Considerations Relating to Southern Union Common Stock

        In September of 2000, Southern Union completed its acquisition of Fall River Gas and ProvEnergy. Southern Union is a Delaware corporation. As discussed above, the rights of a holder of Southern Union's restated certificate of incorporation are presently governed by Southern Union's restated certificate of incorporation and by bylaws and the Delaware General Corporation Law ("DGCL"). In effecting the merger with Fall River Gas and ProvEnergy, Southern Union also became subject to the provisions of Chapter 164 of Massachusetts General Law ("MGL"), which governs the rates and terms of service provided by gas and electric utilities operating in Massachusetts.

        Following the merger with Fall River Gas, Southern Union has continued to exist as a Delaware corporation and Southern Union's restated certificate of incorporation and bylaws have survived, rather than those of Fall River Gas. As a gas utility operating in Massachusetts, Southern Union is exempt from the provisions of Massachusetts business law (Chapter 156B), except to the extent that any provisions are incorporated into Chapter 164. Chapter 164 incorporates only minor aspects of the corporate governance provisions of Chapter 156B. But for a limited exception discussed below, there are no material differences between those provisions and the provisions of DGCL.

        With respect to Southern Union, the single material difference between the provisions of Chapter 164 and the DGCL pertains to the requirements of shareholder approval in the limited circumstance where there is a merger involving Southern Union and another gas utility operating in Massachusetts. This type of transaction would require approval by the Massachusetts Department of Telecommunications and Energy ("MDTE"). The applicable provision of Chapter 164 requires a vote approving the merger by two-thirds of the Company's shareholders; whereas, under DGCL, only a majority of shareholders must approve a merger. It remains Southern Union's intention while conducting its corporate governance activities to comport with the requirements of DGCL; however, in these limited circumstances, namely a future merger between Southern Union and another gas or electric utility operating in Massachusetts subject to Chapter 164, the Company would have to abide by the more stringent requirement of the MGL to obtain a two-thirds shareholder vote in favor of the merger in order to receive approval for the transaction from the MDTE. However, in meeting this requirement of Chapter 164 of the MGL, the Company would also have met the lower threshold required by the DGCL.

        In addition, a company operating as a utility in either Massachusetts or Pennsylvania, cannot issue a stock dividend without approval from the MDTE or the Pennsylvania Public Utilities Commission ("Pa. PUC"), as applicable. Historically, we have had a policy of declaring and distributing an annual 5% stock dividend. Since our 2001 dividend, we have sought and received approval for such dividend from both agencies.

        The registrar and transfer agent for the Southern Union common stock is BankBoston, N.A. c/o EquiServe, L.P.

SOUTHERN UNION PREFERRED STOCK

        Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations, to issue up to an aggregate of 6,000,000 shares of Southern Union preferred stock in one or more classes or series, and to determine the designation and the number of shares of any class or series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Currently, there are 920,000 shares of Southern Union preferred stock outstanding.

        Prior to the issuance of shares of each series of Southern Union preferred stock, the Board of Directors is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware with respect to the preferred stock, both of which we will make publicly available in a filing we will make with the SEC with respect to any offering of preferred stock. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  (a)
  the number of shares constituting that series and the distinctive designation of each such series;

  (b)
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

  (c)
  whether each series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

  (d)
  whether each series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (e)
  whether or not the shares of each series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case or redemption, which amount may vary under different conditions and at different redemption dates;

  (f)
  whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

  (g)
  the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of Southern Union, and the relative rights of priority, if any, of payment of shares of each series; and

  (h)
  any other relative rights, preferences and limitations of each series.

        All shares of Southern Union preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

        In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Southern Union preferred stock being offered:

  (a)
  the number of shares of the Southern Union preferred stock offered, the liquidation preference per share and the offering price of the Southern Union preferred stock;

  (b)
  the procedures for any auction and remarketing, if any, for the Southern Union preferred stock;

  (c)
  any listing of the preferred stock on any securities exchange; and

  (d)
  a discussion of any material and/or special United States federal income tax considerations applicable to the Southern Union preferred stock.

Rank

        The Southern Union preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  (a)
  senior to all classes or series of Southern Union common stock and to all of our equity securities ranking junior to the Southern Union preferred stock;

  (b)
  on a parity with all of the Southern Union's equity securities the terms of which specifically provide that the equity securities rank on a parity with the Southern Union preferred stock; and

  (c)
  junior to all of Southern Union's equity securities the terms of which specifically provide that the equity securities rank senior to the Southern Union preferred stock.

DESCRIPTION OF WARRANTS

        This section describes the general terms of the warrants that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        Southern Union may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be made publicly available in a filing we will make with the SEC with respect to any offering of warrants.

Debt Warrants

        Southern Union may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the debt warrants;

  •
  the initial offering price;

  •
  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  anti-dilution provisions of the debt warrants, if any;

  •
  redemption or call provisions, if any, applicable to the debt warrants: and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

        We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants: and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

        This section describes the general terms of the securities purchase contracts and securities purchase units that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

        Southern Union may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contract will be made publicly available in a filing we will make with the SEC with respect to any issuance of stock purchase contracts and stock purchase units.

Debt Purchase Contracts and Debt Purchase Units.

        Southern Union may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

        The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder's obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original debt purchase contract. The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued, all of which will be made publicly available in a filing we will make with the SEC with respect to any issuance of debt purchase contracts and debt purchase units. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms of the depositary shares Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

        Southern Union may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public. The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

        Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

        If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

        When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

        Southern Union and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

        Southern Union may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares;

  •
  all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following is a summary of the material terms and provisions of the trust preferred securities and the trust agreements. It summarizes only those portions of the trust preferred securities and the trust agreements which we believe will be most important in your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreements, and not this summary, that define your rights. There may be other provisions in the trust agreements which are also important to you. You should read the trust agreements themselves for a full description of their terms. A form of each trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of each trust agreement.

        Each trust may issue one series of trust preferred securities having terms described in the prospectus supplement for that series. The trust agreement of each trust authorizes the establishment of no more than one series of trust preferred securities, which will represent undivided beneficial interests in the assets of the trust. The terms of the trust preferred securities, including distribution, redemption, voting and liquidation rights and any other preferred, deferred or other special rights or restrictions, will be described in the trust agreement or made part of the trust agreement by the Trust Indenture Act. The prospectus supplement for each specific series of trust preferred securities will state the terms for the trust preferred securities of that series, including:

  •
  the distinctive designation of the trust preferred securities;

  •
  the number of trust preferred securities to be issued;

  •
  the annual distribution rate (or method of determining such rate) and the date or dates upon which such distributions will be payable;

  •
  whether distributions on the trust preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  •
  the obligation, if any, of the trust to purchase or redeem the trust preferred securities following an exercise by Southern Union of an option under the corresponding subordinated debt securities, and the terms and conditions of such purchases or redemptions;

  •
  the period or periods, if any, within which the terms and conditions, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder thereof into other property or cash;

  •
  the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities for specified actions or amendments to the trust agreement;

  •
  the additional payments, if any, which the trust will pay as a distribution as necessary so that the net amounts reserved by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature have been paid will not be less than the amount that would have been reserved and distributed by the trust, and the amount the holders of the trust preferred securities would have reserved, had no such taxes, duties assessments or governmental charges been imposed;

  •
  the terms and conditions, if any, upon which the subordinated debt securities held by the trust may be distributed to the holders of the trust preferred securities; and

  •
  any other relevant rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement and applicable law.

        All trust preferred securities offered by this prospectus will be guaranteed by Southern Union on a subordinated basis and to the extent described under "Description of the Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto.

        In connection with the issuance of trust preferred securities by a trust, that trust will issue one series of common securities having such terms, including distribution, redemption, voting and liquidation rights and such other preferred, deferred or other rights or restrictions as will be described in the trust agreement. Except as described below, the terms of the common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by that trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the related trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will have the right to vote and the right to appoint, remove or replace any of the trustees of the related trust. All common securities will be directly or indirectly owned by Southern Union.

Effect of Obligations Under the Subordinated Debt Securities and the Guarantees

        The purpose of each trust is to issue the common securities and the trust preferred securities and to use the proceeds from such issuance to acquire subordinated debt securities from Southern Union.

        As long as payments of interest and other payments on the subordinated debt securities are made when due, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

  •
  the total principal amount of the subordinated debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

  •
  the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

  •
  Southern Union will pay all, and no trust shall be obligated to pay any, of the trusts' costs, expenses, debts and liabilities (other than with respect to the common securities and the trust preferred securities); and

  •
  the trustees may not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions and other payments due on the trust preferred securities (to the extent funds for distributions and other payments are available to the trust) are guaranteed by Southern Union as and to the extent discussed under "Description of the Trust Guarantees" below. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, it is expected that that trust will not have sufficient funds to pay distributions on the trust preferred securities. The Southern Union guarantees, which are for the purpose of ensuring that each trust performs its obligations to pay distributions on the trust preferred securities, do not apply to any payment of distributions unless and until the trusts have sufficient funds for the payment of distributions and other payments on the trust preferred securities. Each trust will have sufficient funds only if and to the extent that Southern Union has made a payment of interest or principal on the subordinated debt securities held by the trust as its sole asset. The Southern Union guarantee for a trust, when taken together with Southern Union's obligations under the subordinated debt securities held by that trust and the related indenture, and Southern Union's obligations under the applicable trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts due on the trust preferred securities issued by that trust.

        If Southern Union fails to make interest or other payments on the subordinated debt securities issued by a trust when due (taking account of any extension period), the applicable trust agreement provides a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the subordinated debt securities held by the trust. If a property trustee fails to enforce its rights under the subordinated debt securities, a holder of related trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Southern Union to enforce the property trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under a trust agreement, and such event is attributable to the failure of Southern Union to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable (or, in the case of redemption, on the redemption date), then a holder of the related trust preferred securities may institute legal proceedings directly against Southern Union to obtain payment. If Southern Union fails to make payments under any guarantee, that guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under a related guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

DESCRIPTION OF THE TRUST GUARANTEES

        At the same time as a trust issues trust preferred securities, Southern Union will execute and deliver a trust guarantee for the benefit of the holders of the trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the indenture trustee, or guarantee trustee, under the trust guarantee.

        The following is a summary of the material terms and provisions of the trust guarantees. It summarizes only those portions of the trust guarantees which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust guarantees, and not this summary, which define your rights. There may be other provisions in the trust guarantees which are also important to you. You should read the trust guarantees themselves for a full description of their terms. A form of the trust guarantees is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the trust guarantees.

General

        Under each trust guarantee, Southern Union will irrevocably and unconditionally agree, to the extent set forth therein, to pay the trust guarantee payments described below to the holders of the related trust preferred securities in the event they are not paid by or on behalf of the trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment.

        The following payments (referred to as trust guarantee payments) to the extent not paid by the related trust when due, will be subject to the related trust guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available for payment at that time;

  •
  the redemption price of any trust preferred securities called for redemption, to the extent that the trust has funds available for payment at that time; and

  •
  upon voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of the subordinated debt securities to the holders of trust preferred securities or the redemption of all trust preferred securities), the lesser of: the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent that the trust has funds available for payment at that time; and the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities.

        Southern Union's obligation to make a trust guarantee payment will be satisfied by direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the required amounts to the holders.

        Each trust guarantee will be a full, unconditional and irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, that trust will not be able to pay distributions on the trust preferred securities issued by it and will not have funds available for such payment.

        Southern Union will, for each trust, through the trust guarantee, the trust agreement, the subordinated debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that will have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        Southern Union has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the trust guarantees, except that upon the occurrence and during the continuation of an event of default under the trust agreement, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Southern Union

        In each trust guarantee, Southern Union will covenant that it will not, if (1) there shall have occurred any event of which Southern Union has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the related indenture and (b) in respect of which Southern Union shall not have taken reasonable steps to cure, (2) Southern Union shall be in default with respect to its payment of any obligations under the trust guarantee, or (3) Southern Union shall have given notice of its selection of an extension period as provided in the related indenture and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or capital stock of any of its subsidiaries that are not wholly-owned (other than any stock dividend paid by Southern Union or any of its subsidiaries where the dividend stock is of the same type as that on which the dividend is being paid); or

  •
  make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Southern Union that rank equal or junior to the subordinated debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Southern Union where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the trust guarantees, (c) as a result of a reclassification of Southern Union's capital stock or the exchange or conversion of one series or class of Southern Union's capital stock for another series or class of Southern Union's capital stock, and (d) the purchase of fractional interest in shares of Southern Union's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Modification of the Trust Guarantees; Assignment

        Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, no trust guarantee may be amended without the prior approval of the holders of not less than 66% in liquidation amount of the related outstanding trust preferred securities. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Southern Union and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

        An event of default under a trust guarantee will occur upon Southern Union's failure to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee.

        If the guarantee trustee fails to enforce the trust guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Southern Union to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced a guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Southern Union has waived any right or remedy to require that any action be brought just against the trust, the guarantee trustee or any other person or entity before proceeding directly against Southern Union.

        Southern Union will be required to provide annually to the guarantee trustee a statement as to the performance by it of certain of its obligations under each of the trust guarantees and as to any default in such performance. Southern Union will be required to file annually with the guarantee trustee an officer's certificate as to its compliance with all conditions under each of the trust guarantees.

Termination

        Each trust guarantee will terminate and be of no further force and effect upon the first to occur of:

  •
  full payment of the redemption price of all related trust preferred securities;

  •
  distribution of the subordinated debt securities to the holders of the related trust preferred securities in exchange for all the related trust preferred securities; or

  •
  full payment of the amounts payable upon liquidation of the related trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

        The trust guarantees will constitute unsecured obligations of Southern Union and will rank:

  •
  subordinate and junior in right of payment to all senior indebtedness of Southern Union in the same manner as the subordinated debt securities (See "Description of the Subordinated Debt Securities—Subordination"); and

  •
  equally with the related subordinated debt securities and any other subordinated debt securities and related trust guarantees now or hereafter issued by Southern Union.

        The terms of the trust preferred securities provide that each holder thereof, by acceptance of the trust preferred securities, agrees to the subordination provisions and other terms of the related trust guarantee.

        The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without first instituting a legal proceeding against any other person or entity. The guarantees will be held for the benefit of the holders of the trust preferred securities. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the related trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities. The guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by Southern Union.

Information Concerning the Guarantee Trustee

        Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the guarantee trustee.

Governing Law

        The trust guarantees will be governed by, and interpreted in accordance with, the laws of the State of New York.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General Summary

        Following issuance of trust preferred securities by a trust, the trust will use the proceeds of such issuance to purchase subordinated debt securities from Southern Union. The subordinated debt securities may be issued in one or more series. Only one series of subordinated debt securities will be issued to a particular trust, or the property trustee of such trust. That trust will hold all of the subordinated debt securities of that series.

        Each series of subordinated debt securities will be issued under the Subordinated Debt Securities Indenture, dated as of May 10, 1995, between Southern Union and JP Morgan Chase Bank, as the subordinated debt securities trustee, as supplemented by a supplemental indenture for such series. The subordinated debt securities indenture, as so supplemented, will be called the "indenture."

        The following is a summary of the material terms and provisions of the subordinated debt securities and the indenture. It summarizes only those portions of the subordinated debt securities and indenture which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the indenture, and not this summary, that defines your rights. There may be other provisions in the indenture which are also important to you. You should read the indenture itself for a full description of its terms. Both the indenture and a form of the supplemental indenture will be made publicly available in a filing we make with the SEC with respect to any offering we make of subordinated debt securities. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the indenture and form of supplemental indenture.

        Each series of subordinated debt securities will be direct, unsecured obligations of Southern Union. The subordinated debt securities will have a junior position to all of Southern Union's senior debt securities.

        The subordinated debt securities are issued to a trust or the property trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated debt securities may be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust preferred securities.

        The prospectus supplement with respect to the issuance of trust preferred securities will include a description of the specific terms of the subordinated debt securities issued to the trust. These terms will include some or all of the following:

  •
  the title and type of the subordinated debt securities;

  •
  the total principal amount and the currency, if other than U.S. dollars, in which such subordinated debt securities are denominated;

  •
  the percentage of the principal amount at which the subordinated debt securities will be issued and any payments due if the maturity is accelerated;

  •
  the date on which the principal will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate and the interest payment dates;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate Southern Union to repurchase or otherwise redeem some or all of the subordinated debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the subordinated debt securities, including provisions for original issue discount securities, if offered;

  •
  restrictions on the declaration of dividends on Southern Union's capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  the rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of the subordinated debt securities of such series;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to such subordinated debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus; and

  •
  any other terms of such subordinated debt securities.

        For a description of the terms of any series of the subordinated debt securities, you should refer to the applicable prospectus supplement.

        The indenture does not limit the aggregate principal amount of subordinated debt securities that Southern Union may issue pursuant to that indenture. The indenture does not contain any provisions that would limit Southern Union's ability to incur debt. The indenture does not contain any provisions that protect the holders of the subordinated debt securities in the event that Southern Union engages in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the subordinated debt securities.

        Under the indenture, Southern Union has the ability to issue debt securities with terms different from any debt securities it has already issued, without the consent of the holders of any previously issued series of subordinated debt securities.

Denominations

        Subordinated debt securities issued to a trust will be issued as registered securities in denominations and integrals thereof, as will be set forth in the applicable prospectus supplement.

Subordination

        The subordinated debt securities will be subordinated and junior in right of payment to the following indebtedness of Southern Union, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Covenants

        Under the subordinated indenture, Southern Union will:

  •
  pay the principal of, and interest and any premium on, the subordinated debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the subordinated debt securities trustee at the end of each fiscal year reviewing its obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        For as long as any trust preferred securities are outstanding of either trust that holds, directly or indirectly through a property trustee of such trust, any subordinated debt securities, Southern Union will:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that certain successors that are permitted under the indenture may succeed to Southern Union's ownership of such common securities;

  •
  cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

  •
  use its reasonable efforts to cause such trust to continue to be classified as a grantor trust for United States federal income tax purposes.

Consolidations, Mergers and Sales

        The subordinated indenture provides that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of their properties and assets on a consolidated basis to any other entity, unless Southern Union is the surviving corporation or:

  •
  such other entity assumes by supplemental indenture all of Southern Union's obligations under the indenture and the subordinated debt securities;

  •
  no default or event of default is existing immediately after the transaction;

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and

  •
  certain other conditions are met.

Liens

        Pursuant to the indenture, Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless:

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the subordinated debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such subordinated debt securities may be junior to any lien on Southern Union's accounts receivable, inventory and related contract rights securing debt under Southern Union's revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

        If Southern Union gives a guarantee that is secured by a lien on any property or assets or restricted securities, or creates a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that Southern Union has created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Election to Defer Payments of Interest

        Southern Union has the right, at any time during the term of subordinated debt securities, to defer payment of interest by extending the interest payment period of the subordinated debt securities for up to 20 consecutive quarters. If Southern Union has given notice of its election to defer payments or interest on subordinated debt securities issued to a trust or a related subordinated debt securities trustee by extending the interest payment period as provided in the indenture, then:

  •
  Southern Union will not, and will cause any subsidiary that is not its wholly-owned subsidiary not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or the capital stock of any such subsidiary; and

  •
  Southern Union will not make any payment of interest, principal or premium, on or repay, repurchase or redeem any subordinated debt securities issued by Southern Union that rank equally with or junior to such subordinated debt securities.

The restriction in paragraph (1) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as the stock on which the dividend is being paid.

Events of Default

        The subordinated indenture provides that any one of the following events is an event of default:

  •
  failure to pay any interest due on any subordinated debt security for 10 days;

  •
  failure to pay the principal of, or any premium on, any subordinated debt security when due, whether at maturity, by acceleration, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture, which continues for 60 days after written notice is given to Southern Union by the subordinated debt securities trustee or the holders of at least 25% of the outstanding subordinated debt securities of that series;

  •
  failure to pay principal of, or premium on, any indebtedness of Southern Union or any of its subsidiaries in excess of 10% of Southern Union's consolidated net worth (the sum of stockholder's equity, preferred stock and minority interests), provided that (i) the indebtedness has already become due and payable at its stated maturity or (ii) the failure results in the acceleration of the maturity of the indebtedness;

  •
  the voluntary or involuntary dissolution, winding-up or termination of the applicable trust, except in connection with the distribution of the related subordinated debt securities to the holders of the common securities and the trust preferred securities in liquidation or redemption of the common securities and trust preferred securities, the redemption of all of the related trust preferred securities or certain mergers, consolidations or amalgamations permitted by the trust agreement;

  •
  certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

  •
  any other event of default listed in the supplemental indenture for a series of subordinated debt securities.

        Southern Union is required to file annually with the subordinated debt securities trustee an officer's certificate as to its compliance with all conditions and covenants under the indenture. The indenture permits the subordinated debt securities trustee to withhold notice to the holders of subordinated debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, such subordinated debt securities if the subordinated debt securities trustee considers it in the interest of the holders of subordinated debt securities to do so.

        If an event of default, other than certain events with respect to Southern Union's bankruptcy, insolvency and reorganization, or the dissolution, winding-up or termination of the applicable trust, occurs and is continuing with respect to the subordinated debt securities, the subordinated debt securities trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the outstanding subordinated debt securities of that series due and payable immediately. If Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, causes an event of default for subordinated debt securities of a particular series, then the principal of all the outstanding subordinated debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the subordinated debt securities trustee or any holder.

        If an event of default with respect to a particular series of subordinated debt securities occurs and is continuing, the subordinated debt securities trustee will be under no obligation to exercise any of its rights or powers under the subordinated debt securities indenture at the request or direction of any of the holders of subordinated debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the subordinated debt securities trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the subordinated debt securities trustee to comply with the holders' request. If they provide this indemnity to the subordinated debt securities trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee under the indenture, or exercising any trust or power given to the subordinated debt securities trustee with respect to the subordinated debt securities of that series. The subordinated debt securities trustee may refuse to follow directions in conflict with law or the indenture that may subject the subordinated debt securities trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of any series of the outstanding subordinated debt securities may, on behalf of the holders of all the subordinated debt securities of such series waive any past default under indenture with respect to such series and its consequences (other than defaults resulting from Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, which may be waived by the holders of not less than a majority in principal amount of all securities outstanding under the indenture), except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on any subordinated debt security of any series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any subordinated debt securities premium has been deposited with the subordinated debt securities trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected by the modification or amendment.

Modification or Waiver

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding subordinated debt securities or any series of subordinated debt securities that is affected by such modification or amendment. The consent of the holder of each outstanding subordinated debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any subordinated debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change Southern Union's obligation to pay additional amounts in respect of any subordinated debt security of such series;

  •
  reduce the amount of principal of a subordinated debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that subordinated debt security;

  •
  adversely affect any right of repayment at the option of the holder of any subordinated debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the subordinated debt security or any redemption date or repayment date for the subordinated debt security;

  •
  reduce the percentage of holders of outstanding subordinated debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding subordinated debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to Southern Union as obligor under the indenture;

  •
  to add to Southern Union's covenants for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add or change any provisions of the subordinated debt securities indenture to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding subordinated debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of subordinated debt securities of any other series;

  •
  secure the subordinated debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; and

  •
  to change the indenture with respect to the authentication and delivery of additional series of subordinated debt securities, in order to cure any ambiguity, defect or inconsistency in the indenture, but only if such action does not adversely affect the interest of holders of subordinated debt securities of any series in any material respect.

        The indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series if subordinated debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the subordinated debt securities trustee, by Southern Union or by the holders of at least 10% in principal amount of the subordinated debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the subordinated debt securities of that series, except for any consent that must be given by the holder of each subordinated debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of subordinated debt securities of that series will be binding on all holders of the subordinated debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the subordinated debt securities of a series outstanding, unless a specified percentage in principal amount of the subordinated debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of subordinated debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding subordinated debt securities affected, or of the holders of such series of subordinated debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding subordinated debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Defeasance and Covenant Defeasance

        Southern Union may elect either (i) to defease and be discharged from any and all obligations with respect to the subordinated debt securities (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the subordinated debt securities trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal, premium, if any, and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the subordinated debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Southern Union must deliver to the subordinated debt securities trustee an opinion of counsel to the effect that the holders of the subordinated debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable prospectus supplement.

        Southern Union may exercise its defeasance option with respect to the subordinated debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Southern Union exercises its defeasance option, payment of the subordinated debt securities of such series may not be accelerated because of an event of default. If Southern Union exercises its covenant defeasance option, payment of the subordinated debt securities of such series may not be accelerated by reference to any covenant from which Southern Union is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Financial Information

        While any of the subordinated debt securities are outstanding, Southern Union will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if Southern Union stops being subject to those sections, and Southern Union will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if its filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after Southern Union would have been required to file such reports and documents if permitted, in each case at Southern Union's cost.

Payment, Registration and Transfer

        Unless Southern Union specifies otherwise in a prospectus supplement, it will pay principal, interest and any premium on the subordinated debt securities, and they may be surrendered for payment or transferred, at the offices of the subordinated debt securities trustee. Southern Union will make payment on registered subordinated debt securities by checks mailed to the persons in whose names the subordinated debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If Southern Union makes subordinated debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        Southern Union will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered subordinated debt securities, without the payment of any service charge except for any tax or governmental charge.

        The subordinated debt securities issued to a trust or the property trustee of such trust will be issued as registered subordinated debt securities. Registered subordinated debt securities will be securities recorded in the securities register kept at the corporate office of the subordinated debt securities trustee for the trust that issued that series of securities. Registered subordinated debt securities will be exchangeable for other registered subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

        In the event of any redemption of subordinated debt securities, Southern Union will not be required to:

  •
  issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if subordinated debt securities of the series are issuable only as registered subordinated debt securities, (b) the day of mailing of the relevant notice of redemption if the subordinated debt securities of the series are also issuable as registered subordinated debt securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the subordinated debt securities are issuable as bearer securities;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  issue, register the transfer of or exchange any subordinated debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

        If the subordinated debt securities are distributed to the holders of the related trust preferred securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such subordinated debt securities are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Description of the Trust Preferred Securities—Book-Entry Only Issuance—The Depositary Trust Company."

Governing Law

        The subordinated debt securities and the indenture will be governed by, and interpreted in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Securities Trustee

        Prior to the occurrence of a default with respect to the indenture and after the curing or waiving of all events of default with respect to the indenture, the subordinated debt securities trustee undertakes to perform only those duties as are specifically set forth in the indenture. In case an event of default has occurred and has not been cured or waived, the trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the subordinated debt securities trustee.

Miscellaneous

        Southern Union will have the right at all times to assign any of its rights or obligations under the Southern Union indenture to one of its direct or indirect wholly-owned subsidiaries. In the event of such an assignment, Southern Union will remain liable for all of its obligations. The indenture otherwise will be binding upon and exist for the benefit of the parties to the subordinated debt securities indenture and their successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless the company issuing the debt securities, trust preferred securities, warrants, common stock, preferred stock, stock purchase contracts, stock purchase units or depositary shares (the "securities") indicates differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary ("DTC"), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised each of the issuing companies that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if DTC notifies the company issuing such securities that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be; the company issuing such securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or an Event of Default under the indenture has occurred and is continuing with respect to such series of securities, the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Southern Union Company for the year ended June 30, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES AND THE GUARANTEES

        Unless stated otherwise in the applicable prospectus supplement, the validity of the securities and the binding nature of the obligations represented by the debt securities, guarantees, units, warrants and contracts offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D.C. Attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than one percent (1%) of the outstanding shares of common stock of Southern Union. Certain United States federal income taxation matters will be passed upon for Southern Union, Southern Union Financing II and Southern Union Financing III by special tax counsel to the Company and the Trusts when appropriate with respect to any particular offering.

PLAN OF DISTRIBUTION OF SOUTHERN UNION COMPANY AND THE TRUSTS

        We may sell the securities described in this prospectus from time to time in one or more transactions:

  (a)
  to purchasers directly;

  (b)
  to underwriters for public offering and sale by them;

  (c)
  through agents;

  (d)
  through dealers; or

  (e)
  through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at:

  (a)
  a fixed price or prices, which may be changed;

  (b)
  market prices prevailing at the time of sale;

  (c)
  prices related to such prevailing market prices; or

  (d)
  negotiated prices.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

        The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or post-effective amendment).

        We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Direct Sales

        We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery of Securities Purchase Contracts

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price by means of delayed delivery of our securities purchase contracts. Such delayed delivery contracts will provide for payment for, and delivery of, the underlying security on future dates.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and we will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  •
  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

General Information

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

PLAN OF DISTRIBUTION OF SELLING STOCKHOLDER

        The Southern Union Company supplemental retirement plan beneficially owns 405,664 shares of common stock, or .005% of the issued and outstanding shares of common stock as of December 31, 2003, which it intends to resell under this prospectus. We will not receive any proceeds from sale by this selling stockholder. The selling stockholder may collectively sell or distribute up to 405,664 shares of common stock, which are all of the shares of common stock beneficially owned by it, from time to time through dealers or brokers or other agents or directly to one or more purchasers in a variety of ways, including:

  •
  transactions, which may involve crosses and block transactions, on the New York Stock Exchange on which the shares of common stock are listed for trading;

  •
  in the over-the-counter market transactions;

  •
  in private transactions or negotiated transactions;

  •
  through short sales, put and call option or other derivative transactions, although neither Southern Union Company nor the selling stockholder concedes that any such transactions would constitute a sale of the shares of Southern Union Company's common stock owned by the selling stockholder for purposes of the Securities Act;

  •
  though brokers or dealers (who may act as agent or principal);

  •
  by pledge to secure debts and other obligations; or

  •
  in a combination of these types of transactions.

        The selling stockholder, or its donee, pledgee, transferee or other successor in interest, may sell its shares of common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

        The selling stockholder may use brokers, dealers or agents to sell its shares of common stock. Any broker, dealer or agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchase or such other persons who may be effecting sales hereunder. Some sales may involve shares in which the selling stockholder has granted security interests and which are being sold because of foreclosure of those security interests. At the time a particular offering of shares of common stock is made and to the extent required, the aggregate number of shares being offered, the terms of the offering, including the names of the broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholder, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be sent forth in an accompanying prospectus supplement.

        The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions in connection with distribution of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and deliver the shares to close out such short positions. The selling stockholder also may enter into options, forward sales or other transactions with broker-dealers or other financial institutions which may require the delivery to such broker-dealer or financial institution of the shares. The broker-dealer or other financial institution may then resell or otherwise transfer such shares pursuant to this prospectus (as may be supplemented or amended to reflect such transaction). The selling stockholder also may loan or pledge the shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares so loaned, or upon a default the broker-dealer or other financial institution may sell the pledged shares pursuant to this prospectus (and any applicable prospectus supplement).

        The selling stockholder may also transfer shares that it owns by gift, and, upon such transfer, the donee would have the same right of sale as the selling stockholder.